EXHIBIT 10.1

Execution Version
Certain information in this document identified by brackets has been omitted from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDED AND RESTATED
WAREHOUSE CREDIT AGREEMENT

dated as of March 25, 2019,
among
LENDINGCLUB WAREHOUSE I LLC

as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO,

CITIBANK, N.A.,
as Administrative Agent
and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Paying Agent and Collateral Trustee

ARTICLE I	DEFINITIONS 1

SECTION 1.01	Definitions 1

SECTION 1.02	Other Definitional Provisions 27

ARTICLE II	THE CREDITS 28

SECTION 2.01	Advances 28

SECTION 2.02	Commitments 30

SECTION 2.03	Mandatory Principal Payments 30

SECTION 2.04	Voluntary Prepayments and Releases 30

SECTION 2.05	Recording Loans 32

SECTION 2.06	Interest; Fees; Monthly Invoices 33

SECTION 2.07	Increased Costs 33

SECTION 2.08	Taxes 34

SECTION 2.09	Costs Related to Advance or Prepayment Failures 36

SECTION 2.10	Designation of Different Lending Office 36

SECTION 2.11	Syndication 37

SECTION 2.12	Illegality; Substituted Interest Rates 37

ARTICLE III	COLLECTIONS, PAYMENTS AND DISTRIBUTIONS 38

SECTION 3.01	Obligor Payments; Netting of Seller and Servicer Purchases; Account Deposits and Transfers 38

SECTION 3.02	Distributions 39

SECTION 3.03	Payments Generally 41

SECTION 3.04	Establishment and Maintenance of Accounts 42

SECTION 3.05	Distribution Reporting; Lender Access to Information 43

ARTICLE IV	REPRESENTATIONS AND WARRANTIES 44

SECTION 4.01	Representations and Warranties of the Borrower 44

SECTION 4.02	No Waiver 51

ARTICLE V	CONDITIONS 51

SECTION 5.01	Conditions to the Initial Advance 51

SECTION 5.02	Conditions to Each Advance and Release 54

SECTION 5.03	Conditions to Amendment and Restatement of the Existing Credit Agreement 55

ARTICLE VI	COVENANTS 56

SECTION 6.01	Affirmative Covenants 56

SECTION 6.02	Negative Covenants 61

SECTION 6.03	Hedging Covenant 63

ARTICLE VII	EVENTS OF DEFAULT 63

i

SECTION 7.01	Events of Default 63

SECTION 7.02	Remedies 65

SECTION 7.03	Securitization Cooperation 65

ARTICLE VIII	AGENTS; SPECIAL LENDER TERMS; LIMITATIONS OF CLAIMS 66

SECTION 8.01	Agents 66

SECTION 8.02	The Collateral Trustee 68

SECTION 8.03	Multiple Roles 69

SECTION 8.04	Acknowledgement and Consent to Bail-In of EEA Financial
Institutions    69

SECTION 8.05	Limitation on Claims Against Conduit Lenders 70

ARTICLE IX	MISCELLANEOUS PROVISIONS 70

SECTION 9.01	Amendments; Supplements; Modifications; Waivers 70

SECTION 9.02	Confidentiality; Publicity 71

SECTION 9.03	Binding on Successors and Assigns 73

SECTION 9.04	Termination; Survival 75

SECTION 9.05	Transaction Documents; Entire Agreement 75

SECTION 9.06	Payment of Costs and Expenses; Indemnification 75

SECTION 9.07	Notices 77

SECTION 9.08	Severability of Provisions 78

SECTION 9.09	Tax Characterization 78

SECTION 9.10	Full Recourse to Borrower 78

SECTION 9.11	Governing Law 78

SECTION 9.12	Submission to Jurisdiction 78

SECTION 9.13	Waiver of Jury Trial 79

SECTION 9.14	Counterparts; Electronic Delivery 79

SECTION 9.15	Nonpetition Covenants 79

ii

SCHEDULES AND EXHIBITS

Schedule I	Conduit Lender; Committed Lender; Commitment; Related Group
Schedule II	Advance Rate and Vintage Loss Percentage Calculations
Schedule III	Data File Fields
Schedule IV	Eligible Receivables Criteria
Schedule V	Excess Concentration Calculation
Schedule VI	Separateness Covenants
Schedule VII	Seller Financial Covenants
Schedule VIII	ERISA
Schedule IX	Permitted Holders
Exhibit A	Form of Advance Notice
Exhibit B	Form of Assignment and Assumption Agreement
Exhibit C	Form of Borrowing Base Certificate
Exhibit D	Credit and Collection Policy Summary
Exhibit E	Form of Financials Compliance Certificate
Exhibit F	Form of Prepayment/Release Notice
Exhibit G	Form of Servicer’s Monthly Settlement Certificate

iii

AMENDED AND RESTATED WAREHOUSE CREDIT AGREEMENT
This AMENDED AND RESTATED WAREHOUSE CREDIT AGREEMENT, dated as of March 25, 2019 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made by and among LENDINGCLUB WAREHOUSE I LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS (as defined in Article I), CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“WTNA”), in its capacity as paying agent (in such capacity, the “Paying Agent”) and collateral trustee (in such capacity, the “Collateral Trustee”).
W I T N E S S E T H:
WHEREAS, the Borrower is a Delaware limited liability company that is a wholly owned subsidiary of LendingClub Corporation (“LendingClub”);
WHEREAS, the parties hereto previously entered into the Warehouse Credit Agreement, dated as of October 10, 2017 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof in accordance with the terms hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower has requested that the Lenders, the Administrative Agent, the Paying Agent and the Collateral Agent amend and restate the Existing Credit Agreement in accordance with the terms of this Agreement;
WHEREAS, LendingClub, in its individual capacity, may from time to time sell or transfer non-revolving unsecured consumer loans to the Borrower;
WHEREAS, LendingClub was appointed as Servicer to service, collect and administer such consumer loans on behalf of the Borrower and its assignees;
WHEREAS, the Lenders may finance a portion of the purchase by the Borrower of such consumer loans pursuant to the terms hereof;
WHEREAS, the Borrower granted to the Collateral Trustee, for the benefit of the Secured Parties (as defined in Article I), a security interest in all consumer loans acquired by the Borrower from LendingClub and all other property of the Borrower; and
WHEREAS, the Administrative Agent, Paying Agent and Collateral Trustee were appointed by the Lenders to administer the facility arising hereunder, make certain payments and distributions hereunder, and to perform such other duties in the manner and pursuant to the terms herein set forth;
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.01     Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble hereto) shall have the meanings specified below:

“Account Bank” means WTNA or any successor financial institution at which the Collection Account is held.
“Account Control Agreement” means the Account Control Agreement, dated as of the Closing Date, among the Borrower, the Collateral Trustee, the Administrative Agent and the Account Bank.
“Activity Date” means a date that is either an Advance Date or a Prepayment/Release Date.
“Administrative Agent” has the meaning set forth in the introduction hereto, or any successors or assigns in such capacity.
“Advance” means each new advance of Loan proceeds to the Borrower pursuant to Section 2.01.
“Advance Date” has the meaning set forth in Section 2.01(b).
“Advance Rate” has the meaning set forth on Schedule II.
“Advance Notice” means a notice by the Borrower of a requested Advance substantially in the form of Exhibit A or such other form as shall be mutually agreed by the Administrative Agent and Borrower.
“Affiliate” of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition, the term “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling”, “controlled by” and “under common control with” have meanings correlative to the foregoing.
“Agents” means the Paying Agent, Administrative Agent, and Collateral Trustee.
“Aggregate Loan Amount” means, at any time, an amount equal to the aggregate outstanding principal dollar amount of all of the Advances by the Lenders hereunder that have been remitted to the Borrower at or prior to such time, minus the amount of principal repayments received and applied by the Lenders hereunder at or prior to such time.
“Amendment Fee” has the meaning assigned to such term in the Fee Letter.
“Amortization Event” means the occurrence of any one of the following events as of any date of determination:
(a)    the Vintage Loss Percentage as of the last day of the most recent Collection Period exceeds [***]%;
(b)    the average Delinquency Ratio for the three most recently ended Collection Periods exceeds [***]%;
(c)    there is a Material Adverse Change; or
(d)    a Regulatory Trigger Event has occurred and is continuing that has an RTE Effect on five or more States or on the United States.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate charged with respect to such Receivable for interest, finance charges or service charges, as determined pursuant to the Federal Truth-in-Lending Act.
“Applicable Advance Percentage” means, at any time, with respect to any Lenders in a Related Group, the ratio of the Commitments of the Committed Lenders in such Related Group at such time to the Facility Limit.
“Assignment and Assumption Agreement” means either (a) an assignment and assumption agreement substantially in the form of Exhibit B, or (b) any assignment documentation that has been approved by the Administrative Agent, which approval shall not be unreasonably withheld.
“AUP Letter” means an agreed-upon procedures letter provided by a nationally recognized accounting firm or other independent provider reasonably selected by the Administrative Agent (and, if no Event of Default has occurred and is continuing, approved by the Borrower), setting forth the results of a compliance engagement conducted within the scope reasonably specified by the Administrative Agent with respect to the Servicer, Borrower, and the Collateral.
“Authorized Officer” means, with respect to any Person, any officer of such Person or of its agent (acting pursuant to a power of attorney) who is authorized to act for such Person and who is identified on the list of Authorized Officers delivered by such Person to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice) on the Closing Date, as such list may be modified or supplemented at any time and from time to time by such Person.
“Availability” means, as of any Advance Date, an amount equal the remainder of (i) the lesser of (A) the Facility Limit and (B) the Borrowing Base, minus (ii) the Aggregate Loan Amount (after giving effect to any principal repayments to be made on such Advance Date but prior to giving effect to any new Advance to be made on such Advance Date).
“Available Funds” means, with respect to any Settlement Date, the sum of the following amounts, without duplication: (i) all Collections on Purchased Receivables received during the preceding Collection Period; (ii) all Seller purchase price payments with respect to repurchases of Purchased Receivables pursuant to the Receivables Purchase Agreement that were either received during the preceding Collection Period or received pursuant to Section 3.01(c) in connection with such Settlement Date (if not subject to netting described in Section 3.01(c)); (iii) any indemnity payments paid by the Seller pursuant to the Receivables Purchase Agreement or by the Servicer pursuant to the Servicing Agreement; (iv) all voluntary and mandatory prepayments by the Borrower, including in connection with any Release or Borrowing Base Deficiency, that have not been distributed to the Lenders prior to any applicable Settlement Date; (v) any payments received under any Hedging Agreement or otherwise with respect to any Hedging Transaction; (vi) all amounts withdrawn from the Reserve Account and deposited into the Collection Account with respect to such Settlement Date pursuant to Section 3.01(d); and (vii) any interest or earnings on and proceeds of the Collection Account.
“Backup Servicer” means First Associates Loan Servicing, LLC, as initial Backup Servicer, or any other Person appointed as Backup Servicer by the Borrower with the prior written consent of the Administrative Agent.
“Backup Servicing Agreement” means, (i) initially, the Amended and Restated Backup Servicing Agreement dated as of the Effective Date among the Backup Servicer, the Servicer, WTNA and the Borrower; and (ii) thereafter, any successor Backup Servicing Agreement; provided, that if a sub-backup servicer is appointed, with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), all references herein to the Backup Servicing Agreement shall also include, unless the context requires otherwise, references to the sub-backup servicing agreement.
“Backup Servicing Fee” means the fees payable to the Backup Servicer pursuant to the Backup Servicing Agreement on each Settlement Date in respect of the immediately preceding Collection Period; provided that such fees shall not apply to any Backup Servicer that is then acting as successor servicer; provided, further, that if a sub-backup servicer is appointed hereunder, with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), all references herein to the Backup Servicing Fee shall also include, as a separate obligation of the Borrower, unless the context requires otherwise, references to the sub-backup servicing fee (which shall be payable hereunder on a pari passu basis with the Backup Servicing Fee of the primary Backup Servicer) (but without duplication if the fee payable to the sub-backup servicer is payable from or forms part of the Backup Servicing Fee pursuant to the Backup Servicing Agreement).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq., and all rules and regulations promulgated thereunder.
“Bankruptcy Receivable” means any Receivable with respect to which all or a portion thereof has been discharged under applicable Debtor Relief Laws or an Insolvency Event has occurred with respect to the applicable Obligor.
“Benchmark Rate” means, (i) with respect to any Conduit Lender, the CP rate (or, at the option of any such Conduit Lender, on and after the date that such Conduit Lender gives written notice to the Agents and the Borrower, LIBOR), and (ii) with respect to any Committed Lender, LIBOR; provided, that solely with respect to any Conduit Lender that is not a Citibank Person, the Benchmark Rate with respect to such Conduit Lender (that is not a Citibank Person) at any time shall not exceed LIBOR at such time.
“Borrower” has the meaning given to it in the introduction hereto, together with its permitted successors and assigns.
“Borrower’s Designated Account” means any bank account in the name of the Seller or any other Person that has been identified in a written notice by the Borrower to the Paying Agent and the Administrative Agent.
“Borrower Organizational Documents” means (i) the Certificate of Formation of the Borrower filed with the Secretary of State of the State of Delaware; and (ii) the Amended and Restated Limited Liability Company Agreement dated on or about October 6, 2017.

“Borrowing Base” means, at any time, an amount equal to the product of (A) the Advance Rate at such time, multiplied by (B) the Net Eligible Pool Balance at such time.
“Borrowing Base Certificate” means the certificate from the Servicer, executed and delivered by the Servicer as servicer for the Borrower, setting forth the calculation of the Borrowing Base,

substantially in the form of Exhibit C, and certifying as to the accuracy of such Borrowing Base calculation and the information set forth in the related Data File attached thereto.
“Borrowing Base Deficiency” means, at any time, the remainder (if positive) of (i) the Aggregate Loan Amount at such time, minus (ii) the Borrowing Base at such time.
“Business Day” means any (i) day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware or New York are, or the fixed income trading market in New York is, authorized or obligated to be closed, and (ii) if the applicable Business Day relates to the determination of LIBOR, a day which is a day described in the foregoing clause (i) and that is also a day open for trading by and between banks in the London interbank eurodollar market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of December 17, 2015 and any lease entered into after December 17, 2015 by such Person that would properly have been accounted for as an operating lease under GAAP as in effect as of December 17, 2015 shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.
“Change of Control” means:
(a)    LendingClub merges or consolidates with any other Person and after giving effect to such merger or consolidation, LendingClub is not the surviving entity, or LendingClub sells all or substantially all of the assets of LendingClub and its Restricted Subsidiaries, taken as a whole, to any other Person;
(b)    the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder), other than the Permitted Holders, of Equity Interests in LendingClub representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in LendingClub;
(c)    LendingClub, or a direct or indirect wholly-owned Domestic Subsidiary of LendingClub, no longer owns or controls 100% of the Equity Interests in the Borrower; or
(d)    the Borrower merges or consolidates with, or sells all or substantially all of its assets to, any other Person.
“Charged-Off Receivable” means a Receivable that (a) is [***] days or more contractually past due, or (b) has been charged-off or discharged under the charge-off policy set forth in and forming part of the Credit and Collection Policy.

“Citibank Person” means Citibank, N.A., each Affiliate of Citibank, N.A., and each commercial paper conduit that is sponsored, managed or supported by Citibank N.A. or by any Affiliate of Citibank, N.A., including, without limitation, each Person that is a Lender hereunder on the Closing Date.
“Closing Date” means October 10, 2017.
“Code” means the Internal Revenue Code of 1986, as amended.

“Cohort” means a group of Receivables that all share the same characteristics with respect to each of the following: (i) the Receivables in such group are all classified as “Prime” or are all classified as “Near Prime”, in either case, under the Seller’s classification system, (ii) the Receivables in such group with respect to “Prime” Receivables all have the same grade (from A through G) assigned by the Seller, or with respect to “Near Prime” Receivables, are all in the same FICO band within the ranges [***], [***] or [***], and (iii) the Receivables in such group all have the same original term.
“Collateral” has the meaning assigned to such term in the Security Agreement.
“Collateral Trustee” has the meaning given to it in the introduction hereto, and its successors and assigns in such capacity.
“Collection Account” has the meaning ascribed to it in Section 3.04(a).
“Collection Agent” means any Person to whom the Servicer delegates servicing and collection activities for any Purchased Receivables pursuant to and subject to the terms and conditions of the Servicing Agreement.
“Collection Period” means each calendar month.
“Collections” means, with respect to any Purchased Receivable, all cash collections and other cash proceeds of such Purchased Receivable received by the Borrower, Servicer, any Collection Agent, or any attorney, sub-servicer, agent or designee of any of them, from or on behalf of the applicable Obligor in payment of any amounts owed in respect of such Purchased Receivable, including all Scheduled Payments (whether received in whole or in part, whether related to a current, future or prior date, and whether paid voluntarily by the applicable Obligor or received by the Borrower, Servicer, any Collection Agent, or any attorney, sub-servicer, agent or designee of any of them through any enforcement action), all payments with respect to fees or other charges, all partial or full prepayments, all applicable Liquidation Proceeds, and any amounts received by the Borrower, Servicer, any Collection Agent, or any attorney, sub-servicer, agent or designee of any of them upon the sale or exchange of such Purchased Receivable.
“Commitment” means, with respect to each Committed Lender, the commitment of such Lender to make Advances hereunder pursuant to the terms and subject to the conditions of this Agreement and the other Transaction Documents, in the amount set forth on Schedule I, as the same may be reduced or increased from time to time pursuant to assignments by or to such Committed Lender pursuant to an Assignment and Assumption Agreement or Section 2.02.
“Commitment Termination Date” means the earliest to occur of (i) October 10, 2020, (ii) the date of the occurrence of any Event of Default pursuant to Section 7.01(a)(x), (iii) the date that the Administrative Agent declares a Commitment Termination Date following the occurrence and continuance of any other Event of Default pursuant to Section 7.02, and (iv) the date the Commitments are reduced to zero pursuant to Section 2.02.
“Committed Lender” means any financial institution identified as such on Schedule I with a Commitment hereunder, and any other financial institution that becomes a Committed Lender in accordance with the terms hereof pursuant to an Assignment and Assumption Agreement, but excluding any such Person that ceases to be a Committed Lender hereunder pursuant to the sale of all of its Loan Amount and Commitment pursuant to one or more Assignment and Assumption Agreements.

“Conduit Lender” means any financial institution identified as such on Schedule I and any other commercial paper conduit that has become a party hereto as a Conduit Lender pursuant to an Assignment and Assumption Agreement, other than any such Person that ceases to be a Conduit Lender hereunder pursuant to the full assignment of its Loan Amount and its rights and interests hereunder pursuant to one or more Assignment and Assumption Agreements.
“Consumer Laws” means federal and State interest and usury laws, the federal Truth-in-Lending Act, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting Act, the federal Fair Debt Collection Practices Act, the Federal Trade Commission Act and all applicable Federal Trade Commission Trade Regulation Rules, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the California Military Reservist Relief Act and any other federal, State or local law relating to credit extensions to servicemembers, State-enacted adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, rules and regulations promulgated by the Consumer Financial Protection Bureau, all other federal, State and local consumer credit laws and other consumer protection laws relating to the conduct of the business of LendingClub or the Borrower, laws requiring the licensing of consumer finance companies and/or lenders, the Uniform Commercial Code as it relates to unsecured loans, State and local laws proscribing unlawful, unfair and/or deceptive acts and practices, federal, State and local laws relating to privacy and/or data security, and any rules, regulations and/or interpretations of the foregoing laws.
“Coupon Rate” means, as of any date, the weighted average interest rate (weighted by Receivable Balance) of Purchased Receivables included in the Net Eligible Pool Balance as of such date.
“Corporate Trust Office” means the corporate trust office of the Paying Agent and the Collateral Trustee, located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890, Attn: Corporate Trust Administration – LendingClub Warehouse I LLC.
“CP Rate” means, with respect to each Conduit Lender, for any day during any Interest Period, without duplication, the per annum rate equivalent to the weighted average of the per annum rates at which all commercial paper notes issued by such Conduit Lender to fund Advances or maintain its Loan were sold, whether specifically issued or allocated in whole or in part by such Conduit Lender to fund or maintain the Advances made by such Conduit Lender during such period, as determined by its funding agent (on behalf of such Conduit Lender), including (x) the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by such Conduit Lender or its funding agent (on behalf of such Conduit Lender), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Conduit Lender’s commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of such commercial paper, and (z) the costs of other borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the funding agent for such Conduit Lender shall, for such component, use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
“Credit and Collection Policy” means (i) the credit policy used by the Seller and the collection policy (including the charge-off policy) used by the Servicer as set forth as Exhibit D, and (ii) any of the “Credit Criteria” as set forth in, and as defined pursuant to, any Addendum to the Receivables Purchase Agreement, in the case of any of the foregoing, as such credit policy, collection policy, or applicable Credit Criteria may be modified from time to time pursuant to Section 6.02(f).
“Custodian” means either (i) LendingClub, in its capacity as Custodian pursuant to the Servicing Agreement, or (ii) any successor Custodian selected by the Borrower with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided, that any such consent by the Administrative Agent shall be subject to (A) such successor Custodian becoming party to a collateral control agreement in form and substance acceptable to the Administrative Agent in its sole discretion; (B) the transfer (at the sole cost of the Borrower) of all Receivables Documents for all Purchased Receivables and any related Receivables Records then held by the Custodian that is resigning or being terminated from such Custodian to the successor Custodian; and (C) receipt by the Agents and Lenders of a legal opinion from counsel to the Borrower reasonably acceptable to the Administrative Agent with respect to “control” of the sole authoritative copy of all promissory notes and other applicable Receivables Documents with respect to all Purchased Receivables by the Collateral Trustee, for the benefit of the Secured Parties, pursuant to any collateral control agreement with the successor Custodian.
“Data File” means an electronic file, in a computer readable format reasonably satisfactory to the Administrative Agent containing the loan-level detail, information and data fields listed on Schedule III and such other information as is reasonably required by the Administrative Agent with respect to the Purchased Receivables, which Data File shall separately list and identify (as of the date of such Data File) the Eligible Receivables, Excluded Receivables and other Purchased Receivables (that are not Eligible Receivables); provided, that Receivables that are or have been subject to Release or that have been purchased by Seller or any other Person shall not be included as Purchased Receivables and shall only be listed in any Data File delivered in connection with such Release to identify such Receivables in connection with any such Release or sale.
“DBD Trigger Event” has the meaning given to it in the Servicing Agreement.
“DBRS” means DBRS, Inc. and any successor to its rating agency business.
“Debtor Relief Law” means any law governing Persons or property with respect to liquidation, conservatorship, bankruptcy, insolvency, moratorium, rearrangement, receivership, reorganization, readjustment of indebtedness, or similar debtor relief laws, any laws affecting the rights of creditors generally of any jurisdiction, and any law permitting a debtor to obtain a stay or compromise of the claims of creditors against it, in any such case, whether arising under foreign law, US federal law (including the Bankruptcy Code), any State or local law, or any other applicable Requirements of Law.
“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
“Default Margin” has the meaning assigned to such term in the Fee Letter.
“Default Margin Period” means any period during which an Event of Default has occurred and is continuing.
“Defaulting Lender” shall have the meaning set forth in any amendment hereto executed pursuant to Section 2.11 hereof.
“Delinquency Ratio” means, as of the close of business on the last day of any Collection Period, the ratio of (a) the aggregate Receivable Balance of all Managed Pool Receivables that are Delinquent Receivables on such date over (b) the Managed Pool Balance on such date.
“Delinquent Receivable” means any Receivable (a) that is not a Charged-Off Receivable or a Bankruptcy Receivable, and (b) with respect to which all or any portion of a scheduled payment remains unpaid for more than fifteen (15) days past its scheduled due date.

“Designated Business Days” means (a) prior to a DBD Trigger Event, four (4) Business Days, (b) on and after a DBD Trigger Event, two (2) Business Days and (c) on and after Reverse DBD Trigger Event until a subsequent DBD Trigger Event, four (4) Business Days.
“Disqualified Institution” means, on any date, any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) (which shall promptly make such information available to the Lenders in accordance with its customary practice) at least three (3) Business Days before such date; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.
“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173).
“Dollar” or “$” means lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary of LendingClub that is a United States person within the meaning of Section 7701(a)(30) of the Code.
“Drawn Margin” has the meaning set forth in the Fee Letter.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning set forth in Section 5.03.
“Electronic Receivables Laws” means, as applicable, the Electronic Signatures in Global and National Commerce Act (E-Sign Act), Uniform Electronic Transactions Act (UETA), and any other applicable Requirements of Law governing (i) electronic execution of documents and instruments; and/or (ii) the transfer, assignment or pledge of electronic promissory notes and instruments.
“Eligible Assignee” means, with respect to any Lender, (i) any other Lender; (ii) any Affiliate of any Lender that is a financial institution and is majority-owned by such Lender or by any corporation controlling such Lender, (iii) any liquidity provider to or sponsor of any Conduit Lender or financial institution otherwise providing the commitment in the event a Conduit Lender chooses not to fund; and (iv) any ABCP conduit sponsored, administered or supported by any Lender or any Affiliate of any Lender; provided that no Disqualified Institution shall be an Eligible Assignee.
“Eligible Pool Balance” means, at any time, the sum of the Receivable Balances of all Purchased Receivables that are Eligible Receivables at such time (other than Excluded Receivables), and expressly excluding any Charged-Off Receivables, Bankruptcy Receivables, Delinquent Receivables and other Purchased Receivables that are not Eligible Receivables at such time.
“Eligible Receivable” has the meaning set forth on Schedule IV.
“Enforcement Action” means any action under applicable law to: (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, and notification to depositary banks under deposit account control agreements); (b) solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral; (c) receive a transfer of Collateral in satisfaction of Obligations; or (d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Transaction Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral).
“Equity Interests” means, with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in such Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Equity Interests shall not include (a) Trust Certificates, or (b) any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash until any such conversion or exchange.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with the Borrower or a Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan, as to which notice has not been waived under applicable PBGC regulations; (b) the termination of any Pension Plan under Section 4041(c) of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (d) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; or a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (e) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (f) the complete or partial withdrawal of any Borrower, Subsidiary or ERISA Affiliate from a Multiemployer Plan which results in the imposition of Withdrawal Liability; (g) the insolvency under Title IV of ERISA of any Multiemployer Plan; (h) a determination that any Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; or (i) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the cessation of operations by the Borrower or any ERISA Affiliate that would be treated as a withdrawal from a Pension Plan under Section 4062(d) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 7.01 of this Agreement.
“Exception” has the meaning assigned to such term is Section 2.01(g) of this Agreement.
“Excess Concentration Amount” has the meaning set forth on Schedule V.
“Excess Spread” means, as of any date, the Coupon Rate less the sum of (i) [***]% and (ii) the Interest Rate as of the preceding Settlement Date; provided, that if there are different Benchmark Rates being used by different Lenders at such time, references to the Interest Rate shall mean the weighted average Interest Rate (weighted by Loan Amount of each such Lender).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Receivable” means a Purchased Receivable that the Servicer selects, in its sole discretion, to classify as an “Excluded Receivable”, as long as, at the time of the initial classification, such Purchased Receivable is not a Delinquent Receivable, Bankruptcy Receivable or Charged-Off Receivable; provided, if the Servicer chooses to change the classification of any Eligible Receivable that had been classified as an “Excluded Receivable” at any time to no longer being classified as an “Excluded Receivable”, such Eligible Receivable shall be treated as a newly acquired Purchased Receivable on such date.
“Excluded Taxes” means with respect to any Lender, Participant or any other recipient of any payment to be made by or on account of any Loan hereunder, (i) Taxes imposed on or measured by its net income (however denominated), branch profits Taxes, and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof), in each case (A) as a result of a present or future connection between any such Lender, Participant or any recipient of any payment to be made by or on account of any Loan and such jurisdiction or political subdivision or Governmental Authority thereof (other than connections arising from such Lender, Participant or other recipient having executed, delivered, become a party to, performed its obligations under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document), or (B) as a result of such Lender, Participant or any recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (ii) U.S. federal withholding Taxes imposed on amounts payable to or for the account of any Lender, Participant or other recipient with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or the date on which such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.08, amounts with respect to such Taxes were payable either to such Lender’s, Participant’s or other recipient’s assignor immediately before such Lender, Participant or other recipient became a party hereto or to such Lender immediately before it changed its lending office; (iii) Taxes attributable to such Lender, Participant or other recipient’s failure to comply with Section 2.08(d); and (iv) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to it in the Recitals hereto.
“Facility” means the lending facility established pursuant to this Agreement and the other Transaction Documents.

“Facility Limit” means the sum of the Commitments of all of the Committed Lenders hereunder, which on the Closing Date was two hundred fifty million dollars ($250,000,000.00).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable intergovernmental agreement entered into thereunder (and any foreign legislation implemented to give effect to such intergovernmental agreements) and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Fee Letter” means that amended and restated letter dated as of March 25, 2019, made by the Administrative Agent, and accepted by the Borrower.
“Final Maturity Date” means the earlier to occur of (a) the third anniversary hereof (on the same calendar day), or if such day is not a Business Day, the next Business Day, and (b) the day on which the Loans have been declared or otherwise become due and payable following the occurrence and continuance of an Event of Default pursuant to Section 7.02.
“Financials Compliance Certificate” means the compliance certificate substantially in the form of Exhibit E or such other form as shall be mutually agreed by the Administrative Agent and Borrower.
“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.
“GAAP” means U.S. generally accepted accounting principles occasioned by the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) from time to time.
“GLB Act” has the meaning given to such term in the Receivables Purchase Agreement.
“Governmental Authority” means any foreign or the United States government, any state, local or other political subdivision thereof, and any Person exercising executive, legislative, judicial, quasi-judicial, regulatory, or administrative functions thereof or pertaining thereto, including without limitation, any U.S. bank regulatory agency, any foreign bank regulatory agency, any court, any central bank, any regulator and any other governmental authority.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include (a) loan repurchase obligations or (b) endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder).

“Hedge Counterparty” means any entity that has entered into a Hedging Agreement with the Borrower.
“Hedge Trigger Event” means any date on which (i) the Aggregate Loan Amount is greater than zero, and (ii) the average Excess Spread for the three most recently ended Collection Periods is less than [***]%.
“Hedging Agreement” means an agreement (whether or not in writing) that governs or gives rise to a Hedging Transaction.
“Hedging Transaction” means an interest rate cap, interest rate swap, or other hedging transaction.
“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business, deferred employee compensation arrangements in the ordinary course of business and earn-out obligations), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Liabilities” has the meaning given to it in Section 9.06(b).
“Indemnified Parties” has the meaning given to it in Section 9.06(b).
“Indemnified Taxes” has the meaning given to it in Section 2.08(a).

“Independent” means, with respect to any special member, manager or director of the Borrower, a natural person who: (i) for the five-year period prior to his or her appointment as Independent special member, Independent manager or Independent director of the Borrower has not been, and during the continuation of his or her service thereas is not (other than in his or her role as Independent special member, Independent manager or Independent director of the Borrower): (A) an employee, director, stockholder, member, manager, partner or officer of LendingClub or any of its Subsidiaries; (B) a customer or supplier (other than in connection with serving as Independent special member, Independent manager or Independent director of the Borrower) of LendingClub or any of its Subsidiaries; or (C) any member of the immediate family of a person described in the foregoing clause (A) or (B); and (ii) has (A) prior experience as an independent director or independent manager for a corporation or limited liability company whose charter or organizational documents required the unanimous consent of all directors or managers (including the independent director or independent manager), as the case may be, before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or State law relating to bankruptcy; and (B) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services (including providing independent managers or directors) to issuers of securitization or structured finance instruments, agreements or securities.
“Information” means, with respect to the Borrower as a disclosing party and any Agent or Lender as a recipient, all information provided by the Borrower, LendingClub or any of its Subsidiaries or their respective advisers or representatives to any such recipient relating to the Borrower, LendingClub or any of its Subsidiaries or any of their respective businesses and expressly excluding any such information that is public, independently developed (without breach of Section 9.02), or made available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, LendingClub or any of their respective Subsidiaries or their respective advisers or representatives.
“Information Security Program” has the meaning given to it in the Receivables Purchase Agreement.
“Insolvency Event” means, with respect to a specified Person, (a) such specified Person shall (i) commence or file a petition to commence any Insolvency Proceeding with respect to itself or any substantial part of its properties, or (ii) make a general assignment for the benefit of its creditors, or (b) a court of competent jurisdiction shall (i) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator for such specified Person or the whole or any substantial part of the properties of such specified Person, (ii) approve a petition filed against such specified Person in connection with any Insolvency Proceeding, or (iii) under the provisions of any applicable Debtor Relief Law or other applicable law, assume custody or control of such specified Person or of the whole or any substantial part of the properties of such specified Person, or (c) there is commenced against such specified Person any Insolvency Proceeding that (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) with respect to which such specified Person takes any action to approve of or consent to such involuntary proceeding or action.
“Insolvency Proceeding” shall mean, with respect to any Person, any of the following: (i) any bankruptcy, reorganization, arrangement, or insolvency proceeding or other case or proceeding commenced by or against any Person under any applicable Debtor Relief Law; (ii) any proceeding seeking the appointment of any trustee, receiver, interim receiver, liquidator, custodian, monitor or other insolvency official with similar powers with respect to such Person or any of its assets; (iii) any proceeding for liquidation, dissolution or other winding up of the business of such Person; or (iv) any receivership, assignment for the benefit of creditors, arrangement, composition or extension, or any marshalling of assets of such Person.

“Interest Period” means, (i) for the November 2018 Settlement Date, the period from and including October 10, 2018 to and including October 31, 2018; and (ii) with respect to each subsequent Settlement Date, the calendar month immediately prior to the calendar month during which the Settlement Date occurs.
“Interest Period Invoice Amount” means, with respect to each Lender for any Interest Period, an amount equal to the sum of (i) the amount of interest accrued hereunder on such Lender’s Loan during such Interest Period, plus (ii) the amount of Unused Fee (if any) accrued hereunder on such Lender’s Loan during such Interest Period; provided that if on any Settlement Date, all or any portion of the Interest Period Invoice Amount (as set forth on the applicable Monthly Invoice delivered for such Settlement Date) that is payable on such Settlement Date is not fully paid on such Settlement Date pursuant to Section 3.02(a) (as a result of insufficient Available Funds for the applicable distribution priority or otherwise) (the unpaid portion of such Interest Period Invoice Amount as of the close of such Settlement Date being the “Unpaid Interest Period Invoice Amount”), then such Unpaid Interest Period Invoice Amount shall accrue interest thereon at the applicable Interest Rate from the Settlement Date on which it was first due through the date that it is paid in full hereunder and, if not fully paid prior to any subsequent Settlement Date, shall be added to (and become part of) the “Interest Period Invoice Amount” for such subsequent Settlement Date until fully paid.
“Interest Rate” means the sum of (i) the Benchmark Rate, plus (ii) the Drawn Margin, plus (iii) during any Step-Up Margin Period, the Step-Up Margin, plus (iv) during any Default Margin Period, the Default Margin.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Invoice Delivery Date” means the first (1st) Business Day of each calendar month.
“IRS” means the United States Internal Revenue Service.
“Kroll” means Kroll Bond Rating Agency, Inc. and any successor to its rating agency business.
“LC Group Member” means LendingClub (or, if LendingClub ceases to be a public company, its ultimate parent) and its Subsidiaries
“Lender” means each Conduit Lender and each Committed Lender.
“LendingClub” has the meaning assigned to it in the Recitals hereto.
“LIBOR” means the average daily three-month London interbank offered rate for deposits in United States dollars that appears on the Reuters Screen on the applicable display page that quotes three-month LIBOR as of 11:00 a.m., London time, on that date, with a floor of 0.0%; provided, that (i) if LIBOR does not appear on such Reuters Screen, then any comparable method of determining LIBOR selected by the Administrative Agent, and (ii) if the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) is permanently discontinued, then a comparable successor benchmark rate approved by the Administrative Agent in consultation with the Borrower (provided that such successor benchmark rate shall be applied in a manner consistent with market practice, shall be the rate the Administrative Agent has selected for credit facilities comparable to the facility provided hereunder and the Administrative Agent shall consult with the Borrower prior to its application hereto).
“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.
“Liquidation Proceeds” means, for any Collection Period and any Charged-Off Receivable, any amount (which shall not be less than zero) received (whether by the Servicer, Borrower, any Collection Agent, or any subagent or designee of any of them) in connection with such Charged-Off Receivable, including any recoveries, payments or other proceeds thereon, net of any (i) reasonable out-of-pocket expenses (exclusive of overhead but inclusive of any fees paid to the applicable Collection Agent or any subagent or designee of the Servicer, Borrower or such Collection Agent) incurred by the Servicer or the Borrower and (ii) the liquidation proceeds fee specified in the Servicing Agreement with respect to the collection and enforcement of such Charged-Off Receivable, each to the extent not previously reimbursed to the Servicer.
“Liquidity” has the meaning assigned to it in Schedule VII.
“Loan” means, with respect to each Lender, the outstanding loan (with a principal balance at any time equal to the applicable Loan Amount of such Lender) owing by the Borrower to such Lender pursuant to the terms hereof.
“Loan Amount” means, with respect to any Lender at any time, an amount equal to (a) the aggregate principal amount funded by such Lender of Advances made to Borrower hereunder at or prior to such time, plus (b) any Loan Amount of any other Lender assumed by such Lender as assignee pursuant to an Assignment and Assumption Agreement at or prior to such time, minus (c) the amount of principal repayments received and applied by such Lender hereunder at or prior to such time, minus (d) any portion of such Lender’s Loan Amount assigned by such Lender as assignor pursuant to an Assignment and Assumption Agreement at or prior to such time.
“LSTA Modified Terms” has the meaning given to it in Section 2.11.
“Majority Lenders” means Lenders for which the sum of the Loan Amounts of such Lenders is greater than 50% of the Aggregate Loan Amount. The Loan Amounts of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.
“Managed Pool Balance” means, at any time, the aggregate Receivable Balances of all Managed Pool Receivables at such time.
“Managed Pool Receivable” means any Receivable, including, without limitation, each Purchased Receivable (whether or not it is an Excluded Receivable), that is owned, managed or serviced by LendingClub and that is a Prime Loan or Near Prime Loan (or fits an alternative designation reasonably approved by the Administrative Agent).
“Material Adverse Change” means any event, matter, condition, circumstance, change or effect that (a) materially and adversely affects the business, assets, financial condition, or results of operations of LendingClub and its Subsidiaries, taken as a whole, or the Borrower, (b) materially impairs the ability of LendingClub or the Borrower to perform or observe its respective obligations under any Transaction Document to which it is a party (including the ability of LendingClub, as Servicer, to collect the Purchased Receivables on a timely basis); (c) materially and adversely affects or impairs the rights, powers, remedies or interests of the Collateral Trustee, any other Agent or any Lender under any Transaction Document; (d) materially adversely affects the validity or enforceability of any material portion of the Purchased Receivables by the holder thereof in accordance with their terms, or the salability (relative to similar consumer loans) or collectability of a material portion of the Purchased Receivables; or (e) materially adversely affects the validity, attachment, perfection, priority or enforcement of any Liens granted in favor of the Collateral Trustee or the ability of the Collateral Trustee to exercise remedies or otherwise realize the benefits of the security afforded under the Transaction Documents.
“Monthly Invoice” has the meaning set forth in Section 2.06(e).
“Material Indebtedness” means either (i) any Indebtedness under the MS Credit Agreement; and (ii) any Indebtedness of LendingClub or any Subsidiary in a principal amount exceeding $35,000,000; provided, that the “principal amount” of any swap agreement at any time shall equal the maximum aggregate amount (giving effect to any netting agreements) that LendingClub or any such Subsidiary would owe if such swap agreement were terminated at such time.
“MS Credit Agreement” means the Credit and Guaranty Agreement, dated as of December 17, 2015, among LendingClub, the guarantors party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as the administrative agent and collateral agent, Goldman Sachs Bank, USA, as syndication agent, and Credit Suisse AG and Silicon Valley Bank, as documentation agents, as amended from time to time and any replacement facility or facility that refinances such facility.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or could be an obligation to contribute of) the Borrower or a Subsidiary or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, a Subsidiary or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.
“Near Prime Loan” is a Receivable classified by the Originator and Seller at origination as a “Near Prime Loan” in accordance with the Originator’s Underwriting Policy and the Credit and Collection Policy and that satisfies the “Credit Criteria” for such “Receivables Product” as each of the foregoing terms is defined in the Receivables Purchase Agreement.
“Net Eligible Pool Balance” means, as of any date of determination, the remainder of (a) the Eligible Pool Balance at such time, minus (b) the Excess Concentration Amount at such time.
“Obligations” means all obligations of the Borrower to pay the Aggregate Loan Amount, all accrued but unpaid interest thereon (including interest that accrues after the commencement of any action under the Bankruptcy Code), and all breakage costs, fees, indemnities, liabilities, expenses, costs or other sums (including attorney fees and disbursements), and other obligations for monetary amounts owing by the Borrower to any Secured Party, in each case, whether now owed or hereafter arising.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments under the Receivable, including the maker of any promissory note and any borrower, co-borrower, obligor, co-obligor, or guarantor thereof.
“Obligor Information” has the meaning given to it in the Receivables Purchase Agreement.
“Originator” means WebBank, an FDIC-insured Utah-chartered industrial bank, or such other originating bank selected by the Seller and approved in writing by the Administrative Agent, which approval shall not be unreasonably withheld; provided, that if the Seller is acquiring Receivables from more than one originating bank, all references in this Agreement and any other Transaction Document to “the Originator” shall be deemed to be a separate reference to each such originating bank; provided, further, that approval of any proposed new originating bank (including, without limitation, any such proposed originating bank that is a state-chartered bank that is not FDIC-insured), may be conditioned on such representations, legal opinions and other terms and conditions as may be required by the Administrative Agent or any rating agency rating the commercial paper of any Conduit Lender.
“Originator Loan Program” means the program by which the Originator extends consumer loans to Obligors.
“Originator Program Documents” means the agreements between the Originator and the Seller pursuant to which the Seller purchases Receivables from the Originator and agrees to market the Originator’s consumer loan program, as the foregoing may be modified pursuant to Section 6.02(f).
“Participant” has the meaning assigned thereto in Section 9.03(f).
“Participant Register” has the meaning assigned thereto in Section 9.03(f).
“Paying Agent” has the meaning assigned thereto in the introduction hereto.
“Payment in Full” has the meaning assigned thereto in Section 3.04(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or to which the Borrower, a Subsidiary or an ERISA Affiliate has or could have an obligation to contribute, and each such plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA for the five-year period immediately following the latest date on which the Borrower, a Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.
“Permitted Holders” means those Persons listed on Schedule IX.
“Permitted Investments” means any of the following types of investments:

(i)
obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than 30 days from the date of acquisition of such investment;

(ii)
bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 30 days from the date of acquisition of such investment) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which meet or exceed the Short Term Rating Requirement;

(iii)
repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above;

(iv)
commercial paper rated (1) not less than “A-1” by Standard & Poor’s or “P-1” by Moody’s and (2) at least “A-1” by Standard & Poor’s (if the rating in clause (1) is by Moody’s), “P-1” by Moody’s (if the rating in clause (1) is by Standard & Poor’s), “F1” by Fitch, “R-1M” or “R-1L” by DBRS or “K1” by Kroll;

(v)
money market funds registered under the Investment Company Act having a rating, at the time of the acquisition of such investment, of (1) not less than “Aaa” by Moody’s or “AAA” by Standard & Poor’s and (2) not less than “Aaa” by Moody’s (if the rating in clause (1) is by Standard & Poor’s), “AAA” by Standard & Poor’s (if the rating in clause (1) is by Moody’s), “AAA” by Fitch, “AAA” by DBRS or “AAA” by Kroll;

(vii)
demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any State (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall meet or exceed the Short Term Rating Requirement; and

(viii)	any other investments approved in writing by the Administrative Agent.

“Permitted Liens” means (i) Liens in favor of the Collateral Trustee, for the benefit of the Secured Parties, created pursuant to any Transaction Document, (ii) Security Interests in favor of the Borrower (including, without limitation, as purchaser from Seller) created pursuant to any Transaction Document, (iii) inchoate Liens for taxes not yet due, and (iv) other than with respect to any Purchased Assets or other Collateral (for which this clause (iv) shall not apply), tax liens arising by operation of law for taxes the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the books of such taxpayer with respect thereto in accordance with (and as required by) GAAP, and (v) solely with respect to Receivables that are no longer Purchased Receivables, precautionary and “backup” Liens in such Receivables in favor of purchasers of such Receivables.
“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Borrower, a Subsidiary or any ERISA Affiliate or to which the Borrower, a Subsidiary or an ERISA Affiliate has or could have an obligation to contribute, and each such plan for the five-year period immediately following the latest date on which the Borrower, a Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan. For avoidance of doubt, the term “Plan” shall include any “Pension Plan”.
“Plan Asset Regulation” means the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, or any successor regulation thereto, as in effect at the time of reference, as modified by Section 3(42) of ERISA.
“Plan Assets” means “plan assets” as defined in the Plan Asset Regulation.
“Prepayment/Release Date” means the date of any requested voluntary prepayment or Release pursuant to Section 2.04(a).
“Prepayment/Release Notice” has the meaning set forth in Section 2.04(a).
“Prime Loan” means a Receivable classified by the Originator and the Seller at origination as a “Prime Loan” in accordance with the Originator’s Underwriting Policy and the Credit and Collection

Policy, that has been assigned a LendingClub loan grade in accordance with the foregoing, and that satisfies the “Credit Criteria” for such “Receivables Product” as each of the foregoing terms is defined in the Receivables Purchase Agreement.
“Prime Rate” means, for any date of determination, the highest rate of interest (or if a range is given, the highest prime rate) published in The Wall Street Journal on such date as constituting the “prime rate” or “base rate” in such publication’s table of Money Rates or, if The Wall Street Journal is not published on such date, then in The Wall Street Journal most recently published or a comparable publication that publishes comparable rates.
“Priority of Payments” has the meaning given to such term in Section 3.02(a).
“Privacy Requirements” has the meaning given to such term in the Receivables Purchase Agreement.
“Pro Rata Share” means, at any time with respect to any Lender, the ratio of such Lender’s Loan Amount to the Aggregate Loan Amount.
“Purchase Date” means, with respect to any Purchased Receivable, the date on which such Receivable is sold or otherwise transferred or contributed by the Seller to the Borrower pursuant to the Receivables Purchase Agreement.
“Purchased Assets” means, with respect to each Purchased Receivable, (i) such Purchased Receivable, (ii) the related Receivable Document Package and all other Receivable Records (as defined in the Receivables Purchase Agreement) with respect to such Purchased Receivable, (iii) all related rights and benefits of the “lender” under such Receivable Documents, (iv) all Servicing Rights (as defined in the Servicing Agreement) with respect to such Purchased Receivable, (v) all Collections thereof, and (vi) all proceeds of any of the foregoing.
“Purchased Receivable” means each Receivable sold, contributed or otherwise transferred to the Borrower by the Seller pursuant to the Receivables Purchase Agreement; provided, that upon any Release thereof or purchase by the Seller or any other Person, such Receivable shall cease to be a Purchased Receivable.
“Qualified Hedge Counterparty” means any Hedge Counterparty that is a Lender, an Affiliate of a Lender or any other Person that is an interest rate swap dealer selected by the Borrower and reasonably satisfactory to the Administrative Agent.
“Qualified Hedging Agreement” means each agreement between the Borrower and a Qualified Hedge Counterparty that (i) is in writing, (ii) governs one or more Hedging Transactions, (iii) contains commercially reasonable terms and is in the form and substance reasonably acceptable to the Administrative Agent, (iv) contains an express acknowledgement of and consent to the assignment by the Borrower of all of its rights (but not its obligations) thereunder to the Collateral Trustee; (v) requires all payments due to the Borrower thereunder by the Qualified Hedge Counterparty to be remitted exclusively to the Collection Account; and (vi) contains an express prohibition on any amendment or modification thereof without the express written consent of the Administrative Agent.
“Qualified Hedging Transaction” means either (a) a Hedging Transaction that is an interest rate cap, that arises under a Qualified Hedging Agreement, and for which the Borrower has made all required payments paid or payable to the Qualified Hedge Counterparty thereunder to purchase such Hedging Transaction, or (b) a Hedging Transaction other than an interest rate cap that (i) has been approved by the Administrative Agent in its sole discretion, and (ii) has been entered into pursuant to a Qualified Hedging Agreement.

“Receivable” means an unsecured consumer loan originally made by the Originator and acquired by the Seller pursuant to the Originator Program Documents, which includes all right, title and interest with respect to such loan as a holder of both the beneficial and legal title to such loan, including without limitation (a) the related Receivable Document Package and all other loan documents, files and records of the lender and its servicing agent for such loan, (b) all proceeds from such loan (including without limitation any monthly payments, any prepayments, all unpaid periodic interest and finance charges due or which may become due with respect thereto, all fees (including without limitation late payment fees) applicable to such loan, and all other fees, charges and other amounts that have been or may be assessed against the Obligor or otherwise may be due and payable thereunder), (c) all other rights, interests, benefits, proceeds, remedies and claims arising from or relating to such loan, and (d) all proceeds of the foregoing.
“Receivable Balance” of a Receivable, as of any date of determination, means the outstanding principal balance of such Receivable as of such date.
“Receivable Document Package” means, with respect to any Receivable, all Receivable Documents and all physical or electronic records created in connection with the origination, funding, acquisition and ownership of such Receivable.
“Receivable Documents” means with respect to any Receivable, (i) the “truth in lending” disclosure; (ii) the Obligor credit profile authorization; (iii) the Obligor bank account verification, if any; (iv) the applicable privacy notice; (v) the loan agreement, membership agreement or other agreement governing the terms thereof; (vi) the terms of use; (vii) any promissory note (including any non-negotiable promissory note) and/or other instrument, document or agreement evidencing or giving rise to such Receivable; and (viii) any other notes, instruments, documents or writings executed or to be executed (including electronic execution) by the applicable Obligor in connection therewith, provided to or by the applicable Obligor in connection therewith, or otherwise arising in connection with any of the foregoing. For avoidance of doubt, the parties hereto understand that Receivable Documents are in electronic form and shall be provided in electronic form when required to be provided under the Transaction Documents.
“Receivables Purchase Agreement” means that certain Master Receivables Purchase Agreement, dated as of October 6, 2017, between the Seller and the Borrower.
“Register” has the meaning assigned to such term in Section 2.05(b).
“Regulatory Requirement” means (a) any introduction, adoption, or change after the Closing Date in, or in the application, effectiveness, interpretation, reinterpretation or phase-in of, any law, rule, regulation, directive, guideline, accounting rule, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affecting any Lender or Related Person, (b) compliance by any Lender or Related Person (or its applicable lending office) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date, or (c) whether or not the following are in effect on or prior to the Closing Date, compliance by any Lender or Related Person after the Closing Date with: (i) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof, (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel II or Basel III, (iii) the FAS 166/167 Capital Guidelines titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies, or (iv) compliance by any Lender or Related Person with any existing or future guidance, interpretations or directives from any Government Authority with respect to any of the foregoing

(whether or not having the force of law), or any rules or regulations promulgated by any Governmental Authority in connection therewith.
“Regulatory Trigger Event” means (a) any change in law or regulations after the Closing Date, or (b) the commencement of or adverse development, after the Closing Date, in any formal inquiry, investigation, regulatory action, or legal action or proceeding by any applicable Governmental Authority (other than a routine inquiry, made via a form letter or otherwise, that does not contain any specific allegations or violations, including, without limitation, in connection with the routine transmittal of a consumer complaint, and notice regarding or commencement of any routine examination or similar supervisory activity directed to or involving the Borrower or any other LC Group Member by any Governmental Authority, including, but not limited to, correspondence or communications in connection therewith) that, in the case of any of the foregoing clauses (a) and (b): (i) challenges the authority of the Borrower, the Seller, the Servicer or any of their respective Subsidiaries, or any counterparty to any contract with any of the foregoing, to originate, hold, own, service, collect, pledge or enforce Receivables or to perform their obligations under any Transaction Document, (ii) alleges actionable non-compliance by the Borrower, the Seller, the Servicer or any of their respective Subsidiaries or any counterparties to contracts with any of the foregoing, with any applicable Requirements of Law related to originating, holding, collecting, pledging, servicing or enforcing Receivables, (iii) is related to Receivables generally or the LendingClub platform in a materially adverse manner, or (iv) is related to the on-line consumer lending industry generally, or any member of the on-line consumer lending industry (including, but not limited to, the operation of the business of the Borrower, the Seller, the Servicer or any other LC Group Member) if the Administrative Agent notifies the Borrower by written notice that the Administrative Agent has determined, in its reasonable discretion, that such change in law or regulations or commencement of or adverse development in such inquiry, investigation, regulatory action, or legal action or proceeding could have a material adverse effect on such industry as a whole, specifically including the Seller as part of such industry to the extent there is no material variation in business practices as between the Seller and other members of such industry; provided, that none of the foregoing shall constitute a “Regulatory Trigger Event” if all of the following apply: (A) it does not directly involve the Seller, Servicer, Borrower or any Purchased Receivables, (B) it involves methods, practices, actions, inactions, conditions, events and/or circumstances that are readily distinguishable in all material substantive respects from the methods, practices, actions, inactions, conditions, events and circumstances applicable to the Seller, the Servicer, the Borrower and the Purchased Receivables, and (C) it could not be reasonably likely to result in a Material Adverse Change; and provided, further, that no such inquiry, investigation, regulatory action, or legal action or proceeding of the type described in this paragraph: (x) shall constitute a “Regulatory Trigger Event” until either: (1) it has remained outstanding and has not been released or terminated in a manner acceptable to the Administrative Agent within one hundred eighty (180) calendar days of commencement thereof (or in the case of clause (iv) above, from the date the Borrower has received such notice from the Administrative Agent), or (2) there has been an adverse ruling or the issuance of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling prior to the end of such 180-day period (which event will cause an immediate “Regulatory Trigger Event”); and (y) shall constitute a “Regulatory Trigger Event” upon the favorable resolution (as mutually agreed by the Borrower and the Administrative Agent (in its reasonable discretion)) of such inquiry, investigation, regulatory action, or legal action or proceeding (in which case such “Regulatory Trigger Event” shall cease to exist).
“Related Group” means the Conduit Lenders and Committed Lenders listed together as part of a “Related Group” on Schedule I or in any Assignment and Assumption Agreement.
“Related Group Loan Amount” means, at any time, with respect to a Related Group, the sum of the Loan Amounts of all Lenders in such Related Group at such time.
“Related Person” means, (i) solely with respect to any Conduit Lender, any Person that provides liquidity or credit support to such Conduit Lender or is otherwise a sponsor or manager thereof;

and, (ii) with respect to any Lender (or any Related Person of a Conduit Lender as set forth in the foregoing clause (i)), any Person controlling, that is the holding company of, that is consolidated with, or that is an Affiliate of such Lender.
“Release” means the release by the Collateral Trustee of its security interest in all or any designated portion of the Purchased Receivables and related Purchased Assets upon the request of the Borrower made in accordance with the terms of Section 2.04.
“Repurchase Price” means, with respect to a Purchased Receivable that is required to be repurchased by the Seller pursuant to the Receivables Purchase Agreement, the sum of (a) the Receivable Balance of such Receivable as of the date of repurchase and (b) all accrued and unpaid interest on the Receivable as of such date.
“Requirements of Law” means any and all applicable federal, state, local and/or foreign statutes, and all applicable ordinances, rules, regulations, judicial rulings, court orders, common law, judgments, decrees, administrative orders, and other applicable legal requirements of any and every conceivable type, including, but not limited to, applicable Consumer Laws, credit disclosure laws and regulations, the Fair Labor Standards Act, and all applicable State and federal usury laws.
“Required Reserve Account Amount” means, as of any date of determination (a) prior to a Reserve Account Termination Date or upon the occurrence of a Reverse DBD Trigger Event and prior to the occurrence of a subsequent Reserve Account Termination Date, the product of (i) the Required Reserve Percentage multiplied by (ii) the quotient of (A) the Aggregate Loan Amount on such date of determination, after giving to any Advance to be made on such date (without any distinction with respect to the portion of such Advance to be deposited into the Reserve Account and the portion thereof to be remitted to any other account of the Borrower), prepayment or distribution to be made on such date, divided by (B) the Advance Rate on such date of determination; and (b) after a Reserve Account Termination Date, zero ($0.00).
“Required Reserve Account Deposit Amount” means, as of any date of determination, the remainder of (a) the Required Reserve Account Amount as of such date, minus (b) the amount of funds or the fair market value of “financial assets” (as defined in the UCC), as applicable, actually on deposit in the Reserve Account on such date (after giving effect to any amount to be withdrawn from such Reserve Account on such date but before giving effect to any actual deposit of any portion of an Advance or other amount to be deposited into such Reserve Account on such date).
“Required Reserve Percentage” means [***]%.
“Reserve Account” has the meaning assigned thereto in Section 3.04(a).
“Reserve Account Prepayment Amount” means, with respect to any Prepayment/Release Date, the amount determined as of such date after giving effect to any prepayment or other distribution on such date (but not any withdrawal from the Reserve Account to be made on such date) equal to the excess of the amount of funds or the fair market value of “financial assets”, as applicable, on deposit in the Reserve Account on such date over the Required Reserve Account Amount on such date.
“Reserve Account Termination Date” has the meaning given to it in the Servicing Agreement.

“Restricted Subsidiary” means, at any time, with respect to LendingClub, any Subsidiary of LendingClub (i) that is a “Restricted Subsidiary” (or equivalent) under the MS Credit Agreement or any other agreement giving rise to Material Indebtedness of LendingClub; or (ii) that is bound by the Indebtedness and Lien restrictions under any agreement giving rise to Material Indebtedness; provided that, if LendingClub has more than one such debt agreement, a Subsidiary that is a “Restricted Subsidiary” (or equivalent) under any such debt agreement shall be a Restricted Subsidiary for purposes hereof.
“Reverse DBD Trigger Event” has the meaning given to it in the Servicing Agreement.
“Revolving Period” means the date commencing on (and including) the Closing Date and ending on the Commitment Termination Date.
“RTE Effect” means, with respect to any Regulatory Trigger Event, in the case of any State or the United States: (a) for any change in law or regulations giving rise to such Regulatory Trigger Event, that such law or regulation is the law or regulations of such State or, in the case of the United States, is a federal law or regulation that applies in all States, (b) for any formal inquiry, investigation or regulatory action by any applicable Governmental Authority giving rise to such Regulatory Trigger Event, that such Governmental Authority is of such State or, in the case of the United States, is a federal Governmental Authority, and (c) for the commencement of or development in any legal action or proceeding giving rise to such Regulatory Trigger Event, that a judgment or ruling in such legal action or proceeding would be binding precedent on federal or State courts within such State or, in the case of the United States, is a federal action or proceeding based on federal (and not individual State) law and is binding regardless of State.
“Scheduled Payment” means, with respect to any Collection Period for any Purchased Receivable, the amount set forth in the applicable Receivable Documents as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s obligation under a Purchased Receivable with respect to an Collection Period has been modified so as to differ from the amount specified in such Purchased Receivable (i) as a result of the order of a court in an Insolvency Proceeding involving the Obligor, or (ii) pursuant to the Servicemembers Civil Relief Act or similar State laws, the Scheduled Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.
“Security Interest” means a security interest as defined in the applicable UCC, which includes a true sale of accounts, chattel paper, payment intangibles, and promissory notes.
“Secured Parties” means the Administrative Agent, the Lenders (including any Participant), and the other Indemnified Parties.
“Security Agreement” means the Security Agreement dated as of the Closing Date, by and between the Borrower, the Administrative Agent and the Collateral Trustee for the benefit of the Secured Parties.
“Seller” means LendingClub in its capacity as Seller under the Receivables Purchase Agreement.
“Seller Default” shall have the meaning given to it in the Receivables Purchase Agreement.
“Seller Financial Covenants” has the meaning assigned to it in Schedule VII.

“Servicer” means, initially, LendingClub, as the servicer of the Purchased Receivables, and each successor servicer (which may include the Backup Servicer upon appointment of the Backup Servicer as successor servicer).
“Servicer Default” has the meaning assigned to such term in the Servicing Agreement.
“Servicer’s Monthly Settlement Certificate” means a certificate completed and executed by an Authorized Officer of the Servicer substantially in the form of Exhibit G.
“Servicing Agreement” means (i) a servicing agreement between the Servicer and the Borrower dated as of October 6, 2017; and (ii) any successor servicing agreement entered into between the Administrative Agent and any successor Servicer if LendingClub is replaced as Servicer pursuant to the terms of the initial Servicing Agreement.
“Servicing Fee” means the fee payable to the Servicer (including any successor Servicer) pursuant to the Servicing Agreement.
“Settlement Date” means the fifteenth (15th) calendar day of each calendar month or, if such date is not a Business Day, the next Business Day, commencing with November 10, 2017; provided, that (A) the date of any prepayment hereunder shall be a “Settlement Date” with respect to the portion of the Loan being prepaid, (B) the foregoing is subject to Section 3.02(b); and (C) the Final Maturity Date and any date declared by the Administrative Agent after an Event of Default has occurred and is continuing shall be a “Settlement Date.”
“Short Term Rating Requirement” means, with respect to any Person, that such Person (or such Person’s guarantor) has a short-term unsecured debt rating of (1) not less than “A-1” by Standard & Poor’s or “P-1” by Moody’s and (2) not less than “A-1” by Standard & Poor’s (if the rating in clause (1) is by Moody’s), “P-1” by Moody’s (if the rating in clause (1) is by Standard & Poor’s), “F1” by Fitch, “R-1M” or “R-1L” by DBRS or “K1” by Kroll.
“Solvent” means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the present assets of such Person and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and its Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of such Person and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) such Person and its Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business and (d) such Person and its Subsidiaries, taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, in relation to which their property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., and any successor to its rating agency business.
“State” means any one of the 50 states of the United States of America or the District of Columbia.
“Step-Up Margin” has the meaning assigned to such term in the Fee Letter.

“Step-Up Margin Period” means the period beginning on the Commitment Termination Date and at all times thereafter, but excluding any Default Margin Period.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which a majority of the outstanding shares of capital stock or other Equity Interests having ordinary voting power for the election of directors or their equivalent is at the time owned by such Person directly or through one or more Subsidiaries.
“Supplemental Information and Certification” means, as part of each Advance Notice, each Prepayment/Release Notice and each Servicer’s Monthly Settlement Certificate delivered hereunder: (a) a pro forma calculation of the Required Reserve Account Deposit Amount (in the case of any Advance Notice) or Reserve Account Prepayment Amount (in the case of a Prepayment/Release Notice), (or either of the foregoing, if applicable, as part of the Servicer’s Monthly Settlement Certificate) as of (or as would be determined on) the related Advance Date, Prepayment/Release Date, or Settlement Date, as the case may be, after giving effect to any Advance, prepayment, Release, distribution, and other action to be taken on such date; (b) a certification and representation and warranty that the Seller is in compliance with the Liquidity covenant set forth on Schedule VII as of the date of such notice or certificate and will be true on the related Activity Date or Settlement Date, as applicable, after giving effect to any Advance, prepayment, Release, distribution or other action to be taken on such date; and (c) certifying that the foregoing calculations and determination were made in good faith and agreeing that such information will be immediately updated if necessary on any related Advance Date or Prepayment/Release Date if not accurate as of the close of business on such date.
“Taxes” has the meaning assigned to such term in Section 2.08(a) of this Agreement.
“Transaction Documents” means this Agreement, the Receivables Purchase Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Security Agreement, the Account Control Agreement, the Borrower Organizational Documents, the Fee Letter, and each other contract, agreement, undertaking or other instrument executed in connection with any of the foregoing, including all exhibits, annexes and schedules attached to any of the foregoing, and other documents and certificates delivered in connection therewith; provided that Hedge Agreements and other documents and certificates delivered in connection therewith shall not be deemed to be Transaction Documents.
“Trust Certificate” means trust certificates issued by LC Trust I, a Delaware business trust, or any similar trust established in connection with a private placement of ABS securities to accredited investors and qualified purchasers, which certificate shall correspond to Member Loans (or portions thereof) facilitated through LendingClub’s lending platform.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“Underwriting Policy” means, with respect to an Originator, its underwriting policies and guidelines, as in effect on the Closing Date and as modified from time to time in compliance with Section 6.02(f).
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Unused Fee” means, with respect to any Related Group (pro rata to each Committed Lender in such Related Group), an amount equal to the product of (a) the Unused Fee Percentage, multiplied by (b) the remainder of (i) the Commitments of all Committed Lenders in such Related Group minus (ii) the sum of the Loan Amounts of all Committed Lenders and all Conduit Lenders in such Related Group.

“Unused Fee Percentage” has the meaning given to such term in the Fee Letter.
“Upfront Commitment Fee” has the meaning assigned to such term in the Fee Letter.
“Verifiable Identity Theft” means, with respect to any Receivable, the occurrence of fraud, as evidenced by the individual in whose name such Receivable was issued: (i) having obtained an identity theft report from law enforcement; and (ii) having prepared a completed Federal Trade Commission or company-specific equivalent ID Theft Affidavit.
“Vintage Loss Percentage” has the meaning given to it on Schedule II.
“Volcker Rule” has the meaning given to it in Section 4.01(h).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“WTNA” has the meaning set forth in the introduction hereto.
SECTION 1.02     Other Definitional Provisions.
(a)    Related Documents, Instruments and Certificates. All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(b)    Accounting Terms. Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect as of such date of determination or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(c)    Internal References. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(d)    Cross-References; Including. Section, Schedule and Exhibit references contained in this Agreement are references to the Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)    Variations. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(f)    Requirements of Law. Any reference to any Requirements of Law means such Requirements of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Requirements of Law means that provision of such Requirements of Law from time to time in effect or constituting any substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.
(g)    Amendments, Supplements and Modifications; Successors and Assigns. Any agreement, instrument or document defined or referred to herein or in any instrument, certificate or document delivered in connection herewith means such agreement, instrument or document as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and includes references to all attachments, schedules and exhibits associated therewith; all references to a Person include its permitted successors and assigns.
(h)    Knowledge. Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge.
(i)    Business Days. If any date for compliance with the terms or conditions of any Transaction Document falls due on a day that is not a Business Day, then such due date shall be deemed to be the immediately following Business Day.
(j)    Defaults. For purposes of this Agreement, any Event of Default, Servicer Default or Seller Default shall be deemed to be continuing until it is waived in accordance with the provisions set forth herein or in the applicable Transaction Document.
(k)    Approvals. The fact that any Person provides approval or consent hereunder shall not mean or otherwise be construed to mean: (i) that such Person providing such approval or consent has assumed the obligations of the Person seeking approval or consent to comply with all applicable Requirements of Law and other obligations arising from or relating to the underlying matter as to which such approval or consent was given; or (ii) except as otherwise expressly set forth in such approval or consent, that providing any such approval or consent impairs in any way the rights or remedies of the Person providing such approval or consent under this Agreement, including indemnification rights for any failure of the Person seeking such approval or consent to comply with all such Requirements of Law and other obligations.
ARTICLE II
THE CREDITS
SECTION 2.01     Advances.
(a)    Revolving Period. Subject to the terms and conditions of this Agreement (including, without limitation, the conditions precedent to the initial Advance and each subsequent Advance set forth in Article V) and relying upon the representations and warranties herein set forth, during the Revolving Period, each Conduit Lender may, and to the extent any Conduit Lender declines to fund, each Committed Lender in its Related Group shall, severally and not jointly, fund its Applicable Advance Percentage of each Advance requested by the Borrower pursuant to Section 2.01(b) as long as such requested Advance does not exceed the Availability; provided, that (i) no Committed Lender shall fund an Advance to the extent that, after giving effect thereto, the Loan Amount of such Committed Lender would exceed its Commitment; and (ii) no Lender in a Related Group shall fund an Advance to the extent that, after giving effect to the total portion of such Advance funded by the Lenders in such Related Group, the Related Group Loan Amount would exceed the total of the Commitments of the Committed Lenders in such Related Group. Subject to the foregoing, amounts borrowed hereunder by the Borrower may be repaid and re-borrowed during the Revolving Period.
(b)    Process for Requesting Advances. The Borrower may request an Advance on any Business Day occurring prior to the Commitment Termination Date (an “Advance Date”) by delivering to each of the Administrative Agent (which the Administrative Agent shall promptly make available to the Lenders in accordance with its customary practice) and the Paying Agent by not later than 2:00 p.m. New York City time at least two Business Days prior to the requested Advance Date, an Advance Notice, with an attached Borrowing Base Certificate and Data File; provided, that in no event shall there be more than two Advance Dates or more than three Activity Dates in any calendar week. Each Advance Notice shall be irrevocable and effective upon receipt. The minimum dollar amount of (i) the initial Advance shall be equal to $[***]; and (ii) any subsequent Advance shall be equal to the lesser of (A) $[***] and (B) the difference between the total Commitments of all Lenders and the Aggregate Loan Amount (prior to the making of such Advance).
(c)    Pro Forma Calculations. The Borrowing Base Certificate and Data File delivered with any Advance Notice shall be dated and current as of the close of business on the date preceding the delivery date for such Advance Notice set forth above and shall show pro forma calculations of the Required Reserve Account Deposit Amount and Borrowing Base as of the applicable Advance Date (after giving effect to the Advance and purchase of Receivables on such date), and shall include, without limitation, (i) identification of the Receivables to be acquired on such Advance Date and certification of which Purchased Receivables will be Eligible Receivables on such Advance Date, and (ii) the Supplemental Information and Certification. The Borrower hereby agrees that it shall, or it shall cause the Servicer to, immediately notify the Administrative Agent and Paying Agent if any such pro forma information or calculations fail to be true as of the related Advance Date, together with corrected and updated information and calculations as of such Advance Date.
(d)    Funding Advances. On each Advance Date, each Related Group shall, not later than 2:00 p.m., New York City time, on such Advance Date, remit its Applicable Advance Percentage of the requested Advance by wire transfer of immediately available funds to the account designated by the Administrative Agent, which shall be funded by the Lenders in each Related Group in the manner set forth in, and shall be subject to the terms of, Section 2.01(a). The failure of the Lenders in any Related Group to fund such Related Group’s Applicable Advance Percentage of any such Advance shall not excuse the Lenders in any other Related Group from funding such other Related Group’s Applicable Advance Percentage of such Advance; provided, that no Lender in any Related Group shall be responsible for the failure of any Lender in any other Related Group to fund any Advance.

(e)    Distributions of Advances. By the close of business on each Advance Date, the Administrative Agent shall distribute the amount of funds actually received from the Lenders with respect to the applicable Advance pursuant to Section 2.01(d) as follows: (i) the Administrative Agent shall deposit into the Reserve Account the portion of such funds equal to the Required Reserve Account Deposit Amount specified pursuant to Section 2.01(c); and (ii) the Administrative Agent shall remit the remainder of such funds by wire transfer of immediately available funds to the Borrower’s Designated Account; provided, that if any Lender remits funds to the Administrative Agent with respect to any Advance after the time deadline set forth in Section 2.01(d), the Administrative Agent shall make the applicable distribution pursuant to this Section 2.01(e) as soon as reasonably practicable thereafter, and in any event, on prior to the close of the next Business Day following receipt; and provided, further, that if any condition precedent herein specified to the making of such Advance shall not have been met, then the Administrative Agent shall return to the respective Lenders all funds received from such Lenders pursuant to Section 2.01(d) with respect to such Advance. For the avoidance of doubt, the full amount of any Advance, including, without limitation, the portion thereof deposited into the Reserve Account, shall constitute principal indebtedness of the Borrower and shall be added to the Aggregate Loan Amount (and the amount thereof funded by each Lender shall be added to the Loan Amount of such Lender).
(f)    Use of Proceeds of Advances. The Borrower shall use the proceeds of Advances solely to purchase (i) Receivables, (ii) the related Receivable Document Package and other receivable records with respect to such Receivable, (iii) related rights and benefits of “lender” under such Receivable Documents, (iv) servicing rights, (v) collections thereof, (vi) proceeds of any of the foregoing, and (vii) any other assets described in the Receivables Purchase Agreement and to pay fees and expenses related to the Facility and ownership of the foregoing that are permitted under the Transaction Documents.
(g)    On the date that the Advance Notice is delivered hereunder with respect to any Receivable to be purchased by the Borrower on the related Advance Date and, in any event, at least two Business Days prior to any purchase of a Receivable by the Borrower pursuant to the Receivables Purchase Agreement, the Borrower shall cause the Seller to electronically deliver the Receivable Document Package for such Receivable to the Custodian and a copy thereof to the Administrative Agent. The Administrative Agent may, but shall not be required to, notify the Borrower and the Servicer if it discovers any of the following (each, an “Exception”) with respect to any Receivable (either before or any time after the purchase of such Receivable by the Borrower): the name and state of domicile of the Obligor under such Receivable, principal amount thereof, APR, monthly payment amount, original term, remaining term, or any other material provision with respect to such Receivable that is stated in the electronic promissory note (if any) evidencing such Receivable does not match what is stated on the truth in lending disclosure for such Receivable, or any of the foregoing as stated in either such promissory note (including the signature date thereon) or such truth in lending disclosure for such Receivable does not match the information provided for such Receivable in any Data File delivered to the Administrative Agent hereunder. The Borrower hereby agrees that it shall cause Servicer to remedy any such Exception within five (5) Business Days to the reasonable satisfaction of the Administrative Agent.
SECTION 2.02     Commitments. The Commitments of all of the Committed Lenders shall automatically, and without further action, terminate on the Commitment Termination Date. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.04, the Aggregate Loan Amount would exceed the total Commitments. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.

Each reduction of the Commitments shall be applied to the Committed Lenders in accordance with their respective Applicable Advance Percentage.
SECTION 2.03     Mandatory Principal Payments.
(a)    Final Maturity Date. The Borrower hereby agrees to pay the Aggregate Loan Amount, together with all accrued interest thereon and all other accrued but unpaid Obligations, on the Final Maturity Date.
(b)    Borrowing Base Deficiency. In the event that a Borrowing Base Deficiency exists on any date of determination, if such Borrowing Base Deficiency is not cured through the acquisition by the Borrower of additional Eligible Receivables within two Business Days, then: (i) if such second Business Day following the occurrence of such Borrowing Base Deficiency is a Settlement Date, the Borrower shall remit to the Paying Agent an amount equal to such Borrowing Base Deficiency if there are insufficient Available Funds to cure such Borrowing Base Deficiency from distributions to be made hereunder on such date pursuant to Section 3.02; and (ii) otherwise, the Borrower shall remit the amount of such Borrowing Base Deficiency to the Paying Agent (for a principal repayment to the Lenders based on their Pro Rata Share), by the close of business on such second Business Day following the occurrence of such Borrowing Base Deficiency. The Borrower shall remit all accrued interest on the amount of any mandatory prepayment made pursuant to this Section 2.03(b).
SECTION 2.04     Voluntary Prepayments and Releases.
(a)    Prepayment and Release Process. The Borrower shall have the right, at any time, to make a voluntary prepayment of all or any portion of the Aggregate Loan Amount or request a Release, subject to the terms of this Section 2.04 and the conditions precedent set forth in Section 5.02. The Borrower may request a voluntary prepayment and/or a Release on any Business Day (a “Prepayment/Release Date”) by delivering to each Agent (which document the Administrative Agent shall promptly make available to the Lenders in accordance with its customary practice) by not later than 2:00 p.m. New York City time at least two Business Days prior to the requested Prepayment/Release Date, written notice substantially in the form of Exhibit F (a “Prepayment/Release Notice”); provided, that (i) any partial prepayment shall be in an amount that is not less than $1,000,000, and (ii) in no event shall there be more than two Activity Dates in any calendar week. Each Prepayment/Release Notice shall be irrevocable and effective upon receipt; provided further that if such Prepayment/Release Notice is delivered more than two Business Days prior to the requested Prepayment/Release Date, it shall be revocable, without penalty, through the close of business on the Business Day preceding such second prior Business Day.
(b)    Required Information. Each Prepayment/Release Notice shall: (i) be executed by the Borrower; (ii) set forth the applicable prepayment amount (if any) and itemize any additional amounts payable (if any) on the applicable Prepayment/Release Date pursuant to Section 2.04(e); (iii) in the event of any prepayment, set forth the Aggregate Loan Amount immediately before and immediately after giving effect to any applicable prepayment; (iv) in the event of any Release, (A) identify any Purchased Receivables subject to such Release, and (B) certify that the conditions precedent to such Release set forth in Section 5.02 have been satisfied; (v) in the event of a partial Release, attach a Borrowing Base Certificate and Data File; and (vi) contain the Supplemental Information and Certification.
(c)    Pro Forma Calculations. The Borrowing Base Certificate and Data File (if any Release shall occur on the applicable Prepayment/Release Date) required to be delivered with any Prepayment/Release Notice shall be dated and current as of the close of business on the date preceding the delivery date for such Prepayment/Release Notice set forth above and shall show pro forma calculations of the Reserve Account Prepayment Amount, and Borrowing Base as of the applicable Prepayment/Release Date (after giving effect to any prepayment and Release on such date), and shall include, without limitation, identification of the Purchased Receivables subject to any Release on such Prepayment/Release Date and certification of which Purchased Receivables that will remain after giving effect to any such Release will be Eligible Receivables on such Prepayment/Release Date. The Borrower hereby agrees that it shall, or it shall cause the Servicer to, immediately notify the Administrative Agent and Paying Agent if any such pro forma information or calculations fail to be true as of the related Prepayment/Release Date, together with corrected and updated information and calculations as of such Prepayment/Release Date.
(d)    Prepayment. On each Prepayment/Release Date, by 1:00 p.m. New York City time, (i) the Paying Agent shall withdraw from the Reserve Account an amount equal to the Reserve Account Prepayment Amount determined pursuant to Section 2.04(c), and (ii) the Borrower shall remit funds to the Paying Agent, such that the amount of funds held by the Paying Agent pursuant to the foregoing clauses (i) and (ii) shall together equal the sum of: (A) the amount of the voluntary prepayment set forth in the Prepayment/Release Notice and the amount of any Borrowing Base Deficiency (as determined after giving effect to any Release, prepayment and any other distributions on such date), (B) all accrued interest on the amount set forth in the foregoing clause (A), and (C) without duplication of clauses (A) and (B), all other amounts of the type described in Sections 3.02(a)(i) through (vii) and (ix) that have accrued through such date that either remain unpaid from any prior Settlement Date or for which there are insufficient Available Funds to distribute in payment thereof on such date (if it is a Settlement Date) or on the next Settlement Date; provided that if (x) the Aggregate Loan Amount will be paid in full on such Payment/Release Date and (y) the Prepayment/Release Notice includes a certification by the Borrower that amount on deposit in the Collection Account both at that time of and after giving effect to the prepayment on such Prepayment/Release Date, equals or exceeds the amounts in clauses (B) and (C) above, then the amount required to be held by the Paying Agent pursuant to clauses (i) and (ii) above shall equal the Aggregate Loan Amount.
(e)    Distributions. By the close of business on the Prepayment/Release Date, based on the information set forth in the applicable Prepayment/Release Notice described in Section 2.04(b)(ii) (unless the Administrative Agent has notified the Paying Agent and the Borrower in writing prior thereto that it objects to such information based on such information not being consistent with the requirements of this Agreement, in which case the following shall be done on the Business Day following the Business Day on which the Paying Agent receives an updated Prepayment/Release Notice from the Borrower that has been reasonably approved by the Administrative Agent), the total amount of funds held by the Paying Agent from the Reserve Account withdrawal and from the Borrower remittance pursuant to clauses (i) and (ii) of Section 2.04(d) shall be distributed by the Paying Agent (solely in accordance with the Prepayment/Release Notice or, if applicable, the updated Prepayment/Release Notice referred to in the prior parenthetical) as follows: (i) to the Lenders, based on each Lender’s Pro Rata Share, the amount set forth in clause (A) of Section 2.04(d), to be applied to reduction of the Aggregate Loan Amount (and the Loan Amount of each Lender), (ii) to each Lender, the accrued interest thereon, as described in the clause (B) of Section 2.04(d), and (iii) to each Person entitled thereto, the amounts described in clause (C) of Section 2.04(d) for application thereto.
(f)    Release. On each Prepayment/Release Date, subject to satisfaction of the conditions precedent set forth in Section 5.02, upon receipt by the Paying Agent of the amount required to be remitted by the Borrower on such date pursuant to Section 2.04(d), the portion of the Purchased Receivables (and the related Purchased Assets) identified for Release by the Borrower shall be automatically released from the Lien of the Collateral Trustee and such Receivables shall no longer be “Purchased Receivables” (and the related assets shall no longer be “Purchased Assets”) or included in any Borrowing Base calculation hereunder and shall not be required to be included in any certificate or report required to be delivered hereunder. Each Agent, at the expense and request of the Borrower, shall take (or authorize the Borrower, the Servicer or their respective designees to take) such actions as are reasonably necessary and appropriate to release the Lien of the Collateral Trustee, for the benefit of the Secured Parties, on such Purchased Receivables (and the related Purchased Assets) and to turn over to the Borrower or its designee any Receivable Documents with respect to such Receivables that are in the possession or control of any such Agent; provided, a copy thereof may be retained by such Agent in accordance with its document retention policies.
(g)    No Adverse Selection. The Borrower will not, and will not permit the Servicer to, use any selection procedures intentionally designed to have an adverse effect on the Secured Parties when selecting Purchased Receivables within any particular Cohort to be subject to a Release relative to Purchased Receivables in the same Cohort not selected for such Release; provided, the foregoing does not apply to selections between or among different Cohorts.
SECTION 2.05     Recording Loans. The Administrative Agent shall maintain, solely for tax purposes, as non-fiduciary agent for the Borrower, a copy of each Assignment and Assumption Agreement and a register (the “Register”) for the recordation of the following information: (i) the names and addresses of the Lenders (including each Person that becomes a Lender pursuant to an Assignment and Assumption Agreement), (ii) each Lender’s Loan Amount (as such amount may change upon any Advance funded pursuant to the terms hereof, each principal repayment and any assignment hereunder) and stated interest, and (iii) the Commitment of each Committed Lender. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Paying Agent, the Administrative Agent, the Collateral Trustee and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Paying Agent, the Collateral Trustee and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each assignment or transfer evidenced by an Assignment and Assumption Agreement executed pursuant to Section 9.03(e) shall be recorded in the Register, and no assignment or transfer shall be effective until such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this subsection. The Administrative Agent shall provide the Paying Agent with a copy of the Register at closing and after any assignments or transfers have been recorded in the Register. In making any distributions to Lenders in accordance with the terms of this Agreement and any other Transaction Document, the Paying Agent shall be entitled to rely on the Register most recently provided to the Paying Agent by the Administrative Agent and it shall be the responsibility of the Administrative Agent to provide the Paying Agent with an updated copy of the Register in the event there are any assignments or transfers.
SECTION 2.06     Interest; Fees; Monthly Invoices.
(a)    Upfront Commitment Fee. On the Closing Date, the Borrower shall pay to each Committed Lender, the Upfront Commitment Fee due to it pursuant to the Fee Letter.
(b)    Interest. Interest will accrue daily on the Loan Amount of each Lender at the applicable Interest Rate for such Lender as in effect from time to time, and will be computed for each Interest Period on the basis of the actual number of days elapsed and a 360-day year. Accrued and unpaid interest for each Interest Period will be payable on each Settlement Date as set forth in the Monthly Invoice except as otherwise provided in this Agreement. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, interest shall accrue on all Obligations at the Interest Rate calculated with the inclusion of the Default Margin (as set forth in the definition thereof) and shall be payable upon demand.
(c)    Maximum Lawful Rate. It is the intention of the parties hereto that the interest payable hereunder shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement or any other Transaction Document (other than in respect of principal or interest on the Loans) and then to the reduction of the outstanding principal of the Loans.

(d)    Unused Fee. The Unused Fee due to each Committed Lender shall accrue daily from (and including) the execution of this Agreement through (and excluding) the Commitment Termination Date, and will be computed for each Interest Period on the basis of the actual number of days elapsed and a 360-day year; provided, however, that no amount shall be due hereunder in excess of the maximum amount permitted by law. Accrued and unpaid Unused Fee for each Interest Period will be payable on each Settlement Date as set forth in the Monthly Invoice except as otherwise provided in this Agreement. The Unused Fee paid to any Committed Lender is non-refundable under any circumstances.
(e)    Monthly Invoice. The Administrative Agent will prepare an invoice for each Settlement Date (each, a “Monthly Invoice”), and deliver such invoice to the Servicer and the Borrower on the related Invoice Delivery Date, setting forth the Interest Period Invoice Amount due by the Borrower to each of the Lenders on such Settlement Date. The Borrower shall cause the Servicer to include the Interest Period Invoice Amount set forth in such invoice as the amount to be distributed to the Lenders with respect thereto on the Servicer’s Monthly Settlement Certificate for such Settlement Date. The determination by the Administrative Agent of the Interest Period Invoice Amount (and the Interest Rate used in the calculation thereof) due to each of the Lenders, as set forth on any such invoice, shall be conclusive and binding absent manifest error.
SECTION 2.07     Increased Costs.
(a)    Increased Costs Generally. If any Regulatory Requirement shall (i) subject any Lender or Related Person to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its Loan or Commitment hereunder or its deposits, reserves, other liabilities or capital attributable thereto; or (ii) impose, modify or deem applicable any reserve, compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender or Related Person, and the result of any of the foregoing shall be an increase in the cost of, or any reduction in the amount of any sum received or receivable by, such Lender or Related Person, that in the case of any of the foregoing, arise in respect of the making, continuing or maintaining (or the commitment to make, continue or maintain) any Loan hereunder, then, from time to time either (x) within 10 days of demand thereof (if paid directly to such Lender by the Borrower from funds other than Collections) or (y) on the next Settlement Date after such tenth day if no direct payment was made (from Collections held in the Collection Account in accordance with the Priority of Payments), the Borrower will pay to the applicable Lender, on behalf of such Lender or any Related Person, such additional amount or amounts as will compensate such Lender or any such Related Person, as the case may be, for such additional costs incurred or reduction suffered, but without duplication of any amount payable pursuant to subsection (b) of this Section and Section 2.08.
(b)    Increased Capital Costs. If any Lender or Related Person determines that any Regulatory Requirement regarding liquidity or the amount of capital required or reasonably expected to be maintained by such Lender or such Related Person has or would have the effect of reducing the rate of return on capital of such Lender or such Related Person to a level below that which such Lender or such Related Person could have achieved but for such Regulatory Requirement, or would otherwise result in the imposition of an internal capital or liquidity charge on such Lender or such Related Person, which, in the reasonable discretion of such Lender or such Related Person with respect to any of the foregoing, is allocable to the Borrower, the transactions contemplated by this Agreement, or any Commitment or Loan hereunder (taking into consideration the policies of such Lender or such Related Person with respect to capital adequacy, liquidity coverage and allocations among customers), then from time to time either (x) within 10 days of demand thereof (if paid directly to such Lender by the Borrower from funds other than Collections) or (y) on the next Settlement Date after such tenth day if no direct payment was made (from Collections held in the Collection Account in accordance with the Priority of Payments), the Borrower will pay to the Lender, on behalf of such Lender or any such Related Person, a fee equal to such additional amount or amounts as will compensate such Lender or such Related Person for any such reduction in its rate of return or the imposition of such capital or liquidity charge.

(c)    Timing and Details of Demands. Each demand made pursuant to this Section 2.07 shall be provided by a Lender to the Borrower in writing and shall state, in reasonable detail, the reasons therefor and, in the absence of manifest error, shall be conclusive and binding on the Borrower. In determining the amount owed by the Borrower under this Section 2.07, any applicable Lender or Related Person may use any method of averaging and attribution that it shall reasonably deem applicable so long as it applies such method to other similar transactions. Failure or delay on the part of any Lender or Related Person to demand compensation pursuant to this Section 2.07 shall not constitute a waiver of any such Lender or Related Person’s right to compensation; provided that the Borrower shall not be required to compensate such Lender or Related Person pursuant to this Section 2.07 for any increased costs or reductions incurred more than nine months prior to the date that such Lender or Related Person notifies the Borrower of the Regulatory Requirement giving rise thereto; provided further that, if such Regulatory Requirement is retroactive, then the nine-month period referred to in the preceding proviso shall be extended to include the period of retroactive effect thereof.
SECTION 2.08     Taxes.
(a)    Payment of Indemnified Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other payments by the Borrower, the Seller, or the Servicer hereunder or under any other Transaction Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, levies, imposts, deductions, assessments, duties, withholdings or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest or penalties thereon or additions thereto (any of the foregoing, “Taxes”), except as may be required by law. In the event that any withholding or deduction from any payment to be made by the Borrower hereunder and/or under any other Transaction Document is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to the affected Lender or its agent an official receipt or other documentation evidencing such payment to such authority; and (iii) solely in the case of Taxes other than Excluded Taxes (such non-excluded Taxes imposed on or with respect to any payment made by or on account of any Obligation of the Borrower hereunder or under any other Transaction Document being called “Indemnified Taxes”), pay to the affected Lender or its agent such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. In connection with any amounts to be reimbursed to any Lender on a Settlement Date pursuant to this Section, the Borrower hereby agrees that it shall cause the Servicer to reflect such amounts to be reimbursed to each Lender on the Servicer’s Monthly Settlement Certificate.
(b)    Indemnified Tax Gross-up; Failure to Pay. If any Indemnified Taxes are directly asserted against any Lender with respect to any payment received by such Lender or its agent, such Lender or such agent may pay such Indemnified Taxes and the Borrower will promptly upon receipt of prior written notice stating the amount of such Indemnified Taxes pay such additional amounts as is necessary in order for the net amount received by such Person after the payment of such Indemnified Taxes (including any Indemnified Taxes on such additional amount) shall equal the amount such Lender would have received had such Indemnified Taxes not been asserted. If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to a Lender or its agent the required receipts or other required documentary evidence, the Borrower shall indemnify such Lender, its Affiliates and its agent, if any, for any Indemnified Taxes and incremental Indemnified Taxes, interest or penalties that may become payable by such Lender or its agent as a result of any such failure. For purposes of this Section 2.08, a distribution hereunder by the agent for a Lender shall be deemed a payment by such Lender.
(c)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Paying Agent or the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (c).
(d)    Withholding Tax Exemption. The Paying Agent or any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such documentation prescribed by Requirements of Law or otherwise reasonably requested with respect to any applicable exemption from withholding Tax and with respect to backup withholding or information reporting requirements.
(e)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.08 (including by the payment of additional amounts pursuant to this Section 2.08), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    Survival. Each party’s obligations under this Section 2.08 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.09     Costs Related to Advance or Prepayment Failures. The Borrower agrees to reimburse each Lender, either (x) within 10 days of demand thereof (if paid directly to such Lender by the Borrower from funds other than Collections) or (y) on the next Settlement Date after such tenth day if no direct payment was made (from Collections held in the Collection Account in accordance with the Priority of Payments), for all reasonable losses, expenses, liabilities (including, without limitation, with respect to any interest or fee paid by such Lender to any lender, note buyer, credit or liquidity support provider, dealer, placement agent or other Person) or losses or costs arising in connection with the re-deployment of funds, which such Lender may sustain if for any reason (including any failure to satisfy any condition precedent), the Borrower (i) fails to accept an Advance on any scheduled Advance Date after delivery of an Advance Notice, (ii) fails to make a prepayment on any scheduled Prepayment/Release Date after delivery of any Prepayment/Release Notice (that, in the case of any such Advance Notice or Prepayment/Release Notice, as the case may be, has not been revoked prior to the second Business Day preceding the applicable Advance Date or Prepayment/Release Date, as the case may be), or (iii) makes any prepayment on a day that is not the last day of an Interest Period. A certificate as to any amounts payable pursuant to this Section 2.09 submitted to the Borrower by any Lender (with a copy to the Administrative Agent), providing a reasonably detailed calculation of such amounts and the basis for requesting such payment, shall be conclusive in the absence of manifest error. In connection with any amounts to be reimbursed to any Lender on a Settlement Date pursuant to this Section, the Borrower hereby agrees that it shall cause the Servicer to reflect such amounts to be reimbursed to each Lender on the Servicer’s Monthly Settlement Certificate.
SECTION 2.10     Designation of Different Lending Office. If any Lender or a Related Person thereof requests compensation under Section 2.07, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, a Related Person thereof or any Governmental Authority for the account of any Lender or a Related Person thereof pursuant to Section 2.08, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.07 or 2.08, as the case may be, in the future, and (ii) would not subject such Lender or such Related Person to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Related Person. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
SECTION 2.11     Syndication. If at any time (i) no Event of Default has occurred and is continuing hereunder, and (ii) any Lender intends to assign its Commitment and/or Loan to any assignee that is not a Citibank Person (other than an assignment pursuant to Section 9.03(d)), the Administrative Agent shall provide the Borrower with at least five Business Days prior written notice thereof and the Administrative Agent and the Borrower shall work together in good faith to amend this Agreement in order to add provisions with respect to defaulting Lenders that are reasonably acceptable to the Administrative Agent and the Borrower, or, if no agreement is reached in such 5 Business Day period, then the LSTA form provisions shall be added at such time (the “LSTA Modified Terms”); provided, notwithstanding any other requirement set forth herein for an amendment to be effective, an amendment pursuant to this Section 2.11 shall be effective upon either (A) mutual written agreement of the Borrower and the Administrative Agent; or (B) a writing signed by the Administrative Agent only in accordance with this subsection setting forth the LSTA Modified Terms that shall become part hereof; provided, however that, if in the reasonable judgment of the Administrative Agent, the rights, duties, immunities or liabilities of the Paying Agent or the Collateral Trustee would be adversely affected thereby, such affected Agent’s consent shall be required; and provided, further that if, in the judgment of the Paying Agent or the Collateral Trustee, the rights, duties, immunities or liabilities of such Agent would be adversely affected thereby, then such amendment shall not be effective against such Agent until such Agent has given its written consent thereto.
SECTION 2.12     Illegality; Substituted Interest Rates. Notwithstanding any other provisions herein, (a) if any applicable Requirements of Law or any change therein or in the interpretation or application thereof shall make it unlawful for a Lender (excluding any Conduit Lender that uses the CP Rate as its Benchmark Rate) to make or maintain any Loan at the LIBOR rate as contemplated by this Agreement and the other Transaction Documents, or (b) in the event that any Lender (excluding any Conduit Lender that uses the CP Rate as its Benchmark Rate), or the Administrative Agent on behalf of all such Lenders, shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that by reason of circumstances affecting the LIBOR interbank market neither adequate nor reasonable means exist for ascertaining the LIBOR rate, or (c) Majority Lenders (excluding any Conduit Lender that uses the CP Rate as its Benchmark Rate), or the Administrative Agent on behalf of all such Lenders, shall have determined (which determination shall be conclusive and binding on the Borrower absent manifest error) that the applicable LIBOR rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding the Loans, as applicable, based on such applicable LIBOR rate (provided that the parties hereto acknowledge and agree that such Lender or the Administrative Agent, as the case may be, shall only make such determination if the published LIBOR rate used by such Lender does not (or by the Lenders do not) accurately reflect the actual LIBOR rate), then (x) the obligation of such Lender (or, if applicable, all affected Lenders) to make or maintain the Loans at the LIBOR rate shall forthwith be suspended and such Lender or the Administrative Agent, as applicable, shall promptly notify the Borrower thereof (by telephone confirmed in writing) and (y) each affected Loan then outstanding, if any, shall, from and including the date that is forty-five (45) days after the Borrower’s receipt of notice from such Lender or the Administrative Agent of the occurrence of any condition set forth in clause (a), (b) or (c), or at such earlier date as may be required by law, until payment in full thereof, bear interest at the rate per annum equal to the greater of (i) the Interest Rate calculated using the Prime Rate as the Benchmark Rate rather than LIBOR, and (ii) the Interest Rate in effect on the date immediately preceding the date any event described in clause (a), (b) or (c) occurred (calculated on the basis of the actual number of days elapsed in a year of 360 days). If subsequent to such suspension of the obligation of a Lender or the applicable Lenders to make or maintain the Loans using LIBOR as the Benchmark Rate, the circumstances that resulted in such suspension no longer exist, such Lender or the Administrative Agent, as applicable, shall so notify the Borrower and the previous method to determine the Interest Rate (without application of this Section) shall be reinstated effective as of the date that such circumstances no longer exist with respect to such Lender or the applicable Lenders.

ARTICLE III
COLLECTIONS, PAYMENTS AND DISTRIBUTIONS
SECTION 3.01     Obligor Payments; Netting of Seller and Servicer Purchases; Account Deposits and Transfers.
(a)    Payment and Deposit of Collections. Subject to subsection (b) of this Section, the Borrower shall, or shall cause the Servicer to, instruct and cause the Obligors of Purchased Receivables to send all Scheduled Payments and other amounts due thereunder directly to the Servicer and cause all ACH debits from an Obligor’s bank account to be remitted to the Servicer’s servicing account, subject to the rights under the Servicing Agreement to retain a Collection Agent or sub-servicer. All Collections or other proceeds of Collateral received by the Servicer, Borrower, any other LC Group Member, any Collection Agent, or any other sub-servicer or agent of any of them, shall be transferred, subject to netting and offsets permitted under the Servicing Agreement, to the Collection Account within the Designated Business Days of receipt thereof; provided, that all such Collections and proceeds shall be held in trust for and on behalf of the Collateral Trustee, for the benefit of the Secured Parties, until deposited into the Collection Account.
(b)    Collections Following Event of Default. Upon the occurrence and during the continuance of any Event of Default or Servicer Default, (i) at the request of the Administrative Agent, the Borrower shall, or shall cause the Servicer to, instruct and cause all Obligors of Purchased Receivables to send all Scheduled Payments and other amounts due thereunder directly to the Administrative Agent or its designee, and cause all ACH debits from an Obligor’s bank account to be remitted to the bank account designated by the Administrative Agent or its designee; and (ii) the Borrower hereby authorizes the Administrative Agent to send directions to each Obligor to make such payments as directed by the Administrative Agent or to cause such remittances of ACH debits from an Obligor’s bank account to the bank account designated by the Administrative Agent.
(c)    Seller Repurchases. The Borrower shall cause the Seller to deposit into the Collection Account the Repurchase Price for all Purchased Receivables repurchased by the Seller pursuant to the Receivables Purchase Agreement on the applicable date for such repurchase as set forth in the Receivables Purchase Agreement, or on the alternative payment date (if any) set forth in and pursuant to the terms of this Section 3.01(c). Notwithstanding anything to the contrary set forth in the Receivables Purchase Agreement, as long as LendingClub is then acting as Servicer and there is no Default, Event of Default, Seller Default, or Servicer Default that has occurred and is continuing:

(i)    the aggregate Repurchase Price due by the Seller for any Collection Period shall not be due until the next date occurring after such Collection Period that the Servicer’s Monthly Settlement Certificate is required to be delivered pursuant to Section 3.05(a),
(ii)    the Seller shall only be required to remit the aggregate Repurchase Price for any Collection Period into the Collection Account on such due date identified in the foregoing clause (i) up to the amount of any shortfall in Available Funds on deposit in the Collection Account at such time to make full distributions on the related Settlement Date to all Persons entitled thereto (or to the Reserve Account) pursuant to Section 3.02(a)(i) through (vii),
(iii)    the Seller may pay any portion of the aggregate Repurchase Price not required to be remitted into the Collection Account pursuant to the foregoing clause (ii) directly to the Borrower or, at the sole option of the Borrower, such amount may be offset against a distribution of an equal amount to be made by the Borrower to LendingClub with respect to its Equity Interest in the Borrower (as long as, for the avoidance of doubt, the Borrower will be Solvent after making any such deemed distribution, there will be no Borrowing Base Deficiency or other Event of Default after giving effect thereto, and such deemed distribution complies with all applicable Requirements of Law); and
(iv)    at the sole option of the Seller, any Purchased Receivable required to be repurchased pursuant to the Receivables Purchase Agreement may instead by retained by the Borrower as an Excluded Receivable as long as there is no Borrowing Base Deficiency (as determined immediately after such Receivable is categorized as an Excluded Receivable under this subsection).
(d)    Reserve Account Transfers. If any Servicer’s Monthly Settlement Certificate delivered pursuant to Section 3.05(a) identifies that either (i) there are insufficient Available Funds then on deposit in the Collection Account to make all distributions in full pursuant to Sections 3.02(a)(i) through (vii) on the related Settlement Date, or (ii) after giving effect to all distributions to be made on such Settlement Date, the amount on deposit in the Reserve Account will exceed the Required Reserve Account Amount, then on the applicable Settlement Date, prior to making any distributions pursuant to Section 3.02, the Paying Agent (solely in accordance with the Servicer’s Monthly Settlement Certificate) shall transfer from the Reserve Account into the Collection Account, the amount of such identified shortfall in Available Funds or identified excess in Reserve Account funds, as the case may be, up to the amount of funds then on deposit in the Reserve Account, for distribution on such Settlement Date as Available Funds pursuant to Section 3.02. On the earlier of the Final Maturity Date and the date on or after the Commitment Termination Date on which the Aggregate Loan Amount has been reduced to zero, all amounts on deposit in the Reserve Account shall be transferred by the Account Bank, at the direction of the Administrative Agent, from the Reserve Account to the Collection Account for distribution as Available Funds pursuant to Section 3.02; provided that if the Reserve Account Termination Date occurs prior to such date, all amounts on deposit in the Reserve Account shall be transferred by the Account Bank, at the direction of the Administrative Agent, from the Reserve Account to the Borrower’s Designated Account.

(e)    Reserve Account Supplemental Deposits. If the Required Reserve Account Deposit Amount is positive on any Business Day (after giving effect to any Advances, prepayments, or distributions to be made on such Business Day), the Borrower shall remit to the Paying Agent, for immediate deposit into the Reserve Account, an amount equal to such Required Reserve Account Deposit Amount.

SECTION 3.02     Distributions.
(a)    Monthly Distributions. Subject to subsection (b) and (c) of this Section, on each Settlement Date, based on the Servicer’s Monthly Settlement Certificate, the Paying Agent shall make the following distributions (without duplication) in the following order of priority (such order of priority, as may be modified by subsection (c) of this Section following an Event of Default, the “Priority of Payments”) to the extent of Available Funds on deposit in the Collection Account (and, if there are insufficient Available Funds to make any distribution under any particular clause in full, pro rata to each Person entitled to a distribution pursuant to such clause, as determined based on the maximum amount that could be distributable to each such Person under such clause):
(i)first, pro rata to each Agent, the Custodian, and the Account Bank (to the extent not deducted from the Collection Account or the Reserve Account), all accrued but unpaid fees, reimbursable expenses, and indemnity amounts owed to such Person in such capacity under any Transaction Document or any related fee letter; provided, that no Person shall receive cumulative distributions (for all applicable Settlement Dates in any calendar year) under this priority first for expenses and indemnity amounts in excess of [***] (provided that no such annual limit shall be applicable upon the occurrence and continuance of an Event of Default);
(ii)second, to the Servicer, an amount equal to the Servicing Fee with respect to the preceding Collection Period (and any unpaid Servicing Fee from any prior Collection Period but for the avoidance of doubt in no event shall the Servicer be paid any amounts that have been previously netted by it in accordance with Section 3.5(f) of the Servicing Agreement), and if such Servicer is a successor Servicer, all accrued but unpaid fees (without duplication of the Servicing Fee), reimbursable expenses, and indemnity amounts owed to such Person in such capacity under any Transaction Document or any related fee letter; provided, that no Person shall receive cumulative distributions (for all applicable Settlement Dates in any calendar year) under this priority second for expenses and indemnity amounts in excess of [***];
(iii)third, to the Backup Servicer (with respect to amounts owed, without duplication, to the Backup Servicer, but solely if any such Person is not then acting as successor Servicer) with respect to the preceding Collection Period, an amount equal to the Backup Servicing Fee, any reasonable expenses incurred in connection with transitioning the servicing to the Backup Servicer (including counsel fees and expenses), indemnity amounts and any other amounts due to the Backup Servicer for such Collection Period pursuant to the Backup Servicing Agreement, and any of the foregoing that remains unpaid from prior Collection Periods; provided, that no Person shall receive cumulative distributions (for all applicable Settlement Dates in any calendar year) under this priority third for obligations other than scheduled fees and transition expenses (which Transition Costs shall not exceed [***], including boarding fees) in excess of [***] (provided that no such annual limit shall be applicable upon the occurrence and continuance of an Event of Default);
(iv)fourth, to each Lender, its Interest Period Invoice Amount for such Settlement Date;
(v)fifth, to each Lender, pro rata, any amount owed to such Lender (or its Related Person) pursuant to Sections 2.07 through 2.09;
(vi)sixth, to each Lender, such Lender’s Pro Rata Share of the amount of any Borrowing Base Deficiency and the amount of any voluntary prepayment scheduled for such Settlement Date pursuant to the terms hereof;
(vii)seventh, to the Reserve Account, an amount equal to the Required Reserve Account Deposit Amount, as determined on such Settlement Date (after giving effect to any distributions made or to be made on such date);

(viii)eighth, on and after the Commitment Termination Date and on any Settlement Date on which there is an outstanding Amortization Event (as measured on such date), to each Lender, such Lender’s Pro Rata Share of all remaining Available Funds until the Aggregate Loan Amount has been reduced to zero;
(ix)ninth, to each of the Secured Parties, all other fees, expenses, indemnity payments, and other Obligations due and owing (not paid pursuant to any of the preceding clauses, including amounts not paid under any higher priority as a result of any applicable annual limitation or cap for payments of that type under such higher priority) to such Secured Party by the Borrower; and
(x)tenth, to LendingClub (as a distribution from the Borrower) by deposit to the Borrower’s Designated Account, all remaining Available Funds.
(b)    Objections to Servicer’s Monthly Settlement Certificate. Notwithstanding anything to the contrary set forth in subsection (a) of this Section, if on or prior to 5:00 p.m. New York City time on the Business Day before any Settlement Date, the Paying Agent and the Servicer have received a written notice from the Administrative Agent that the Administrative Agent has made a good faith determination that the application of funds provided for in the Servicer’s Monthly Settlement Certificate submitted by the Servicer for such Settlement Date does not comply with this Section (which notice shall provide the detailed basis of any such determination), then (i) the Paying Agent shall not make any distributions in accordance with such Servicer’s Monthly Settlement Certificate; and (ii) the Servicer (or, if the Servicer fails to do so, the Administrative Agent) shall provide to the Paying Agent a revised Servicer’s Monthly Settlement Certificate reasonably acceptable to the Administrative Agent (or, in the case of the Administrative Agent, distribution instructions in a form reasonably acceptable to the Paying Agent) that are in compliance with this Section by no later than the Business Day following the Business Day on which such notice from the Administrative Agent has been received by the Servicer on or prior to 5:00 p.m. New York City time on such Business Day. The Paying Agent shall make the distributions set forth in subsection (a) of this Section on the Settlement Date based on such revised Servicer’s Monthly Settlement Certificate (or distribution instructions); provided, that if such revised Servicer’s Monthly Settlement Certificate (or distribution instructions) are received after 5:00 p.m. New York time on the Business Day before the scheduled Settlement Date, then the related “Settlement Date” shall be deemed to be the Business Day following the first Business Day on which such revised Servicer’s Monthly Settlement Certificate (or distribution instructions) has been received by the Paying Agent on or prior to 5:00 p.m. on such Business Day.
(c)    Distributions Following an Event of Default. Notwithstanding the terms of subsection (a) of this Section, after the occurrence and during the continuance of an Event of Default, (i) the Collateral Trustee shall deposit the proceeds of all Collateral into the Collection Account (or such other account as has been designated by the Administrative Agent), and (ii) the Paying Agent shall apply all funds on deposit in the Collection Account or the Reserve Account (and the Administrative Agent shall apply all Collections and other Borrower funds on deposit in any such other account) to any outstanding Obligations in any order of priority as directed by the Administrative Agent in its sole discretion; provided, that, solely as among the Agents, no Agent or other third party shall have a distribution priority that is lower than the priority set forth in subsection (a) above unless such Agent has provided its prior written approval thereof.
SECTION 3.03     Payments Generally.
(a)    Payment of Obligations. Except with respect to Obligations to be paid from funds on deposit in the Collection Account, the Borrower shall remit any Obligation due hereunder or under any Transaction Document to the Paying Agent at its designated account not later than 12:00 noon, New York City time, on the date when due in immediately available funds. Any funds received after that time will be deemed to have been received on the next Business Day.

(b)    Obligations Absolute; No Setoff. All Obligations are absolute, unconditional, and shall be paid by the Borrower without setoff, defense, counterclaim, abatement, diminution or deduction of any kind, all of the foregoing of which, to the extent arising under applicable law, are hereby expressly waived by the Borrower.
(c)    Business Day. Except as otherwise expressly provided herein, whenever any payment shall become due or is required to be made on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest, if applicable.
(d)    No Tax or Legal Advice. Citigroup Inc., its Affiliates, and their respective employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup Inc. and its Affiliates. This Agreement, the other Transaction Documents, and any amendments or attachments hereto or thereto are not intended or written to be used, and cannot be used or relied upon, by the Lender, the Borrower, any other Agent, or any of their respective Affiliates, or any other taxpayer as legal or tax advice or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.
SECTION 3.04     Establishment and Maintenance of Accounts.
(a)    Collection Account and Reserve Account. On or prior to the date hereof, the Borrower shall establish two separate segregated trust accounts (that constitute securities accounts for purposes of the UCC), each in the name of the Borrower at the Account Bank, which shall be identified by account number in the Account Control Agreement as the “Collection Account” (the “Collection Account”) and the Reserve Account (the “Reserve Account”). Each of the Collection Account and the Reserve Account shall be under the sole “control” (within the meaning of the UCC) of the Collateral Trustee, for the benefit of the Secured Parties. The Borrower shall continue to maintain the Collection Account until the Commitments have been terminated and all Obligations (other than contingent obligations as to which no claims have been asserted) have been indefeasibly paid in full (“Payment in Full”). The Borrower shall continue to maintain the Reserve Account until the Reserve Account Termination Date. The Account Bank shall take directions with respect to the Collection Account and the Reserve Account solely from the Collateral Trustee (and the Collateral Trustee hereby agrees to act with respect thereto at the direction of the Administrative Agent); provided, that the Account Bank shall follow (i) the standing instructions expressly set forth in the Account Control Agreement with respect to transfers and distributions to be made by the Paying Agent in accordance herewith (which shall be based made based upon such certificates, notices or other documentation expressly set forth herein as the basis for making any such transfer or distribution hereunder) and (ii) directions with respect to the Collection Account and the Reserve Account from the Borrower pursuant to the terms of and as set forth in Section 7 of the Account Control Agreement. The Collection Account and the Reserve Account shall be subject at all times (with respect to the Collection Account) or until the Reserve Account Termination Date (with respect to the Reserve Account) to a first-priority perfected security interest in favor of the Collateral Trustee, for the benefit of the Secured Parties, and each such account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Trustee on behalf of the Secured Parties.
(b)    If at any time and in any context whatsoever the Account Bank or Paying Agent receives inconsistent or conflicting instructions with respect to disposition of funds or any other matter with respect to the Reserve Account or the Collection Account, (i) the instructions of the Collateral Trustee shall be controlling over all other instructions of any other Person and the Account Bank and Paying Agent shall be held harmless in following such instructions; and (ii) the Collateral Trustee shall have no duty or obligation to provide instructions with respect to any matter and if the Collateral Trustee declines to resolve a conflict in instructions or provide instructions with respect to any disposition of funds or other activity involving the Reserve Account or the Collection Account, then the instructions of the Administrative Agent shall be controlling over all other instructions of any other Person and the Account Bank and Paying Agent shall be held harmless in following such instructions.
SECTION 3.05     Distribution Reporting; Lender Access to Information.
(a)    Servicer’s Monthly Settlement Certificate. No later than 1:00 p.m., New York City time, on the second (2nd) Business Day immediately preceding each Settlement Date, the Borrower shall cause the Servicer to deliver to the Paying Agent, the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice) and the Backup Servicer, a copy of the Servicer’s Monthly Settlement Certificate executed by an Authorized Officer of the Servicer substantially in the form of Exhibit G, which shall contain: (i) instructions with respect to the specific distributions to be made by the Paying Agent from Available Funds to each Person entitled thereto (or for deposit into the Reserve Account) on the related Settlement Date pursuant to Section 3.02(a); (ii) identification of any amount to be transferred from the Reserve Account into the Collection Account pursuant to Section 3.01(d); (iii) a certification that, as of such date and as of the Settlement Date (after giving effect to all distributions and transfers contemplated on such date), each of the Borrower, Seller and Servicer is and will be Solvent and no Event of Default, Default, Seller Default, Servicer Default or event that, with the giving of notice or passage of time or both, would become a Seller Default or a Servicer Default, has occurred or will occur as of such Settlement Date (after giving effect to all distributions and transfers contemplated on such date), or describing any of the foregoing that has occurred and the steps being taken as a result thereof; (iv) all information required pursuant to the Backup Servicing Agreement or necessary to enable the Backup Servicer to verify the information specified in the Backup Servicing Agreement (if any); (v) attaching a Borrowing Base Certificate, dated and current as of the close of business on the date preceding the delivery date for such Servicer’s Monthly Settlement Certificate set forth above, and showing as of such date and on a pro forma basis as of the Settlement Date (after giving effect to all distributions, transfers and other activity to occur on such Settlement Date), the calculation of the Eligible Pool Balance, Excess Concentration Amount, and Borrowing Base; (vi) attaching a Data File; (vii) attaching a detailed Portfolio Report providing (A) collections activity with respect to the Collateral for the immediately preceding Collection Period, (B) a detailed calculation of (1) the Delinquency Ratio as of the last day of the immediately preceding Collection Period and the three-month average of the Delinquency Ratios as of the last day of the three most recent Collection Periods; (2) the Vintage Loss Percentage (including, without limitation, each component thereof set forth on Schedule II) as of the last day of the preceding Collection Period, (3) the “Cohort Loss Value” determined pursuant to the Model used to calculate the Advance Rate and the other applicable data (including, without limitation, with respect to any applicable adjustments forming part of such Advance Rate calculation) used in such Model (as referred to in Schedule II), and (4) the income verification percentage of Eligible Receivables that are Purchased Receivables as of the last day of the preceding Collection Period; (C) all other information needed by the Agents or Lenders for performance management and regulatory capital review, and (D) a certification as to the truth and accuracy of the foregoing, and that no Amortization Event has occurred (or reasonable detail with respect to any Amortization Event that has occurred); (viii) containing the Supplemental Information and Certification; and (ix) containing such other information as is reasonably requested by the Administrative Agent. The Borrower shall, or shall cause the Servicer to, immediately notify the Administrative Agent and Paying Agent if any such pro forma information or calculations fail to be true as of the applicable Settlement Date, together with corrected and updated information and calculations as of such Settlement Date.
(b)    Lender Access to Information. The Administrative Agent may, at its option, make available to the Lenders via email, ftp site or internet website, all statements, reports and other information in its possession received under or in connection with this Agreement or any other Transaction Document. The Administrative Agent makes no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In connection with providing access to any ftp or internet website, the Administrative Agent may require registration and the acceptance of a disclaimer and such site may be password-protected. None of the Administrative Agent, Paying Agent or Collateral Trustee shall be liable for the dissemination of information in accordance with this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01    Representations and Warranties of the Borrower. The Borrower makes the following representations and warranties, on which each Lender relies in funding each Advance, on which each Agent relies in entering into and continuing to perform under this Agreement, and on which the Collateral Trustee relies in receiving a security interest in the Purchased Receivables and the other Collateral. Such representations and warranties of the Borrower are made as of the date of this Agreement, as of each Advance Date (after giving effect to the funding of the applicable Advance), and as of each Prepayment/Release Date on which there is a Release (after giving effect thereto), unless such representation or warranty expressly refers to an earlier date, in which case it is made on such date with respect to such earlier date. The representations and warranties shall survive execution of this Agreement, the granting of Liens under the Security Agreement, the funding of each Advance and the Release of any Liens (but excluding with respect to any Receivables subject to such Release following the release of the Lien thereon).
(a)    Organization and Good Standing. The Borrower is (i) a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) except where the failure to do so could not reasonably be expected to result in a Material Adverse Change, is in good standing with every Governmental Authority having jurisdiction over its activities.
(b)    Power and Authority; Enforceability. The Borrower has all requisite power and authority to own its properties, carry on its business as and where now being conducted and execute and deliver this Agreement and each other Transaction Document to which it is a party, perform all of its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. Each of this Agreement and each other Transaction Document to which the Borrower is party has been duly and validly executed and delivered by the Borrower and is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law).
(c)    Consents and Approvals. The Borrower has all qualifications, regulatory permissions and/or licenses necessary, and no consent, approval, authorization, registration, filing or order of any court or Governmental Authority is required, for the execution, delivery and performance by the Borrower of, or compliance by the Borrower with, this Agreement or any other Transaction Document to which it is a party, or the consummation of the transactions contemplated hereby (including the acquisition of the Purchased Receivables and other Purchased Assets by the Borrower from the Seller and the pledge and grant of the Purchased Receivables and other Purchased Assets by the Borrower to Collateral Trustee, for the benefit of the Secured Parties), except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.
(d)    No Lien on Purchased Assets. Neither the execution and delivery of this Agreement or any other Transaction Document to which the Borrower is party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms and conditions hereof or thereof, will result in the creation or imposition of any Lien on any Purchased Receivable or other Purchased Assets except in favor of the Collateral Trustee, for the benefit of the Secured Parties.
(e)    No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Borrower is a party and compliance with the terms of this Agreement and the other Transaction Documents to which the Borrower is a party do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the Borrower Organizational Documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of the properties of the Borrower pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Permitted Liens) or, except as could not reasonably be expected to result in a Material Adverse Change, violate any applicable law, order, rule, regulation, ordinance or directive of any Governmental Authority, of any court, or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any of its properties.
(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened in writing against the Borrower, before any court, regulatory body, administrative agency or other tribunal or other Governmental Authority (i) asserting the invalidity of this Agreement, or any other the Transaction Document to which the Borrower is a party, or the transactions contemplated hereby or thereby, (ii) seeking to prevent the incurrence of indebtedness by the Borrower hereunder, or (iii) that could reasonably be expected to result in a Material Adverse Change.
(g)    Regulations T, U and X. No proceeds of any Advance will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any Loan to be a “purpose credit” within the meaning of Regulation U. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or otherwise conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.
(h)    Investment Company Act and Volcker Rule Representations. (i) The Borrower is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the implementing regulations therefor (the “Volcker Rule”), and is making the determination that it is not a “covered fund” in reliance on the exemption from the definition of “investment company” provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Borrower; (ii) the Borrower is not, and immediately after giving effect to the transactions completed on the Closing Date hereunder will not be, required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act; and (iii) the Purchased Receivables and other assets included in the Collateral are “eligible assets” as defined in Rule 3a-7 of the Investment Company Act. Each Loan is an “eligible asset” as defined in Rule 3a-7 of the Investment Company Act.
(i)    Full Disclosure. The information contained herein, in any other Transaction Document, and in any Advance Notice, Prepayment/Release Notice, Servicer’s Monthly Settlement Certificate, Borrowing Base Certificate, Data File (including the loan identification number, Receivable Balance, rating, term, interest rate, origination date and Purchase Date of any Purchased Receivable), and any other report, financial statement, exhibit, schedule, officer’s certificate, instrument, or document furnished by or on behalf of the Borrower or Servicer to any Lender, any Agent, or the Backup Servicer under or in connection with this Agreement or any other Transaction Document, are and shall be true and correct in all material respects (or, in the case of projections or other forward looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that such projected financial information is subject to significant uncertainties and contingencies, any of which are beyond the Borrower’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material)) on the date as of which such information is stated or certified (as modified or supplemented by other information so furnished and when taken as a whole) and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading in any material respect. For the avoidance of doubt, the Borrower does not make any representation or warranty as to the correctness of any information provided by any Obligor (unless the Seller or the Servicer has verified such information with a source other than such Obligor).
(j)    No Material Adverse Change. Since December 31, 2016, there is no fact known to the Borrower that has had or could reasonably be expected to result in a Material Adverse Change.
(k)    Title to Receivables and other Property; Attachment, Perfection and Priority.
(i)    Immediately prior to the transfer to the Seller, the Originator had good and marketable title to and was the sole legal owner of each Receivable that has become a Purchased Receivable; the Seller validly purchased each such Receivable from the Originator, free and clear of any Liens (other than Permitted Liens), pursuant to the Originator Program Documents; the transfer of such Receivables pursuant to the Originator Program Documents constitutes a “true sale” thereof from the Originator to the Seller; and the ownership interest of the Seller in each such Receivable is a valid, perfected, and continuing, first priority Security Interest therein that is effective against creditors of and transferees from the Originator; the Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any Receivable that has become a Purchased Receivable to any Person other than the Seller; all of the foregoing with respect to the Receivables that became Purchased Receivables applies equally to any other Purchased Assets and Collateral that were subject to the Originator Program Documents.
(ii)    Immediately prior to the transfer to the Borrower, the Seller had good and marketable title to and was the sole legal owner of each Receivable that has become a Purchased Receivable; the Borrower validly purchased each such Receivable from the Seller, free and clear of any Liens (other than Permitted Liens), pursuant to the Receivables Purchase Agreement; the transfer of such Receivables pursuant to the Receivables Purchase Agreement constitutes a “true sale” or “true contribution” thereof from the Seller to the Borrower, and the ownership interest of the Borrower in each such Receivable is a valid, perfected, and continuing, first priority Security Interest therein that is effective against creditors of and transferees from the Seller and the Originator; the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any Purchased Receivable to any Person other than the Borrower; all of the foregoing representations with respect to the Purchased Receivables apply equally to any other Purchased Assets and Collateral that were subject to the Receivables Purchase Agreement.
(iii)    If any Receivable sold by the Originator to the Seller under the Originator Program Documents or sold by the Seller to the Borrower under the Receivables Purchase Agreement is a payment intangible (as defined in the UCC), the sale thereof is automatically perfected upon the transfer thereof.
(iv)    There are no judgment or tax lien filings against the Originator, the Seller or the Borrower; the Originator, the Seller and the Borrower each received all consents and approvals required by the terms of any Receivable Documents governing any Purchased Receivables to the Security Interest granted in (and, in the case of the Originator and the Seller, the sale of) the Purchased Receivables by such Person pursuant to the Transaction Documents.
(v)    The Borrower has good and marketable title to, and is the sole owner of, the Purchased Receivables; the Borrower has good and marketable title to, and is the sole owner of, all of its property, all of which is Collateral; the Borrower has the legal right to pledge and convey, and has validly pledged and conveyed, all of its right, title and interest in all of the Purchased Receivables and other Collateral to the Collateral Trustee, for the benefit of the Secured Parties, free and clear of any Liens, other than Permitted Liens; the Security Agreement, Servicing

Agreement, and the Account Control Agreement, together with the UCC financing statements filed in connection therewith, are effective to create and maintain a valid, perfected, and continuing, first priority Security Interest in and Lien on the Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties; appropriate financing statements have been filed with the Secretary of State of the State of Delaware against the Borrower in favor of the Collateral Trustee, for the benefit of the Secured Parties, to perfect the Lien in the portion of the Collateral that can be perfected by filing.
(vi)    No effective financing statement naming any Originator, the Seller or the Borrower as “debtor” or “seller” covering any Purchased Receivable or other Collateral is on file with the Secretary of State of the State of Delaware, the state of organization of the Originator, or any other jurisdiction, and no such filing has been authorized by the Originator, the Seller, or the Borrower, other than the filings described in clause (vii) hereof.
(vii)    Financing statements have been filed in with the Secretary of State of the State of organization of the “debtor” against (A) the Originator, as debtor/seller, in favor of the Seller, as secured party/purchaser; (B) the Seller, as debtor/seller, in favor of the Borrower, as assignor/secured party/purchaser, and assigned to the Collateral Trustee, for the benefit of the Secured Parties, as assignee secured party, and (C) the Borrower, as debtor, in favor of the Collateral Trustee, for the benefit of the Secured Parties, as secured party, that, in each such case, describe or cover the Purchased Receivables and other Purchased Assets as collateral thereunder. All of the foregoing financing statements remain duly filed with the Secretary of State of the State of organization of the debtor named therein. No such filing has been assigned to any other Person or terminated. All amendments to the financing statements listed in this paragraph that are necessary (and only such amendments that are necessary) to continue the perfection of the secured party (or assignee secured party, as applicable) listed therein in the Purchased Receivables and other Purchased Assets under the applicable UCC have been made (such as in connection with a debtor name change, if applicable).
(viii)    The Account Control Agreement creates a valid and perfected continuing security interest (as defined in the applicable UCC) in the Reserve Account (prior to a Reserve Account Termination Date) and the Collection Account in favor of the Collateral Trustee for the benefit of the Secured Parties, which security interest is prior to all other Liens. If any Purchased Receivable is evidenced by an electronic instrument, electronic chattel paper, or transferrable record, the Collateral Trustee, for the benefit of the Secured Parties, has “control” of the sole authoritative copy thereof, which is held by the Custodian, pursuant to the Servicing Agreement in accordance with applicable Electronic Receivables Laws or the UCC, as applicable. No Person other than the Collateral Trustee, for the benefit of the Secured Parties, has been given “control” (within the meaning of any applicable Electronic Receivables Laws or the UCC) of any promissory note or other Receivables Documents evidencing any Purchased Receivable or any deposit account owned by the Borrower.
(l)    Independent Consultation. The Borrower has consulted with its own legal counsel and independent accountants to the extent it has deemed necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated by this Agreement and the other Transaction Documents to which it is party, and neither the Borrower nor any other LC Group Member is participating in such transactions in reliance on any representations of any Agent, Lender or any Affiliate or counsel of any of them, with respect to tax, accounting, regulatory or any other matters.
(m)    Eligible Receivables. All of the Purchased Receivables have been selected from the “Prime” or “Near Prime” programs of Seller and, if included in the Borrowing Base on any Borrower Base Certificate or designated as Eligible Receivables on any Data File, such Purchased Receivables shall be Eligible Receivables as of the date of delivery of such Borrowing Base Certificate (or the date specified thereon). The Borrower shall not make purchases from any program other than the “Prime” or “Near Prime” programs of Seller without the prior written consent of the Administrative Agent. The Borrower has (itself or through the Servicer) conducted such due diligence and other review as it considered necessary with respect to the Purchased Receivables and other Collateral to make the representations and warranties herein set forth.
(n)    No Fraudulent Conveyance. As of the Closing Date and immediately after giving effect to each Advance, the Borrower is and will be Solvent, does and intends to pay its debts as they mature. The Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Borrower is not in default under any material obligation to pay money to any Person. The Borrower is not contemplating the commencement of Insolvency Proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Borrower or any of its assets. The Borrower is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. The Borrower will not use the proceeds from any Advance to give any preference to any creditor or class of creditors. The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale or transfer to the Borrower of the Purchased Receivables by the Seller under the Receivables Purchase Agreement. The Seller has given fair consideration and reasonably equivalent value in exchange for the sale of to the Seller the Receivables by Originator under the Originator Program Documents.
(o)    All Payments Made In Ordinary Course of Business. Each payment to any Lender in respect of any principal or interest on its Loan or other Obligation by or on behalf of the Borrower under or in connection with this Agreement shall be (i) a payment of a debt incurred by the Borrower in the ordinary course of business and financial affairs of the Borrower, and (ii) made in the ordinary course of business and financial affairs of the Borrower. In the event that the true sale of Purchased Receivables from the Seller to the Borrower is recharacterized by any court as a secured lending rather than a sale, each remittance of Collections of Purchased Receivables to the Borrower in accordance with this Agreement and the Servicing Agreement will have been (A) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Borrower, and (ii) made in the ordinary course of business or financial affairs of the Seller and the Borrower.
(p)    No Other Business. (x) The Borrower engages in no business activities other than the purchase or acquisition of the Receivables, Receivable Document Packages and other related Purchased Assets, and proceeds of the foregoing in the ordinary course of its business, sale or other disposition of the Receivables, Receivable Document Packages and other Purchased Assets and proceeds of the foregoing in the ordinary course of its business, financing its purchase or acquisition of the Purchased Assets pursuant to this Agreement, pledging the Purchased Assets and other Collateral under the Transaction Documents, transactions contemplated by the Transaction Documents, and other activities relating to the foregoing to the extent permitted by the Borrower Organizational Documents. (y) Without limiting the foregoing, the Borrower is not a borrower under any loan or financing agreement, facility or other arrangement other than the Facility established pursuant to this Agreement and the other Transaction Documents. The Borrower is not party to any agreement, covenant or undertaking that restricts the power or authority of the Borrower, acting without the consent of any other Person, to amend, waive or otherwise modify any provision of this Agreement or any other Transaction Document.
(q)    No Indebtedness. The Borrower has no Indebtedness, other than Indebtedness incurred hereunder or in connection herewith, including, without limitation, Indebtedness incurred pursuant to Section 6.03.
(r)    ERISA.
(i)    Schedule VIII sets forth each Plan and Multiemployer Plan as of the Closing Date. Each Plan is in compliance in form and operation with its terms and with applicable requirements of ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not result in material liability. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification). No ERISA Event has occurred, or is reasonably expected to occur, other than as could not, individually or in the aggregate, result in material liability.
(ii)    There exists no material Unfunded Pension Liability with respect to any Pension Plan, except as could not reasonably be expected to result in material liability.
(iii)    None of the Borrower, any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make contributions to any Multiemployer Plan.
(iv)    There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any Subsidiary or any ERISA Affiliate, threatened in writing, which could reasonably be expected either singly or in the aggregate to result in material liability.
(v)    The Borrower, any Subsidiary and any ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, could not reasonably be expected to result in material liability.
(vi)    No Pension Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 412 of the Code or Section 302 or 304 of ERISA. The Borrower, any Subsidiary, and any ERISA Affiliate have not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Pension Plan subject to Section 4064(a) of ERISA to which it made contributions. None of the Borrower, any Subsidiary or any ERISA Affiliate have incurred or reasonably expect to incur any liability to PBGC, save for any liability for premiums due in the ordinary course or other liability which could not reasonably be expected to result in material liability, and no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists or, to the knowledge of the Borrower, is likely to arise on account of any Plan. None of the Borrower, any Subsidiary or any ERISA Affiliate has engaged in a transaction described in Section 4069(a) or 4212(c) of ERISA.
(vii)    Borrower is not and is not acting on behalf of (A) an “employee benefit plan” as defined in Section 3(3) of the ERISA, that is subject to Title I of ERISA, (B) a “plan” as defined in and subject to Section 4975 of the Code, (C) any entity deemed to hold Plan Assets, or (D) any entity that is subject to State statutes regulating investments of, and fiduciary obligations with respect to, governmental plans (as such term is defined in Section 3(32) of ERISA), that would be violated by the transactions contemplated by this Agreement
(s)    Compliance with Law. Each of the Borrower, the Seller, and the Servicer (i) are in compliance with all applicable Requirements of Law, including all applicable AML-BSA Laws (as defined in the Receivables Purchase Agreement); and (ii) are in compliance with each and every order of any Governmental Authority or other board or tribunal, except, in each case, where any such noncompliance could not reasonably be expected to result in a Material Adverse Change.
(t)    Tax Matters. The Borrower has paid and discharged, and has caused LendingClub to pay and discharge, all material Taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except to the extent that (i) such Person has been contesting in good faith in appropriate proceedings its obligation to pay such Taxes or charges, (ii) adequate reserves having been set aside for the payment thereof in accordance with GAAP, and (iii) such failure to pay could not give rise to a tax lien on any Collateral (other than Liens described in clause (iii) in the definition of Permitted Liens). The Borrower is a disregarded entity that is wholly owned by a United States person within the meaning of Section 7701(a)(30) of the Code for federal income tax purposes and no election has been made or will be made to treat the Borrower as a corporation or an association taxable as a corporation for federal income tax purposes.
(u)    Compliance with Anti-Bribery Laws. Neither the Borrower nor any other LC Group Member nor, to the knowledge of the Borrower or such other LC Group Member, any Affiliate, director, officer, agent, or employee of the Borrower or such other LC Group Member, or any other Person acting on behalf of the Borrower or any other LC Group Member is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Borrower and each other LC Group Member has instituted and maintain policies and procedures to ensure compliance with the foregoing. No part of the proceeds of the Advances will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
(v)    Compliance with Anti-Money Laundering Laws. The operations of the Borrower and each other LC Group Member are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA PATRIOT Act), the applicable money laundering statutes of all jurisdictions where the Borrower or any other LC Group Member conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any other LC Group Member with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrower or any such other LC Group Member, threatened.
(w)    No Sanctions. Neither the Borrower nor any other LC Group Member nor, to the knowledge of the Borrower or any other LC Group Member, any director, officer, agent, employee or Affiliate of the Borrower or any such other LC Group Member (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any Lender or any Agent.
SECTION 4.02     No Waiver. The knowledge by any Agent or Lender (or any employee, officer, director, representative or agent of any of them) of any inaccuracy or breach of any representation and warranty provided by the Borrower or any other LC Group Member (in any capacity) pursuant to this Article IV, any other Transaction Document, or any other instrument, certificate or agreement, regardless of when, how or from what source such knowledge is acquired, shall not be a waiver by such Person with knowledge or any other Person of such representation and warranty or a waiver of the rights of any of them with respect to such breach. Each Agent and Lender expressly reserves the right to assert any and all claims for, or arising from, the breach of any representation and warranty by the Borrower or any such other LC Group Member, regardless of any knowledge of such breach prior to Closing Date or at any time thereafter. No Agent or Lender (or any employee, officer, director, representative or agent of any of them) has any duty to disclose to the Borrower or any other LC Group Member (in any capacity) any knowledge of any breach of any representation and warranty, regardless of when, how or from what source such knowledge is acquired.
ARTICLE V
CONDITIONS
SECTION 5.01     Conditions to the Initial Advance. The obligation to fund the initial Advance and perform the respective obligations of the Agents and the Lenders hereunder is subject to satisfaction of all of the conditions precedent set forth below in this Section, to the sole satisfaction of all of the Agents and Lenders.
(a)    Transaction Documents. Each Agent and each Lender has received a counterpart of this Agreement and each other Transaction Document, duly executed by each party hereto and thereto, in form and substance reasonably satisfactory to each Agent and each Lender, in each such party’s sole discretion.
(b)    Consents and Waivers. Each party has received all internal and external approvals and all consents and waivers necessary for the consummation of the transactions contemplated hereby and by the other Transaction Documents, and all such approvals, consents and waivers are in full force and effect.
(c)    Upfront Fee and Obligations. The Borrower has paid or caused to be paid (i) the Upfront Commitment Fee due to each Committed Lender pursuant to the Fee Letter and (ii) reasonable legal fees and expenses of Mayer Brown LLP, as counsel to the Administrative Agent, for the initial negotiating, documenting and closing of the transactions contemplated hereby (subject to any mutually agreed fee cap), and (iii) the reasonable out-of-pocket expenses of the Administrative Agent, the Collateral Trustee, the Account Bank, and the Paying Agent pursuant to Section 9.06(a);
(d)    Certificates and Resolutions. Each Agent and each Lender has received:
(i)    certified copies of the organizational documents of the Borrower and LendingClub and each amendment thereto, and resolutions of the Board of Directors or other governing authority of each of the Borrower and LendingClub authorizing or ratifying (A) the execution, delivery and performance, respectively, of all Transaction Documents to which it is a party and consummation of the transactions contemplated hereby and thereby, (B) in the case of the Borrower only, the incurrence of the indebtedness contemplated hereunder, and (C) in the case of the Borrower only, the granting by the Borrower to the Collateral Trustee, for the benefit of the Secured Parties, of the security interests contemplated by the Security Agreement, certified by the Secretary or an Assistant Secretary of the Borrower or LendingClub, as applicable, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;
(ii)    copies of certificates (long form) or other evidence from the Secretary of State or other appropriate authority of the State of Delaware, evidencing the good standing of the Borrower and the Servicer in the State of Delaware, in each case, dated no earlier than 15 days prior to the Closing Date;
(iii)    a certificate of the Secretary or an Assistant Secretary of the Borrower and LendingClub, as applicable, certifying the names and the signatures of its Authorized Officers; and
(iv)    a certificate of an Authorized Officer of LendingClub (in any capacity) and the Borrower stating that (A) the representations and warranties of such party in this Agreement and any other Transaction Document are true and correct as of the Closing Date, (B) such party has complied with all applicable covenants and agreements in the Transaction Documents to which it is a party, and (C) all conditions set forth in this Section 5.01 on its part to be performed or satisfied on or prior to the Closing Date have been satisfied.
(e)    Legal Opinions. Each Agent and each Lender has received, in form and reasonably substance satisfactory to it, the following legal opinions (in each case, with customary qualifications and limitations):
(i)    a legal opinion from counsel to Borrower, opining that (A) the Borrower is not a “covered fund” within the meaning of the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, commonly known as the “Volcker Rule;” (B) the Borrower is not, and immediately after giving effect to the transactions completed on the Closing Date hereunder will not be, required to register as an “investment company” within the meaning of the Investment Company Act, as amended (the “1940 Act”); (C) the Purchased Receivables and other assets included in the Collateral are “eligible assets” as defined in Rule 3a-7 of the Investment Company Act; and (D) each Loan is an “eligible asset” as defined in Rule 3a-7 of the Investment Company Act.
(ii)    a legal opinion from counsel to the Borrower and Seller, opining that each of (i) the security interest in the Purchased Receivables and other Purchased Assets granted by the Seller to the Borrower, and (ii) the security interest in the Purchased Receivables, Purchased Assets, Collection Account and other Collateral granted by the Borrower to the Collateral Trustee, for the benefit of the Secured Parties, is valid and perfected under the applicable UCC;
(iii)    a legal opinion from counsel to the Borrower and Seller, opining that the Receivables Purchase Agreement (A) constitutes a true sale or transfer from the Seller to the Borrower and the Purchased Receivables transferred thereunder will not be subject to the bankruptcy estate of the Seller, and (B) nonconsolidation of the Seller and Borrower in event of bankruptcy; and
(iv)    legal opinions from counsel to the Borrower, Seller, and Servicer, and Collateral Trustee, reasonably satisfactory to the Administrative Agent, with respect to corporate or other company authority, enforceability, compliance with law and other standard legal opinions.

(f)    UCC Filings. The Administrative Agent has received (i) UCC search results with respect to the Seller and the Borrower; (ii) satisfactory evidence of any required lien releases; and (iii) UCC filings (A) naming the Borrower as debtor and the Collateral Trustee as secured party, and (B) naming the Seller as debtor/seller, the Borrower as secured party/purchaser and the Collateral Trustee as assignee of the original secured party.
(g)    Collection Account and Reserve Account. The Administrative Agent has received satisfactory evidence of the opening of the Collection Account and the Reserve Account, and all parties to the Account Control Agreement have executed such agreement.
(h)    Portfolio Report on Managed Pool Receivables. The Administrative Agent shall have received from the Servicer a Portfolio Report of the type described in Section 3.05(a)(vi) with respect to the Managed Pool Receivables as of the last day of the preceding calendar month.
(i)    Additional Documents. Each Agent and Lender has received such other documents and information as such party may reasonably request.
(j)    Due Diligence. Each Agent and each Lender has completed, to its satisfaction, its due diligence review and audits of the Borrower and the Servicer and their respective management, controlling stockholders, systems, underwriting, servicing and collection operations, static pool performance and loan files (subject to the requirements with respect to the delivery of the initial AUP Letter on or prior to six months from the Closing Date as set forth in Section 6.01(t)).
SECTION 5.02     Conditions to Each Advance and Release. Each Advance (including the initial Advance) and each Release shall be subject to the conditions precedent set forth in this Section.
(a)    Notices; Deliverables; Limitations. Any Advance or Release, as the case may be, shall have been requested and made in compliance with, (i) with respect to any Advance, Section 2.01, and (ii) with respect to any Release, Section 2.04, including, without limitation, delivery of the applicable Advance Notice or Prepayment/Release Notice, as the case may be, as and when required thereunder.
(b)    No Commitment Termination Date. Solely with respect to any Advance, the Commitment Termination Date shall not have occurred on or prior to the applicable Advance Date.
(c)    Compliance. On the applicable Activity Date, no Default, Event of Default or Amortization Event shall have occurred or be continuing, or will arise as a result of (and after giving effect to) such Advance or Release, as the case may be.
(d)    No Borrowing Base Deficiency or Required Reserve Account Deposit Amount. After giving effect to such Advance or Release (including any related prepayment made at the time of such Release and any deposit into or withdrawal from the Reserve Account to be made in connection with such Advance or Release, as the case may be), there shall be no Borrowing Base Deficiency and the Required Reserve Account Deposit Amount shall not be more than zero ($0.00).
(e)    Representations and Warranties. The representations and warranties made by the Seller, Servicer and Borrower in the Transaction Documents shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the applicable Activity Date after giving effect to any Advance or Release (and any related prepayment made at the time of such Release), as applicable, on such date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date).

(f)    Custodian Possession. Solely with respect to any Advance, no Person other than the Custodian is in actual or constructive possession of the authoritative copy of any promissory note or other transferrable record included as part of any Receivable Document Package for each Purchased Receivable, and the Collateral Trustee, for the benefit of the Secured Parties, has sole “control” thereof pursuant to the Servicing Agreement. With respect to any Advance, on the date that the Borrower delivers the applicable Advance Notice with respect to such Advance, the Seller shall have delivered to the Custodian and the Custodian shall have sole possession (with “control” by the Collateral Trustee, for the benefit of the Secured Parties), of the Receivable Document Packages with respect to the Receivables to be transferred to the Borrower on the related Advance Date, and such other documentation and information (or Data File) as required under the Servicing Agreement or reasonably requested by the Custodian, all of the foregoing of which shall be true, complete and correct in all material respects.
(g)    Receivable Review. The Administrative Agent shall have performed (absent an Event of Default or unless the Borrower otherwise agrees, without the engagement of a third party verification agent to so perform), a review of the Receivable Document Packages for the Receivables subject to purchase on the Advance Date (if applicable), Purchased Receivables included in the Borrowing Base, Managed Pool Receivables, and other information regarding the Borrower, Seller or Servicer (including, without limitation, information requested pursuant to subsection (h) of this Section), and the Administrative Agent shall not have, on or prior to the applicable Activity Date, provided written notice to the Borrower and the Servicer of any material uncured Exception or potential failure of the conditions precedent set forth herein to be satisfied that, in either case, the Administrative Agent reasonably determines should result in a delay of such Advance or Release; provided, that any such review of Receivable Document Packages and other information by the Administrative Agent shall not limit the reliance by the Administrative Agent and the Lenders on the representations and warranties of the Borrower, Seller and Servicer made hereunder, under any other Transaction Document, or under any instrument, certificate or other document delivered in connection herewith or therewith.
(h)    Additional Information. The Borrower shall have provided, or shall have caused the Servicer to provide, to the Administrative Agent, all other information that the Administrative Agent may reasonably require upon reasonable advance notice thereof in connection with such Advance or Release and satisfaction of the conditions precedent thereto set forth herein.
SECTION 5.03     Conditions to Amendment and Restatement of the Existing Credit Agreement. The amendment and restatement of the Existing Credit Agreement shall become effective on and as of the first date (the “Effective Date”) on which all of the following conditions precedent set forth below in this Section have been satisfied, to the sole satisfaction of all of the Agents and Lenders:
(a)    Each Agent and each Lender has received a counterpart of the following agreements, in each case, duly executed by each party hereto and thereto, in form and substance reasonably satisfactory to each Agent and each Lender, in each such party’s sole discretion:
(i)    this Agreement;
(ii)    the amended and restated Fee Letter;
(iii)    the amended and restated Receivables Purchase Agreement;
(iv)    the amended and restated Servicing Agreement;
(v)    the amended and restated Backup Servicing Agreement; and
(vi)    the amended and restated Account Control Agreement.

(b)    Amendment Fee and Obligations. The Borrower has paid or caused to be paid (i) the Amendment Fee pursuant to the Fee Letter, (ii) reasonable legal fees and expenses of Morgan, Lewis and Bockius LLP, as counsel to the Administrative Agent, for the negotiating, documenting and closing of the transactions contemplated hereby (subject to any mutually agreed fee cap), and (iii) the reasonable out-of-pocket expenses of the Administrative Agent, the Collateral Trustee, the Account Bank, and the Paying Agent pursuant to Section 9.06(a);
(c)    Certificates and Resolutions. Each Agent and each Lender has received:
(i)    any amendments to the organizational documents of the Borrower and LendingClub since the Closing Date or a certification by the Secretary or an Assistant Secretary of the Borrower or LendingClub, as applicable, that such organizational documents have not been amended since the Closing Date, and resolutions of the Board of Directors or other governing authority of each of the Borrower and LendingClub authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement and the other Transaction Documents delivered pursuant to this Section 5.03 to which it is a party and consummation of the transactions contemplated hereby and thereby or a certification by the Secretary or an Assistant Secretary of the Borrower or LendingClub, as applicable, that such resolutions delivered on the Closing Date have not been amended, modified, revoked or rescinded since the Closing Date;
(ii)    copies of certificates (long form) or other evidence from the Secretary of State or other appropriate authority of the State of Delaware, evidencing the good standing of the Borrower and the Servicer in the State of Delaware, in each case, dated no earlier than 15 days prior to the Effective Date; and
(iii)    a certificate of the Secretary or an Assistant Secretary of the Borrower and LendingClub, as applicable, certifying the names and the signatures of its Authorized Officers.
(d)    Legal Opinions. Each Agent and each Lender has received, in form and substance reasonably satisfactory to it, a legal opinion from counsel to the Borrower and LendingClub, with respect to corporate or other company authority of the Borrower and LendingClub and enforceability and compliance with law of this Agreement and the other agreements listed in Section 5.03(a), with customary qualifications and limitations.
ARTICLE VI
COVENANTS
SECTION 6.01     Affirmative Covenants. The Borrower hereby covenants and agrees that until Payment in Full as follows:
(a)    Notices. The Borrower shall, within five (5) Business Days after the occurrence of events described in clauses (i), (ii) or (iv), and within fifteen (15) days after the occurrence of events described in clause (iii), give notice to each Agent (which notice the Administrative Agent shall promptly make available to the Lenders in accordance with its customary practice) of any of the following:
(i)    any Material Adverse Change, Regulatory Trigger Event, Amortization Event, Default, Event of Default, Servicer Default, Seller Default, or any event which with the giving of notice or lapse of time, or both, would become a Servicer Default or Seller Default, or any event of default or default under any other material agreement of the Borrower or any agreement of LendingClub or any other LC Group Member that either evidences or gives rise to Material Indebtedness or that could reasonably be expected to result in a Material Adverse Change;

(ii)    (1) receipt of service of process by any agent or representative of LendingClub, the Borrower or any other LC Group Member, as the case may be, of or for any litigation, legal process, arbitration, action or suit or (2) receipt of service or otherwise of written notice by any agent or representative of LendingClub, the Borrower or any other LC Group Member, as the case may be, of or for any governmental inquiry, administrative, regulatory, judicial or quasi-judicial proceeding or investigation, in each case, against LendingClub, the Borrower or any other LC Group Member, or any material adverse development therein, or material adverse judgment or decree with respect thereto, that (in the case of any of the foregoing): (A) questions or challenges the validity or enforceability of any of the Transaction Documents, (B) could reasonably be expected to result in a material impairment of, or otherwise could reasonably be expect to adversely effect, a material portion of the Purchased Receivables or the related Receivables Documents, (C) could reasonably be expected to result in liability (or loss of value with respect to Collections) in excess of $300,000 for the Borrower or $35,000,000 for LendingClub or any other LC Group Member or (D) has resulted in or could reasonably be expected to result in, a Material Adverse Change (for avoidance of doubt, any of the foregoing shall not be deemed to be a Regulatory Trigger Event unless such event satisfies the definition thereof);
(iii)    (1) receipt of service of process by any agent or representative of LendingClub, the Borrower or any other LC Group Member, as the case may be, of or for any litigation, legal process, arbitration, action or suit or (2) receipt of service or otherwise of written notice by any agent or representative of LendingClub, the Borrower or any other LC Group Member, as the case may be, of or for any governmental inquiry, administrative, regulatory, judicial or quasi-judicial proceeding or investigation, in each case, against LendingClub, the Borrower or any other LC Group Member, or any material adverse development therein, or material adverse judgment or decree with respect thereto, that involves a putative class action brought against the Borrower, LendingClub or any other LC Group Member (for avoidance of doubt, any of the foregoing shall not be deemed to be a Regulatory Trigger Event unless such event satisfies the definition thereof); or
(iv)    any other development that becomes known to any officer of any LC Group Member that could reasonably be expected to result in a Material Adverse Change.
Each notice pursuant to this subsection (a) shall be accompanied by a statement signed by an Authorized Officer of LendingClub or the Borrower, as applicable, setting forth details of the occurrence referred to therein and stating what action LendingClub and the Borrower, as the case may be, has taken or proposes to take with respect thereto. For avoidance of doubt, except to the extent necessary for the Secured Parties to enforce rights against the Collateral after an Event of Default (including, without limitation, access to the Receivables Documents by a successor Servicer), nothing in this provision shall require the Borrower, LendingClub, or any Subsidiary thereof to disclose to any Agent or any other Person: (A) any attorney work product or records subject to attorney-client privilege if such disclosure would cause a loss of the attorney-client privilege in connection with active litigation to the detriment of the Borrower, Seller, or Servicer, (B) any records subject to a binding, noncancellable confidentiality agreement with a third party, the disclosure of which would violate such confidentiality agreement, unless the Administrative Agent or its representative could, pursuant to the terms thereof, agree to confidentiality restrictions or other terms in order to gain access, and such Agent or its representative agrees to such terms, provided, that during the continuance of an Event of Default, the Borrower shall, and shall cause the Seller and Servicer to, take all actions possible to make such disclosure to the Administrative Agent in a manner that does not violate any outstanding confidentiality agreement, or (C) any records the disclosure of which to the Administrative Agent or its representative (including on a confidential basis), as confirmed in an opinion of counsel to the Borrower, Seller or Servicer, as applicable, delivered to the Administrative Agent, is prohibited by applicable law and there is no manner to disclose such information (or any portion thereof) without violating applicable law; provided, that such disclosure shall be made to the fullest extent permitted by applicable law; and provided, further, that during the continuance of an Event of Default, the Borrower shall, and shall cause the Seller and Servicer, to take all possible actions to provide such disclosure in a manner that will not violate applicable law.
(b)    Taxes. The Borrower shall, and shall cause LendingClub to, pay and discharge all material Taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except to the extent that (i) the Borrower or LendingClub, as applicable, shall be contesting in good faith in appropriate proceedings its obligation to pay such Taxes or charges, (ii) adequate reserves have been set aside for the payment thereof in accordance with GAAP, and (iii) such failure to pay could not give rise to a tax Lien on any Collateral (other than Liens described in clause (iii) in the definition of Permitted Liens). The Borrower shall at all times be a disregarded entity for federal income tax purposes that is wholly owned by a United States person within the meaning of Section 7701(a)(30) of the Code and no election will be made to treat the Borrower as a corporation or an association taxable as a corporation for federal income tax purposes.
(c)    Continuity of Business. The Borrower shall and shall cause LendingClub to: (i) preserve and maintain its legal existence; and (ii) maintain all licenses, rights, permits, franchises and qualifications necessary to perform its respective obligations under this Agreement and the other Transaction Documents and to operate its business generally, except, in the case of clause (ii), where failure to so maintain could not reasonably be expected to result in a Material Adverse Change.
(d)    Additional Information. The Borrower shall, or shall cause the Servicer to, deliver to the Administrative Agent and any Lender, from time to time, (i) statements and schedules further identifying and describing the Collateral, and (ii) such other reports and information with respect to the Collateral, the Managed Pool Receivables, and/or the respective operations, policies and practices of LendingClub or the Borrower, in any such case, as the Administrative Agent or any Lender shall reasonably request.
(e)    Servicing and Enforcement. The Borrower will cause the Servicer to service, administer and enforce the Purchased Receivables in accordance with the Servicing Agreement.
(f)    Continuous Perfection and Protection of Security Interest. The Borrower shall take all actions that are necessary to maintain the valid, perfected, first priority Security Interest of the Collateral Trustee, for the benefit of the Secured Parties, in and to all of the Collateral, free of all Liens (other than Permitted Liens), including to implement and maintain the requirements described in Section 4.01(k).
(g)    Separate Existence. The Borrower hereby acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from LendingClub and from each such other LC Group Member. The Borrower shall observe and comply with the separateness covenants set forth on Schedule VI, and the separateness covenants set forth in the Borrower Organizational Documents.
(h)    Books and Records. The Borrower will keep proper books of record and account in which entries full, true and correct in all material respects are made and are sufficient to prepare financial statements in accordance with GAAP.
(i)    Inspections. Once per calendar year (or, after the occurrence of any Default, Event of Default, Servicer Default, Seller Default, or Amortization Event, as frequently as requested by the Administrative Agent), at the expense of the Borrower, the Administrative Agent (or its designee) may, and is hereby authorized to, upon reasonable notice and during regular business hours (i) examine via WebEx or other similar online platform or at the offices of the Borrower, Seller, or Servicer (at any location where it keeps records with respect to the Borrower) all books, records and documents (including computer tapes and disks), and (ii) visit the offices and properties of the Borrower, Seller, and/or Servicer and engage in discussions with any of the officers, employees or independent public accountants of any of them having knowledge within the scope of such inspection, in the case of either clause (i) or clause (ii), for the purpose of examining such materials and to discuss matters relating to the Purchased Receivables, the performance of (or ability or inability to perform under) any Transaction Document by the Borrower, Seller, or Servicer, and the business of any of the foregoing. For avoidance of doubt, except to the extent necessary for the Secured Parties to enforce rights against the Collateral after an Event of Default (including, without limitation, access to the Receivables Documents by a successor Servicer), nothing in this provision shall require the Borrower, LendingClub, or any Subsidiary thereof to disclose to any Agent or any other Person: (A) any attorney work product or records subject to attorney-client privilege if such disclosure would cause a loss of the attorney-client privilege in connection with active litigation to the detriment of the Borrower, Seller, or Servicer, (B) any records subject to a binding, noncancellable confidentiality agreement with a third party, the disclosure of which would violate such confidentiality agreement, unless the Administrative Agent or its representative could, pursuant to the terms thereof, agree to confidentiality restrictions or other terms in order to gain access, and such Agent or its representative agrees to such terms, provided, that during the continuance of an Event of Default, the Borrower shall, and shall cause the Seller and Servicer to, take all actions possible to make such disclosure to the Administrative Agent in a manner that does not violate any outstanding confidentiality agreement, or (C) any records the disclosure of which to the Administrative Agent or its representative (including on a confidential basis), as confirmed in an opinion of counsel to the Borrower, Seller or Servicer, as applicable, delivered to the Administrative Agent, is prohibited by applicable law and there is no manner to disclose such information (or any portion thereof) without violating applicable law; provided, that such disclosure shall be made to the fullest extent permitted by applicable law; and provided, further, that during the continuance of an Event of Default, the Borrower shall, and shall cause the Seller and Servicer, to take all possible actions to provide such disclosure in a manner that will not violate applicable law.
(j)    Compliance with Laws. The Borrower shall, and shall cause LendingClub to, (i) comply with all applicable Requirements of Law, and (ii) comply with any order of any applicable Governmental Authority or other board or tribunal, in each case, except where noncompliance could not reasonably be expected to result in a Material Adverse Change.
(k)    Financial Statements. The Borrower shall provide to the Administrative Agent (which notice the Administrative Agent shall promptly make available to the Lenders in accordance with its customary practice): (i) (A) within forty-five (45) days of the end of each of the first three fiscal quarters of LendingClub, if not publicly available, LendingClub’s unaudited consolidated balance sheet and related statements of operations and stockholder’s equity as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of the previous fiscal year), all certified by one of its Authorized Officers as presenting fairly in all material respects the financial condition and results of operations of LendingClub and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and, (B) upon prior written request of the Administrative Agent, within sixty (60) days of the end of each of its first three fiscal quarters, the Borrower’s unaudited balance sheet and related statements of operations as of the end of and for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of the previous fiscal year), all certified by one of its Authorized Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) within ninety (90) days after the end of such fiscal year of LendingClub, (A) if not publicly available, LendingClub’s audited consolidated balance sheet and related statements of operations and stockholders’ equity as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, that has been audited and reported by Deloitte & Touche LLP or other independent public accountants of recognized national standing reasonably approved by the Administrative Agent to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of LendingClub and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and, (B) upon prior written request of the Administrative Agent, the Borrower’s unaudited consolidated balance sheet and related statements of operations as of the end of and for such fiscal year that was used in preparing the LendingClub consolidated financial statements, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of the previous fiscal year), all certified by one of its Authorized Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(l)    Compliance Certificates. Together with any financial statements of the Borrower or LendingClub delivered pursuant to subsection (k) of this Section, the Borrower shall deliver to the Administrative Agent (which notice the Administrative Agent shall promptly make available to the Lenders in accordance with its customary practice), a Financials Compliance Certificate signed by a financial officer that is an Authorized Officer of each of Borrower and LendingClub
(m)    Insurance. The Borrower shall cause LendingClub to maintain commercial liability insurance and fidelity bonds, with coverage amounts of $5 million and $1 million, respectively, which such fidelity bonds would cover any loss of proceeds by LendingClub as Servicer under the Servicing Agreement caused by employee misconduct, and with an insurance company reasonably acceptable to the Administrative Agent; provided that the Borrower shall cause LendingClub to use commercially reasonable efforts to increase the foregoing coverage amounts to an amount reasonably requested by the Administrative Agent (not more than $20 million and $10 million, respectively) (or, if either such amount is not available on commercially reasonable terms, to such increased amounts as commercially reasonable under the circumstances), upon annual renewal. The coverage amounts described in this subsection may be obtained through any combination of primary and excess insurance. The Borrower shall ensure that, within sixty (60) days of the execution of this Agreement, the Collateral Trustee, as agent for the Secured Parties, is named as a loss payee or additional insured under each such insurance policy or fidelity bond. The Borrower shall, or shall cause LendingClub to prepare and present, on behalf of itself and the Collateral Trustee, claims under any such insurance policies or fidelity bonds that relate to loss of proceeds with respect to the Purchased Receivables in a timely fashion in accordance with the terms of such policy, and upon the filing of any such claim on any fidelity bonds described in this subsection (m), the Borrower shall, or shall cause LendingClub to, promptly notify the Administrative Agent of such claim.
(n)    Portfolio Report. The Borrower shall, or shall cause the Servicer to, provide to the Administrative Agent (i) a monthly portfolio report, in a form reasonably acceptable to the Administrative Agent, and (ii) additional information concerning the Borrower, the Servicer, the Purchased Receivables and the Managed Pool Receivables that the Administrative Agent may reasonably request from time to time to satisfy or fulfill regulatory requirements applicable to the Administrative Agent or the Lenders.
(o)    AUP Engagements. The Administrative Agent shall receive an AUP Letter within six months after the Closing Date and at least annually thereafter, in each case, in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall, and shall cause the Seller and the Servicer to, authorize and cooperate fully and on a timely basis with the initial and annual compliance engagement conducted in connection therewith.
(p)    Rating Cooperation.    The Borrower shall, and shall cause the Seller and Servicer to, cooperate with all reasonable requests of the Administrative Agent in connection with procuring a rating or rating letter from any nationally recognized statistical rating agency in connection with this Agreement, including, without limitation, providing all such information with respect to the Collateral, the Borrower, the Seller, and its Affiliates as may be required by such rating agency for purposes of providing and monitoring such rating; provided, that none of the Borrower, Seller, Servicer or any other LC Group Member shall be liable for the rating agency fees incurred in connection therewith.
SECTION 6.02     Negative Covenants.
(a)    Sales of or Liens on Collateral; Termination of Receivables. Except as expressly contemplated by this Agreement (including, without limitation, in connection with any Release) or any other Transaction Document, the Borrower shall not and, except as expressly permitted pursuant to the Servicing Agreement, shall not permit the Servicer to, sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (including, without limitation, any IRS Lien or ERISA Lien) on or any interest in, the Collateral other than Permitted Liens.
(b)    No Indebtedness. The Borrower will not at any time incur any Indebtedness, other than Indebtedness incurred hereunder or in connection herewith, including, without limitation, Indebtedness incurred pursuant to Section 6.03.
(c)    Dividends. The Borrower shall not declare or pay any dividends except to the extent of funds legally available therefor from payments received by the Borrower pursuant to Section 3.02(a)(x) or Section 2.01 (or in the manner described in Section 3.01(c)(iii)). Notwithstanding the foregoing, the Borrower shall not declare or pay any dividends on any date as of which a Default or an Event of Default shall have occurred and is continuing.
(d)    Investments. The Borrower shall not, directly or indirectly, (i) merge with, purchase, own, hold, invest in or otherwise acquire any Equity Interests of, or any other security or interest in, all or substantially all of the assets of, any Person or any joint venture or (ii) make or permit to exist any loan, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than the ownership of the Receivables, Receivable Document Packages and other Purchased Assets and proceeds of the foregoing as herein contemplated), except, in each clause (i) and (ii), ownership of securities, obligations and other investments received in settlement of amounts due to the Borrower effected in the ordinary course of business or owing to the Borrower as a result of Insolvency Proceeding involving any Obligor of any Receivable. The Borrower shall not purchase, lease, own, operate, hold, invest in or otherwise acquire any property or asset that is located outside of the continental United States, except assets received in settlement of amounts due to the Borrower effected in the ordinary course of business or owing to the Borrower as a result of Insolvency Proceeding involving any Obligor of any Receivable. The Borrower shall not have any Subsidiaries. The Borrower shall direct or cause the Servicer to liquidate any such securities, investments or other property of any type (other than cash or cash equivalents) received as proceeds of or otherwise in connection with any Purchased Receivable or other Collateral as quickly as reasonably possible and deposit the net cash proceeds therefrom into the Collection Account. For avoidance of doubt, the Borrower shall be permitted to invest funds on deposit in the Collection Account and the Reserve Account in Permitted Investments pursuant to the terms of and as set forth in Section 7 of the Account Control Agreement.
(e)    Conduct of Business. The Borrower shall not engage in any business other than the business described in Section 4.01(q)(x) without the prior written consent of the Administrative Agent.
(f)    Restrictions on Amendments. The Borrower shall not, and shall not permit the Seller or Servicer to, amend, modify, supplement, terminate or change: (i) the Borrower Organizational Documents or any other Transaction Document without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), (ii) if there is an outstanding Hedge Trigger Event, any Hedging Agreement or Hedging Transaction without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), and (iii) the Credit and Collection Policy, Underwriting Policy or Originator Program Documents, either: (A) without the prior written consent of the Administrative Agent in the case of any termination thereof or of any amendment, modification, supplement, or change thereto that could materially affect the amount or timing of the payments under any Purchased Receivables or any potential future Eligible Receivables that may be sold to the Borrower or the expected collectability of any of the foregoing, including changes in grade classifications, interest rates, payment schedules, or other fundamental loan characteristics of such Purchased Receivables or potential future Eligible Receivables, or could reasonably be expected to result in a Material Adverse Change, and (B) in all other cases, including, without limitation, routine amendments, modifications, supplements, or changes necessary for compliance with applicable Requirements of Law and made in compliance with applicable Requirements of Law, without notice to the Administrative Agent in the manner that is customary for the Borrower or Servicer to provide notice of such type to its investors (and in no event shall the Administrative Agent be notified of such amendment, modification, supplement or change later than any other investor in consumer loans on the LendingClub platform is notified of such amendment, modification, supplement or change).
(g)    No Servicer Resignation. The Borrower shall not permit LendingClub to resign as the Servicer without the prior written consent of the Administrative Agent.
(h)    Transactions with Affiliates. The Borrower shall not enter into or consummate any transaction of any kind with any of its Affiliates other than (a) the transactions contemplated hereby and by the other Transaction Documents, (b) payment of dividends permitted by Section 6.02(d), and (c) to the extent not otherwise prohibited under this Agreement, other transactions upon fair and reasonable terms materially no less favorable to Borrower than would be obtained in a comparable arms-length transaction with a Person not an Affiliate.
(i)    Protection of Title to Collateral. None of the Originator, Seller or Borrower shall change its name, chief executive office or jurisdiction of organization or form of organization in any manner unless it shall have given the Administrative Agent and Collateral Trustee at least 10 days’ prior written notice thereof (and, with respect to the Borrower, for any change other than a change of address, received the prior written consent of the Administrative Agent) and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements as may be required under the applicable UCC in connection with any such change.
(j)    Anti-Money Laundering and Anti-Terrorism. The Borrower shall not, and shall not permit any other LC Group Member to, (a) become a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engage in any dealings or transactions prohibited by Section 2 of such executive order, nor shall it otherwise become associated with any such Person in any manner violative of Section 2 of such executive order, (c) become a Person on the list of Specially Designated Nationals and Blocked Persons, (d) become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order, (e) fail to comply, to the extent applicable, in all material respects, with (1) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, or (2) the USA PATRIOT Act, or (f) use all or any part of the proceeds, advances or other amounts or sums evidenced by the Loans or the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(k)    Bank Accounts. The Borrower shall not open or maintain any deposit account, securities account or other similar account except the Reserve Account and the Collection Account.
(l)    Trade Names. The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.
(m)    ERISA. The Borrower shall not fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of the Borrower to be deemed Plan Assets. Borrower shall not become subject to any State statutes, regulating investments of, and fiduciary obligations with respect to, governmental plans (as such term is defined in Section 3(32) of ERISA), that would be violated by the transactions contemplated by this Agreement.
SECTION 6.03     Hedging Covenant.
(a)    Hedge Trigger Event. At any time (and from time to time) on or after a Hedge Trigger Event has occurred and is continuing, if the Administrative Agent sends a written notice to the Borrower, then within thirty (30) days after delivery of such notice, the Borrower shall enter into a Qualified Hedging Transaction pursuant to a Qualified Hedging Agreement to hedge interest rate risk for a notional amount equal to or about the Aggregate Loan Amount (or such other amount reasonably acceptable to the Administrative Agent, including pursuant to an amortization table to reflect projected changes in the Aggregate Loan Amount) and a strike rate as designated by the Administrative Agent; provided, however, that the Administrative Agent shall not require any new Qualified Hedging Transaction to be obtained by the Borrower at any time if the aggregate notional amount of such new Qualified Hedging Transaction and all existing Qualified Hedging Transactions (if any) at such time would exceed the Aggregate Loan Amount at such time.
(b)    No Other Hedge. The Borrower shall not enter into any Hedging Transaction or execute any Hedging Agreement other than pursuant to subsection (a) of this Section without the prior written consent of the Administrative Agent.
(c)    Hedging Agreement. The Borrower shall provide a copy of any Hedging Agreement and any related instrument or document giving rise to a Hedging Transaction to the Administrative Agent promptly upon execution thereof.
(d)    Hedging Transaction Proceeds. All proceeds owed to the Borrower under any Hedging Agreement or with respect to any Hedging Transaction shall, pursuant to the terms thereof, be remitted solely to the Collection Account for distribution hereunder.
ARTICLE VII
EVENTS OF DEFAULT
SECTION 7.01     Events of Default.
(a)    “Event of Default”, wherever used herein, means any one of the following:
(i)    failure of the Borrower to repay the Aggregate Loan Amount when due in full on or prior to the Final Maturity Date;
(ii)    a Borrowing Base Deficiency arises and is not cured within two (2) Business Days;
(iii)    failure of the Borrower to pay interest, fees, or other Obligations (not otherwise set forth above) when due pursuant to any Transaction Document if such failure is not cured within two (2) Business Days;
(iv)    the Borrower shall be in violation, breach or default of, or shall fail to perform, observe or comply with, any covenant, obligation or agreement set forth in this Agreement or in any other Transaction Document (not otherwise specifically dealt with in this Section), and the foregoing continues unremedied for a period of thirty (30) calendar days from the earlier of knowledge of, or written notice to, the Borrower thereof;
(v)    any representation, statement or warranty made or deemed made by the Borrower herein, in any other Transaction Document, or in any other document, report, certificate or instrument delivered in conjunction herewith or therewith shall not be true and correct in all material respects (except to the extent already qualified by materiality, in which case it shall not be true and correct in all respects) on the date when made or deemed to have been made, and the foregoing shall remain unremedied for thirty (30) days from the earlier of knowledge of, or written notice to, either the Borrower or LendingClub thereof;
(vi)    failure of LendingClub or the Borrower to be Solvent; failure of the Seller to be in compliance with any Seller Financial Covenant; failure of the Borrower or LendingClub (in any capacity), as applicable, to be in compliance with the requirements set forth in (x) Section 3.01(e) or Section 6.01(a), and the foregoing continues unremedied for a period of five calendar days from the earlier of knowledge of, or written notice to, either the Borrower or LendingClub thereof, or (y) Section 3.01(a), Section 3.05(a), or Section 6.02;
(vii)    failure of (A) the Collateral Trustee, for the benefit of the Secured Parties, to have a valid and perfected first priority security interest in the Collateral, free of all Liens (other than Permitted Liens); or (B) the Borrower to have a valid and perfected first priority ownership interest in the Purchased Receivables and other related Purchased Assets purported to be sold to the Borrower by the Seller, free of all Liens (other than Permitted Liens);
(viii)    a Servicer Default or a Seller Default shall occur;
(ix)    a default by an Originator under any Originator Program Document shall occur and be continuing (after applicable grace) if the foregoing could reasonably be expected to result in a Material Adverse Change;
(x)    an Insolvency Event shall occur with respect to the Borrower or LendingClub;
(xi)    (A) any of the Transaction Documents shall be terminated or cease to be in full force or effect or shall cease to be the legal, valid, binding and enforceable obligation of each party thereto (other than an Agent, a Lender, or an Affiliate of any of them) without the consent of the Administrative Agent; or (B) the Borrower, LendingClub or any other party to a Transaction Document (that is not an Agent, a Lender, or an Affiliate of any of them) shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of a Transaction Document;
(xii)    any default or breach occurs that is not cured within any applicable grace period in the payment of or performance under any agreement with respect to (i) Indebtedness (other than the Obligations) of the Borrower for borrowed money or (ii) Material Indebtedness.
(xiii)    any judgment (other than any judgment that is adequately covered by insurance) for the payment of money is (A) rendered against the Borrower in excess of $300,000, or (B) rendered against LendingClub in excess of $35,000,000, and in the event of either of the foregoing, the same remains unpaid, undischarged, unvacated, unbonded and unstayed for a period of sixty (60) days after the entry thereof;

(xiv)    a Change of Control shall occur, unless the Administrative Agent shall have expressly consented to such Change of Control in writing;
(xv)    the Borrower or LendingClub shall become an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act;
(xvi)    the Borrower becomes taxable as an association or publicly traded partnership taxable as a corporation for United States federal or State income tax purposes or becomes subject to withholding taxes on amounts allocated to its equity owners; or
(xvii)    there shall be any amendment, modification, supplement, termination or change to the Credit and Collection Policy, Underwriting Policy or Originator Program Documents without the consent of the Administrative Agent that would be prohibited to be made by the Borrower, Seller or Servicer without the consent of the Administrative Agent pursuant to Section 6.02(f) but that the Originator is able to implement on a unilateral basis or that was implemented in order to comply with any applicable Requirements of Law.
SECTION 7.02     Remedies. If an Event of Default has occurred and is continuing, the Agents may exercise any or all remedial and enforce all rights set forth in any Transaction Document, at law or in equity, whether against the Collateral or otherwise, including, without limitation, the taking of any Enforcement Action. In addition (and not limitation) of the foregoing, (a) if an Event of Default (other than pursuant to Section 7.01(a)(x)) has occurred, the Administrative Agent may, and at the request of the Majority Lenders shall, declare the Commitment Termination Date to have occurred and declare all Obligations to be due and payable, and (b) if an Event of Default pursuant to Section 7.01(a)(x) has occurred, the Commitment Termination Date shall automatically occur and all Obligations shall automatically become due and payable, whereupon (in the case of either the foregoing clause (a) or clause (b)), there shall be a Commitment Termination Date, all Commitments shall be terminated, and the Aggregate Loan Amount, all accrued interest thereon, and all other Obligations of the Borrower hereunder and under any other Transaction Document shall be forthwith due and payable, in the case of any of the foregoing, without further presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Transaction Document to the contrary notwithstanding.
SECTION 7.03     Securitization Cooperation. While an Event of Default exists, upon reasonable request of the Administrative Agent in connection with a proposed securitization pursuant to which the Administrative Agent would arrange for an issuance of asset-backed securities secured by all or any portion of the Collateral, the Borrower shall, or shall cause the Servicer and the Seller to, promptly provide the Administrative Agent with all information, reports, and documentation reasonably requested by the Administrative Agent, any rating agency or any arranger with respect to the Purchased Receivables, the Borrower, the Seller, the Servicer and other matters that could affect the securitization and that are customary in a securitization of consumer loans originated through the LendingClub platform or otherwise involving Seller; provided that the Administrative Agent shall get customary confidentiality agreements from underwriters and other third parties with respect to any such information that is confidential, including, without limitation, an agreement or requirement to comply with all applicable Requirements of Law with respect to any use and disclosure of Obligor Information.
ARTICLE VIII
AGENTS; SPECIAL LENDER TERMS; LIMITATIONS OF CLAIMS
SECTION 8.01     Agents.
(a)    Appointment. Each of the Lenders hereby irrevocably appoints each of the Paying Agent, Administrative Agent, and Collateral Trustee as its agent and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Transaction Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents, on behalf of the Lenders, are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Transaction Documents.
(b)    Rights as Lender. The financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with LendingClub or the Borrower or other Affiliate thereof as if it were not an Agent hereunder.
(c)    Specific Duties. No Agent shall have any duties or obligations except those expressly set forth in the Transaction Documents to which it is a party. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default, Event of Default, Servicer Default, Seller Default, Amortization Event or other similar event has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise upon receipt of instructions in writing by the Majority Lenders, and (c) except as expressly set forth in the Transaction Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower that is communicated to or obtained by the financial institution serving as Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default, Event of Default, Servicer Default, Seller Default, DBD Trigger Event, Amortization Event or other similar event unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Transaction Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Transaction Document, (iv) the validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any conditions precedent, other than to confirm receipt of items expressly required to be delivered to such Agent.
(d)    Reliance. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also, but shall not be required to, rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In the event that an Agent does not receive a notice, certificate, document or other information required to be delivered to it hereunder by the time set forth for such delivery herein (including, without limitation, receipt by the Paying Agent of the Servicer’s Monthly Settlement Certificate or a Prepayment/Release Notice), or if an Agent requests instructions from a party hereto or the Servicer with respect to any action or omission in connection with this Agreement or any other Transaction Document, the Agent shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Agent shall have received written instructions from the appropriate Person with respect to such request or from the Administrative Agent (and such Agent shall be held harmless for following the instructions of the Administrative Agent if the applicable Person fails to give such instructions).
(e)    Delegation. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it and no Agent shall be responsible for the misconduct or negligence of, or the supervision of, any sub-agents appointed in a commercially reasonable manner and with due care. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective employees, officers, directors, consultants, or other representatives or agents, and the exculpatory provisions set forth herein shall apply to equally to all of the foregoing Persons.
(f)    Force Majeure. No Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future Requirements of Law, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility).
(g)    Resignation. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the other Agents, the Lenders and the Borrower. Upon any such resignation, the Majority Lenders, and, so long as no Event of Default exists, with the consent of the Borrower shall have the right to appoint a successor Agent to fill such role provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution or apply to a court of competent jurisdiction for the appointment of a successor Agent and other applicable relief. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Section shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while acting as Agent.
(h)    No Lender Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Transaction Document, any related agreement or any document furnished hereunder or thereunder.
(i)    KYC. To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account, including applicable “Know Your Customer” requirements. The Borrower, on behalf of itself and each other LC Group Member, hereby acknowledges such information disclosure requirements and agrees to comply, and to cause each such other LC Group Member to comply, with all such information disclosure requests from time to time from the Agents.
(j)    No Consequential Damages. No party hereto shall be liable for any indirect, special, punitive or consequential damages (including, but not limited to, lost profits) whatsoever of any other party hereto, even if any such party has been informed of the likelihood thereof and regardless of the form of action; provided, that the foregoing shall not apply to any amounts due with respect to liability for third party damages that may be owed in connection with any indemnification obligation hereunder or under any other Transaction Document.
SECTION 8.02     The Collateral Trustee. In addition to and not in limitation of the terms of Section 8.01, the following terms apply to the Collateral Trustee. Notwithstanding anything contained herein or in any other Transaction Document, any provisions of the Transaction Documents that empower and/or entitle the Collateral Trustee to take action or refrain from taking action, in each case, with respect to the Collateral, shall not impose or be deemed to impose on the Collateral Trustee an obligation to act independently from the instructions of the Administrative Agent (acting on behalf of the Lenders) or to monitor the contingencies that may give rise to the exercise of such power or entitlement. The Collateral Trustee shall not be required to make any calculation contemplated in this Agreement, is authorized to rely on any calculation performed by the Servicer or the Administrative Agent and shall not have any obligation to verify the accuracy thereof. The Collateral Trustee shall not be required to expend or risk any of its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe in its sole determination that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The Collateral Trustee shall not be under any duty to give any property held by it as Collateral Trustee any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder other than deposit of cash Collateral into the Collection Account. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Collateral Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Collateral Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Collateral Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers other than for its own gross negligence or willful misconduct.
The Collateral Trustee shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Agreement or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. The Collateral Trustee shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest in the Collateral. The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Lenders pursuant to the provisions of this Agreement or any other Transaction Document, unless such Lenders shall have offered to the Collateral Trustee security, indemnity or prefunding satisfactory to the Collateral Trustee, in its sole discretion, against the losses, costs, expenses (including the fees and expenses of its counsel and agents) and liabilities that might be incurred by the Collateral Trustee in compliance with such request, order or direction.
SECTION 8.03     Multiple Roles. It is expressly acknowledged, agreed and consented to that WTNA will be acting in the capacities of Collateral Trustee, Paying Agent and Account Bank. WTNA may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by WTNA of express duties set forth in this Agreement or any other Transaction Document in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the parties hereto and any other Person having rights pursuant hereto or thereto. The rights, privileges, protections, immunities, indemnities and benefits afforded to the Collateral Trustee, Account Bank and Paying Agent under this Agreement are extended to, and shall be enforceable by, the Collateral Trustee, Account Bank and Paying Agent in each Transaction Document to which it is a party or otherwise subject, whether or not specifically set forth therein, and each entity serving as the Collateral Trustee, Account Bank and Paying Agent in each of its capacities hereunder and under any other Transaction Document and each agent, custodian and other Person employed to act by the Collateral Trustee, Account Bank and Paying Agent hereunder and under any other Transaction Document, whether or not such rights, privileges, protections, immunities, indemnities or benefits are specifically set forth herein or in any other Transaction Document, as the case may be, together with such other rights, privileges, protections, immunities, indemnities and benefits afforded to the applicable party hereunder or under any other Transaction Document.
SECTION 8.04     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
By its making of a portion of the Loan, each Lender (including the respective successors and permitted assignees of each Lender), to the extent permitted by law, waives any and all claims against the Collateral Trustee for, agrees not to initiate a suit against the Collateral Trustee in respect of, and agrees that the Collateral Trustee shall not be liable for, any action that the Collateral Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Write-Down and Conversion Powers by the EEA Resolution Authority with respect to the Loan.
By its making of a portion of the Loan, each Lender (including the respective successors and permitted assignees of each Lender), acknowledges and agrees that, upon the exercise of any Write-Down and Conversion Powers by the EEA Resolution Authority, (a) the Collateral Trustee shall not be required to take any further directions from the Administrative Agent or the Lenders under the terms of this Agreement unless secured or indemnified to its satisfaction, that they may not direct the Collateral Trustee to take any action whatsoever, including without limitation, any challenge to the exercise of a Write-Down and Conversion Powers or a request to call a meeting or take any other action under this Agreement in connection with the exercise of a Write-Down and Conversion Powers unless secured or indemnified to its satisfaction and (b) this Agreement shall not impose any duties upon the Collateral Trustee whatsoever with respect to the exercise of any Write-Down and Conversion Powers by the EEA Resolution Authority.
The Borrower’s and Servicer’s obligations to indemnify the Collateral Trustee in accordance with the terms of this Agreement or the other Transaction Documents shall survive the exercise of the Write-Down and Conversion Powers by the EEA Resolution Authority.
The parties hereto agree that they will not amend, change or modify this Section 8.04 and the related rights, immunities, indemnities and protections of the Collateral Trustee without the Collateral Trustee’s written consent.
SECTION 8.05     Limitation on Claims Against Conduit Lenders. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, no Conduit Lender shall have any obligation to pay any amount required to be paid by it under this Agreement or any other Transaction Document in excess of any amount available to such Conduit Lender after paying or making provision for the payment of its commercial paper notes. Each party hereto hereby agrees that it will not have a “claim” under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by a Conduit Lender exceeds the amount available to such Conduit Lender to pay such amount after paying or making provision for the payment of its commercial paper notes.
ARTICLE IX
MISCELLANEOUS PROVISIONS
SECTION 9.01     Amendments; Supplements; Modifications; Waivers.
(a)    Generally. No supplement, amendment, modification, or waiver to or of this Agreement, any other Transaction Document, or any provision hereof or thereof, and no consent to any departure by the Borrower, Seller, Servicer or other party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by (i) with respect to this Agreement and any other Transaction Document to which the Borrower is a party, the Borrower, (ii) with respect to this Agreement and any other Transaction Document to which the Seller or the Servicer is a party, the Seller or the Servicer, as the case may be, (iii) the Administrative Agent, (iv) with respect to this Agreement, the Majority Lenders, (v) each Lender whose consent is required pursuant to subsection (b) of this Section, and (vi) any Agent (other than the Administrative Agent), but solely to the extent that, in the reasonable judgment of the Administrative Agent, the rights, duties, immunities or liabilities of such Agent would be adversely affected thereby; provided, that if, in the judgment of such other Agent, the rights, duties, immunities or liabilities of such Agent would be adversely affected thereby, then such supplement, amendment, modification, waiver or consent shall not be effective against such Agent until such Agent has given its written consent thereto.
(b)    Lender Consents. Without the written consent of each Lender affected thereby, no supplement, amendment, modification, waiver or consent shall: (i) change the currency, outstanding amount (other than the waiver of the Default Margin in the determination of the Interest Rate) or required payment date of any payment of principal, interest, fee or other Obligation due hereunder or under any other Transaction Document; provided, that this subsection shall not apply to the waiver of any Default or Event of Default, even if the foregoing would have such an effect; (ii) change the Commitment (if any) or Loan Amount of such Lender; (iii) release the Lien on any Collateral other than as expressly contemplated by the terms of this Agreement or any other Transaction Document; (iv) change the definition of “Interest Rate”, “Unused Fee”, “Majority Lenders”, “Eligible Receivable”, “Borrowing Base Deficiency”, “Final Maturity Date”, “Settlement Date”, “Commitment Termination Date” or “Required Reserve Account Deposit Amount” (or the definitions used therein); (v) change any provision that expressly requires the consent of, or provides certain rights or powers to, the Majority Lenders; (vi) impair the right of such Lender to institute a suit or take other action against the Borrower to collect the indebtedness owed to it pursuant to the provisions of this Agreement; (vii) change the Facility Limit (or the definition thereof); (viii) change any section hereof specific to a Conduit Lender (with respect to any Lender that is a Conduit Lender); or (x) modify this Section 9.01.
(c)    No Deemed Waiver or Limitation/Exclusivity of Remedies. Any waiver, consent or approval given by the Administrative Agent or any party hereto (other than any waiver, consent or approval which is contemplated by the express terms of this Agreement or any other Transaction Document) shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement or any other Transaction Document shall be deemed a waiver of any other breach or default. No failure on the part of the Administrative Agent or any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. Any waiver consent or approval given by the Administrative Agent under this Agreement, and in accordance with this Agreement, or any other Transaction Document shall be binding upon each Lender and their respective successors and permitted assigns. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 9.02     Confidentiality; Publicity.
(a)    Confidentiality. The Borrower shall, and shall cause each other LC Group Member, to keep all economic terms of this Agreement and the other Transaction Documents confidential, except that such terms may be disclosed (i) to the Borrower’s or such other LC Group Member’s Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such terms and instructed to keep such terms confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to any actual or prospective party (or its Related Parties) to any swap, derivative or other hedging transaction of the Borrower permitted hereunder to the extent that payments thereunder are to be made by reference to the terms hereof; (vii) on a confidential basis to any rating agency; (viii) with the consent of the Administrative Agent; or (ix) to the extent such term (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to the Borrower or other LC Group Member on a nonconfidential basis from a source other than the Administrative Agent. Any Person required to maintain the confidentiality of such terms as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such terms as such Person would accord to its own confidential information.
(b)    Press Release. The Administrative Agent is hereby expressly authorized to (but shall not be required to) issue a press release announcing the consummation of the transactions contemplated by the Transaction Documents with reasonable input from the Servicer prior to publication thereof.
(c)    No Public Announcements. Except as required by any applicable Requirements of Law or as set forth in subsection (b) of this Section, no party shall publish any press release (including, without limitation, publicly announcing the consummation of the transactions contemplated by the Transaction Documents) naming any other party without the prior written consent of such other party.
(d)    References to Citibank. Except as permitted by Section 9.02(a), no printed or other material in any language, including prospectuses, notices, reports, and promotional material (other than materials prepared and used solely for internal purposes in connection with this Agreement or the other Transaction Documents and materials expressly prepared and used pursuant to the terms hereof or thereof) which mentions “Citibank”, or “Citigroup” or “Citi” by name in its capacity as Administrative Agent or any other capacity under this Agreement or the other Transaction Documents shall be issued by or on behalf of any party hereto without the prior written consent of Citibank, N.A.
(e)    Confidentiality. Each Agent and the Lenders agree to maintain the confidentiality of the Information, except that Information may be disclosed (i) to any Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates, and any of such Person’s successors and permitted assigns (any of the foregoing, its “Related Parties”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, in each case, other than a Disqualified Institution, or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood that the list of Disqualified Institutions may be disclosed to any assignee or Participant, or prospective assignee or Participant (other than any Disqualified Institution), in reliance on this clause (vi)); (vii) on a confidential basis to any rating agency; (viii) with the consent of the Borrower; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to such Agent or such Lender or any of their respective Related Parties on a nonconfidential basis from a source other than the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Transaction Documents, and the Commitments.
(f)    Protection of Individual Obligor Information. In addition to its general obligation to comply with the applicable Requirements of Law and the obligations of Section 9.02(a), each party hereto that has access to Obligor Information shall (and, in the case of the Borrower, shall cause the Servicer to) comply with all applicable Privacy Requirements with respect to such Obligor Information.
(g)    Damages. The parties hereto agree that any breach or threatened breach of this Section 9.02 could cause not only financial harm, but also irreparable harm to the other parties, and that money damages may not provide an adequate remedy for such harm. In the event of a breach or threatened breach of this Section 9.02 by any party, each other party shall, in addition to any other rights and remedies it may have, be entitled to (1) in the case of the Administrative Agent or the Borrower, terminate this Agreement immediately (but subject to Section 9.04); (2) seek equitable relief, including, without limitation, an injunction (without the necessity of posting any bond or surety) to restrain such breach; and (3) pursue all other remedies such other parties may have at law or in equity.
(h)    Post-Termination. Following the termination of this Agreement, each party shall retain copies or materials containing confidential or proprietary information (including Information, as applicable) of any other party and any Obligor Information on a confidential basis and shall use the foregoing solely for internal document retention and audit purposes or as required by applicable Requirements of Law.  Any Information retained pursuant to this provision shall remain subject to the terms of this Agreement.
SECTION 9.03     Binding on Successors and Assigns.
(a)    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
(b)    Restrictions on Borrower Assignments. The Borrower may not assign its rights or obligations hereunder, under any other Transaction Document, or in connection herewith or therewith, or any interest herein or therein (voluntarily, by operation of law or otherwise) without the prior written consent of the Administrative Agent and the satisfaction of the “know your customer” requirements of the Administrative Agent; provided, that the Borrower may transfer or sell Receivables in connection with a Release or as otherwise permitted hereunder or under any other Transaction Document.
(c)    No Implied Third Party Beneficiary. Nothing expressed herein is intended or shall be construed to give any Person any legal or equitable right, remedy or claim under or in respect of this Agreement except as expressly set forth herein; provided, that the Priority of Payments shall inure to the benefit of each related recipient of distributions thereunder.
(d)    Collateral Assignments By Lender. Notwithstanding anything to the contrary set forth herein, and without any requirement to comply with any other section hereof or to receive the consent of Borrower or any other Person (except as expressly set forth in this subsection (d)), each Lender may, at any time, pledge, collaterally assign and grant a security interest in and Lien on all or any portion of its rights and interests under this Agreement, any other Transaction Document, its Loan (or any portion thereof) and all rights to receive payments hereunder: (i) to any Federal Reserve Bank or any other Governmental Authority in accordance with any applicable Requirements of Law, (ii) to any collateral trustee or collateral agent, and (iii) with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld (but subject to satisfaction of “know your customer” requirements of the Administrative Agent), to any other Person. No such assignment shall relieve the assigning Lender of any of its obligations hereunder, including, without limitation, with respect to any Committed Lender, its Commitment to fund Advances.
(e)    Lender Assignments. Subject to subsection (d) of this Section, a Lender (with the consent of the Administrative Agent, such consent not to be unreasonably withheld, and the satisfaction of “know your customer” requirements of the Administrative Agent) may proportionately assign all or any portion of its Commitment (if any) and its Loan, and its rights, interests and obligations as “Lender” under this Agreement and the Transaction Documents, (i) if there is no Event of Default: (A) to any Eligible Assignee, collateral agent or collateral trustee, without the consent of Borrower or any other Person (other than the Administrative Agent as set forth above), or (B) otherwise, to (x) any Person (other than a Disqualified Institution) with the consent of the Borrower, which consent shall not be unreasonably withheld, conditioned, or delayed, or (y) to any Disqualified Institution with the prior written consent of the Borrower (in its sole and absolute discretion); and (ii) on or after the occurrence and continuation of an Event of Default, to any Person (whether or not an Eligible Assignee) other than a Disqualified Institution without the consent of the Borrower or any Person (other than the Administrative Agent as set forth above). In connection with any such assignment, such Lender shall have the right, in its sole discretion, to divide and/or credit tranche its Loan (or any portion thereof) in any manner; provided that, subject to Section 7.03 (with respect to any securitization), neither the Borrower nor any other LC Group Member shall be required to take any action in connection therewith, other than, if applicable, with respect to the Borrower’s right to consent to such assignment pursuant to the terms of this Section. Any assignment pursuant to this subsection (e) shall be effective when an Assignment and Assumption Agreement executed by the assignor Lender, assignee Lender and the Administrative Agent has been delivered to the Administrative Agent and recorded in the Register. Notwithstanding the foregoing, if any Regulatory Requirement has made it unlawful for any Lender to make, hold or maintain any Loan hereunder, or otherwise to perform the transactions contemplated to be performed by it pursuant to this Agreement and the other Transaction Documents, then (1) such Lender shall so notify the Borrower and the Administrative Agent; and (2) the obligation of such Lender to fund any Advance shall be suspended.
(f)    Lender Participations. A Lender, may, at its sole cost and expense and in accordance with applicable law, at any time sell to one or more entities (“Participants”) (other than a Disqualified Institution) participating interests in this Agreement and the other Transaction Documents, its Commitment (if any), its Loan, and any other interest of such Lender hereunder or thereunder; provided, that any such participation shall require (i) the prior written consent of the Administrative Agent, and (ii) the satisfaction of “know your customer” requirements of the Administrative Agent; provided, further, that no such consent of the Administrative Agent shall be required so long as the agreement or instrument pursuant to which a Lender sells such a participation provides that such Lender shall retain the sole right (and the applicable Participant shall have no such rights) (A) to enforce its rights under this Agreement and any other Transaction Document and (B) to approve any amendment, modification or waiver of any provision of this Agreement or any other Transaction Document. In connection with any such participation, such Lender shall have the right, in its sole discretion, to credit tranche the Loans; provided that, subject to Section 7.03 (with respect to any securitization), neither the Borrower nor any other LC Group Member shall be required to take any action in connection therewith. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for the performance thereof and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Transaction Documents. The Borrower hereby agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement and the other Transaction Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement and the other Transaction Documents; provided, that such Participant shall only be entitled to such right of set off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with such Lender the proceeds thereof. The Borrower also each hereby agrees that each Participant shall be entitled to the benefits of Sections 2.07, 2.08, and 9.06 with respect to its participation in the Loans outstanding from time to time (subject to the requirements and limitations set forth therein); provided, that such Lender and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than such Lender would have been entitled to receive had no such transfer occurred. Each Lender that sells a participating interest in any Loan or other interest to a Participant shall, as agent of the Borrower solely for the purpose of this Section 9.03, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loans, or other Obligations) to any Person except to the extent that such disclosure is necessary to establish that such foregoing is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent (in its capacity as an Agent) shall have any responsibility for maintaining any Participant Register.
(g)    Securities Act. Each Lender shall at all times be either an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
SECTION 9.04     Termination; Survival. This Agreement shall terminate only after Payment in Full. All indemnity, confidentiality, nonpetition covenants, and other provisions that by their nature survive termination shall survive termination of this Agreement and the other Transaction Documents.
SECTION 9.05     Transaction Documents; Entire Agreement. This Agreement shall be deemed to be a Transaction Document for all purposes hereof, of the Security Agreement and of the other Transaction Documents. This Agreement, together the other Transaction Documents, including the exhibits, schedules and other attachments hereto and thereto, contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.
SECTION 9.06     Payment of Costs and Expenses; Indemnification.
(a)    Payment of Costs and Expenses.
(i)    The Borrower agrees to pay, promptly and in any event on the next Settlement Date subject to the Priority of Payments, the reasonable and documented out-of-pocket costs, fees and expenses of the Administrative Agent, Paying Agent, and Collateral Trustee, in connection with: (i) the negotiation, preparation, execution, delivery, and administration of this Agreement and the other Transaction Documents, (ii) any required filings or recordings with any applicable Governmental Authority, and (iii) subject to the terms of Sections 5.02(g) and 6.01(i), the periodic due diligence reviews, AUP Letters, any other periodic auditing or inspection, and ongoing monitoring of the Facility which, if no Amortization Event, Default or Event of Default has occurred and is continuing, shall not exceed, in aggregate, $200,000 per contract year with respect to amounts charged therefor by or reimbursable to the Administrative Agent, (iv) legal services (but subject to any mutually agreed fee cap for the legal fees arising in connection with the initial negotiating, documenting and closing of the Transaction Documents).
(ii)    The Borrower agrees to pay, promptly and in any event on the next Settlement Date subject to the Priority of Payments, all reasonable documented out-of-pocket costs, fees and expenses (including reasonable legal costs, fees and expenses) incurred by the Administrative Agent, Paying Agent, Collateral Trustee, Backup Servicer, or any Lender as a consequence of, or in connection with, (A) any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Transaction Document (provided, that the Lenders shall not hire separate outside counsel from the Administrative Agent in connection with an amendment, waiver, consent, supplement or other modification unless, in the reasonable judgment of such Lender, its interests may be in conflict or different than the interests of the Administrative Agent or the other Lenders), (B) the negotiation of any restructuring or “work-out,” whether or not consummated, of the Transaction Documents, (C) the replacement of, or the addition of a new Person as, the Originator, Servicer, Backup Servicer, Account Bank, or Custodian (provided, that the Lenders shall not hire separate outside counsel from the Administrative Agent in connection with such replacement unless, in the reasonable judgment of such Lender, its interests may be in conflict or different than the interests of the Administrative Agent or the other Lenders) and (D) the enforcement or potential enforcement of this Agreement or any other Transaction Document against the Borrower, Seller or Servicer or protection or exercise of the rights and remedies of any such Person under any Transaction Document, including, without limitation, the taking of any Enforcement Action.
(b)    Borrower Indemnification. The Borrower hereby agrees to indemnify and hold harmless the Administrative Agent, the Collateral Trustee, the Paying Agent, the Custodian, the Backup Servicer, each Lender, their Affiliates, and the officers, directors, employees and agents of each of them (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, claims, suits, losses, costs, expenses, liabilities and damages, as incurred (including, without limitation, any liability in connection with the making of any Loan), including, without limitation, reasonable documented attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by or asserted against the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims or otherwise) as a result of, or arising out of, or relating to (i) any transaction financed or to be financed in whole or in part (including, without limitation, any Purchased Receivable constituting part of the Collateral), directly or indirectly, with the proceeds of any Loan including, without limitation, any claim, suit or action related to such transaction; or (ii) this Agreement or any other Transaction Document, or the entering into and performance of this Agreement or any other Transaction Document by any of the Indemnified Parties; excluding, however, any such Indemnified Liabilities arising as a result of the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder, as based on the final determination by a court of competent jurisdiction.
(c)    Additional Terms; Survival. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities to which the Borrower is liable pursuant to clause (b), which is permissible under applicable law (but subject to the limitations and exclusions applicable to the indemnity by such Person). The indemnity set forth in this Section 9.06 shall in no event include indemnification for any Taxes (which indemnification is provided in Section 2.08), other than Taxes described in clause (ii) of subsection (a) above and Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(d)    Payments. Upon the written request of an Indemnified Party pursuant to this Section 9.06, the Borrower shall promptly reimburse such an Indemnified Party for the amount of any such Indemnified Liabilities incurred by such an Indemnified Party, which shall be payable on the next Settlement Date subject to the Priority of Payments. The provisions of this Section 9.06 shall survive the termination of this Agreement or any resignation or removal of any Indemnified Party.
SECTION 9.07     Notices.
(a)    Notices Generally. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address set forth below its signature hereto (or, in the case of any assignee Lender, in the applicable Assignment and Assumption Agreement) or at such other address as may be designated by such party in a notice to the other parties and, in the case of any such notice, waiver, amendment, consent or other communication sent to any party other than the Administrative Agent, with a copy thereof to the Administrative Agent. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.
(b)    Electronic Communications. Notices and other communications hereunder or under any other Transaction Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or pursuant to Article II if such Lender has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. The use of electronic communications to deliver notices shall not preclude the use of mail or pre-paid courier service as described in Section 9.07(a).
(c)    Each Person that is an Agent, in any capacity of such Person hereunder or under any other Transaction Document (in all applicable capacities, a “Recipient”), agrees to accept and act upon instructions or directions pursuant to this Agreement, any other Transaction Document, and any document executed in connection herewith or therewith, sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided however, that the Borrower shall, and shall cause the Seller and Servicer (if applicable) to, provide to such Recipient an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing; provided, further, however, that such Recipient may, but is not required to, take action without any such incumbency certificate and shall have no liability whatsoever for failure to have such incumbency certificate or to verify that the sending party of the Borrower, Seller or Servicer, as applicable, is on such incumbency certificate. If the Borrower, Seller or Servicer elects to give any such Recipient email or facsimile instructions (or instructions by a similar electronic method) and such Recipient in its discretion elects to act upon such instructions, such Recipient’s reasonable understanding of such instructions shall be deemed controlling. No Recipient shall be liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. The Borrower hereby agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to any Recipient, including without limitation the risk of such Recipient acting on unauthorized instructions, and the risk of interception and misuse by third parties, and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
SECTION 9.08     Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.
SECTION 9.09     Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, State and local income and franchise tax purposes, the Loans will be treated as evidence of indebtedness issued by the Borrower, (b) agrees to treat the Loans for all such purposes as indebtedness and (c) agrees that the provisions of the Transaction Documents shall be construed to further these intentions.
SECTION 9.10     Full Recourse to Borrower. The obligations of the Borrower under this Agreement and the other Transaction Documents shall be full recourse obligations of the Borrower. Notwithstanding the foregoing, no recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any member, employee, officer, manager or director of the
Borrower; provided, however, that nothing in this Section 9.10 shall relieve LendingClub (in any capacity) or any other Person from any liability that it may otherwise have as expressly set forth in this Agreement or any other Transaction Document to which it is a party.
SECTION 9.11     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
SECTION 9.12     Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
SECTION 9.13     Waiver of Jury Trial. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
SECTION 9.14     Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.The parties agree that this Agreement and any other Transaction Document and signature pages hereto or thereto may be transmitted between them by facsimile or by electronic mail and that faxed, PDF or DocuSign (or other e-signature acceptable to the Borrower and the Administrative Agent) signatures may constitute original signatures hereto or thereto and that a faxed, PDF or DocuSign (or other e-signature acceptable to the Borrower and the Administrative Agent) signature page containing the signature (faxed, PDF, DocuSign (or other e-signature acceptable to the Borrower and the Administrative Agent) or original) is binding upon the parties hereto or thereto.
SECTION 9.15     Nonpetition Covenants.
(a)    Against Borrower. Notwithstanding any prior termination of this Agreement, prior to the date that is one year and one day after Payment in Full, none of the Custodian, Collateral Trustee, or any Lender will institute against, join any other Person in instituting against, acquiesce, petition or otherwise invoke, or cause the Borrower to invoke, the process of any court or governmental authority for the purpose of commencing or sustaining an Insolvency Proceeding or other case against the Borrower under any federal or State bankruptcy, insolvency or other Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Borrower or any substantial part of its property, or for ordering the winding up or liquidation of the affairs of the Borrower. The Borrower hereby agrees that it shall receive the foregoing agreement from each counterparty to any contract entered into by the Borrower.
(b)    Against Conduit Lenders. Notwithstanding any prior termination of this Agreement, each party hereto hereby agree that prior to the date that is one year and one day (or such longer preference or disgorgement period as may be in effect from time to time) after the date upon which the latest maturing commercial paper note or other debt security issued by a Conduit Lender is paid in full, such party will not institute against, join any other Person in instituting against, petition or otherwise invoke the process of any court or governmental authority for the purpose of commencing or sustaining an Insolvency Proceeding or other case against such Conduit Lender under any federal or State bankruptcy, insolvency or other Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Lender or any substantial part of its property, or for ordering the winding up or liquidation of the affairs of such Conduit Lender.
(c)    Survival. The terms of this Section 9.15 shall expressly survive termination of this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.
LENDINGCLUB WAREHOUSE I LLC, as Borrower

By: /s/Doug Lambert
Name: Doug Lambert
Title: Authorized Officer
Address:
c/o LendingClub Corporation
595 Market St., # 200
San Francisco, CA 94105
Attention: Chief Capital Officer
E-mail Address: vkay@lendingclub.com

With a copy to (which will not constitute notice):
LendingClub Corporation
595 Market St., # 200
San Francisco, CA 94105
Attention: General Counsel
E-mail Address: generalcounsel@lendingclub.com

Credit Agreement – (LendingClub/Citi Warehouse) – Signature Page

CITIBANK, N.A., as initial Committed Lender and Administrative Agent

By:     /s/Kevin Lundquist
Name:    Kevin Lundquist
Title:     Vice President
Address: Citibank, N.A.
1616 Brett Road, Ops Building 3
New Castle, Delaware 19720
Attention: Global Loans – Conduit Operations
Facsimile No. 302-323-3125
Email: conduitoperations@citi.com

Citibank, N.A.
750 Washington Boulevard, 7th Floor
Stamford, Connecticut 06901
Attention: Global Securitized Products
Mr. Robert Kohl
Facsimile No: 914-274-9038
Email: Robert.kohl@citi.com

CAFCO, LLC, as a Conduit Lender
By: CITIBANK, N.A., as its attorney-in-fact

By: /s/ Linda Moses
Name: Linda Moses
Title: Vice President
Address: Citibank, N.A.
1616 Brett Road, Ops Building 3
New Castle, Delaware 19720
Attention: Global Loans – Conduit Operations
Facsimile No. 302-323-3125
Email: conduitoperations@citi.com

Citibank, N.A.
750 Washington Boulevard, 7th Floor
Stamford, Connecticut 06901
Attention: Global Securitized Products
Mr. Robert Kohl
Facsimile No: 914-274-9038
Email: Robert.kohl@citi.com

Credit Agreement – (LendingClub/Citi Warehouse) – Signature Page

CHARTA, LLC, as a Conduit Lender
By: CITIBANK, N.A., as its attorney-in-fact

By: /s/ Linda Moses
Name:    Linda Moses
Title:    Vice President
Address: Citibank, N.A.
1616 Brett Road, Ops Building 3
New Castle, Delaware 19720
Attention: Global Loans - Conduit Operations
Facsimile No. 302-323-3125
Email: conduitoperations@citi.com

Citibank, N.A.
750 Washington Boulevard, 7th Floor
Stamford, Connecticut 06901
Attention: Global Securitized Products
Mr. Robert Kohl
Facsimile No: 914-274-9038
Email: Robert.kohl@citi.com

CIESCO, LLC, as a Conduit Lender
By: CITIBANK, N.A., as its attorney-in-fact

By: /s/ Linda Moses
Name:    Linda Moses
Title:    Vice President
Address: Citibank, N.A.
1616 Brett Road, Ops Building 3
New Castle, Delaware 19720
Attention: Global Loans - Conduit Operations
Facsimile No. 302-323-3125
Email: conduitoperations@citi.com

Citibank, N.A.
750 Washington Boulevard, 7th Floor
Stamford, Connecticut 06901
Attention: Global Securitized Products
Mr. Robert Kohl
Facsimile No: 914-274-9038
Email: Robert.kohl@citi.com

Credit Agreement – (LendingClub/Citi Warehouse) – Signature Page

CRC FUNDING, LLC, as a Conduit Lender
By: CITIBANK, N.A., as its attorney-in-fact

By: /s/ Linda Moses
Name: Linda Moses
Title: Vice President
Address: Citibank, N.A.
1616 Brett Road, Ops Building 3
New Castle, Delaware 19720
Attention: Global Loans - Conduit Operations
Facsimile No. 302-323-3125
Email: conduitoperations@citi.com

Citibank, N.A.
750 Washington Boulevard, 7th Floor
Stamford, Connecticut 06901
Attention: Global Securitized Products
Mr. Robert Kohl
Facsimile No: 914-274-9038
Email: Robert.kohl@citi.com

Credit Agreement – (LendingClub/Citi Warehouse) – Signature Page

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Paying Agent and Collateral Trustee

By: /s/ Fazal ur Rehman
Name: Fazal ur Rehman
Title:     Vice President

Address:	Wilmington Trust, National Association
                     Rodney Square North
                     1100 North Market Street
                     Wilmington, Delaware 19890

Credit Agreement – (LendingClub/Citi Warehouse) – Signature Page

EXHIBIT A
TO CREDIT AGREEMENT

FORM OF ADVANCE NOTICE

Citibank, N.A., as Administrative Agent, on behalf of itself and the Lenders
Wilmington Trust, National Association, as Paying Agent

Ladies and Gentlemen:

This Advance Notice is delivered to you pursuant to Section 2.01 of that certain Warehouse Credit Agreement, dated as of October 10, 2017 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”), among LendingClub Warehouse I LLC (the “Borrower”), Wilmington Trust, National Association, as Paying Agent (in such capacity, “Paying Agent”) and Collateral Trustee (in such capacity, “Collateral Trustee”), the Lenders from time to time party thereto (the “Lenders”), and Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under the Credit Agreement.

A	REQUESTED ADVANCE DATE:	_________________, 20__
B	REQUESTED ADVANCE AMOUNT	$________________________
C	PRO FORMA REQUIRED RESERVE ACCOUNT DEPOSIT AMOUNT:	$________________________
D	NET PAYMENT TO BORROWER (B – C)	$________________________
E	WIRE INSTRUCTIONS FOR REMAINDER OF ADVANCE:	INSTITUTIONS NAME ACCOUNT NUMBER ROUTING NUMBER ACCOUNT NAME BORROWER CONTACT BANK CONTACT
Borrower hereby directs the Administrative Agent, on the Advance Date to (i) deposit the portion of the Advance equal to the Required Reserve Account Deposit Amount into the Reserve Account and (ii) wire the remaining proceeds of the Advance directly to the Seller, as designee of the Borrower, using the wire instructions set forth above, which shall constitute a payment in respect of the Borrower’s obligation to the Seller to deliver the purchase price for the Receivables and other Purchased Assets being acquired by the Borrower from the Seller (and pledged by Borrower to the Collateral Trustee) on the applicable Advance Date.

Exhibit A-1

The Borrower, through its Authorized Officer, hereby certifies as follows:

(a)The terms of Section 4.01(i) of the Credit Agreement apply to the information set forth in this Certificate and the below documents sent together herewith, as if such Section 4.01(i) of the Credit Agreement were fully set forth herein:
Attachment I: Summary Information
Attachment II: Purchased Receivables Confirmation under the Receivables Purchase Agreement
Attachment III: Eligible Receivables List*
Attachment IV: Borrowing Base Certificate*
Accompanying Documentation: Data File* and Advance Rate Model*
*Pro Forma as of Advance Date after giving effect to acquisition of new Receivables and Advance.
(b)All representations and warranties set forth in Section 4.01 of the Credit Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) on the date hereof and will be true and correct on the Advance Date, both before and after giving effect to the Advance (and the simultaneous acquisition by the Borrower of new Receivables) (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date).
(c)All applicable conditions set forth in Section 5.02 of the Credit Agreement with respect to such Advance have been satisfied and will be satisfied on the Advance Date both before and after giving effect to such Advance.
(d)On the date hereof and as of the Advance Date, both before and after giving effect to the Advance, no Default, Event of Default or Amortization Event shall have occurred or be continuing, or will arise as a result of such Advance.
(e)Seller’s Liquidity, on the date hereof and on the Advance Date, both before and after giving effect to the Advance (and the simultaneous acquisition by the Borrower of new Receivables and payment of the purchase price therefor), shall not be less than $[***].
(f)Seller has delivered to the Custodian and the Custodian has sole possession (with “control” by the Collateral Trustee, for the benefit of the Secured Parties), of the Receivable Document Packages with respect to the Receivables to be transferred to the Borrower on the related Advance Date, and such other documentation and information (or Data File) as required under the Servicing Agreement or reasonably requested by the Custodian, all of the foregoing of which shall be true, complete and correct in all material respects on the date hereof and on the Advance Date.
(g)The foregoing calculations and determination were made in good faith and the Borrower agrees that such information will be immediately updated if necessary on the related Advance Date, if not accurate as of the close of business on such date.

Exhibit A-2

LENDINGCLUB WAREHOUSE I LLC

By: _____________________
Name:
Title:
Date:

Exhibit A-3

ATTACHMENT I
TO
ADVANCE NOTICE

SUMMARY INFORMATION AND COMPLIANCE CHECK

	METRIC	AMOUNT AS OF ADVANCE DATE
A	AGGREGATE LOAN AMOUNT (IMMEDIATELY PRIOR TO ADVANCE)
B	AMOUNT OF ADVANCE
C	AGGREGATE LOAN AMOUNT (AFTER ADVANCE) (A + B)
D	ELIGIBLE POOL BALANCE (PRO FORMA BASIS WITH NEW RECEIVABLES TO BE ACQUIRED ON ADVANCE DATE)
E	EXCESS CONCENTRATION (PRO FORMA BASIS WITH NEW RECEIVABLES TO BE ACQUIRED ON ADVANCE DATE)
F	NET ELIGIBLE POOL BALANCE (D – E) (PRO FORMA BASIS WITH NEW RECEIVABLES TO BE ACQUIRED ON ADVANCE DATE)
G	ADVANCE RATE (PRO FORMA BASIS WITH NEW RECEIVABLES TO BE ACQUIRED ON ADVANCE DATE)
H	BORROWING BASE (F·G) (PRO FORMA BASIS WITH NEW RECEIVABLES TO BE ACQUIRED ON ADVANCE DATE)
I	FACILITY LIMIT	$250,000,000
	COMPLIANCE CHECK: C ≤ H C ≤ I	TRUE

ATTACHMENTS TO ADVANCE NOTICE:

COPY OF PURCHASED RECEIVABLES CONFIRMATION UNDER RPA

LIST OF PURCHASED RECEIVABLES FOR ADVANCE DATE
BORROWING BASE CERTIFICATE

ADVANCE RATE MODEL

DATA FILE TO BE MADE AVAILABLE ELECTRONICALLY

Exhibit A-4

EXHIBIT B
TO CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
________, ____
This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”) is by and among the following:
Assignor Lender:_______________________ (“Assignor”)
Assignee Lender:_______________________(“Assignee”)
Assignment Effective Date:_______________________
Check One: __ Conduit Lender __ Committed Lender
Related Group Members:_____________________
Percentage Assigned:__________% (the “Percentage”)
Reference is made to that certain Warehouse Credit Agreement, dated as of October 10, 2017 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), among LendingClub Warehouse I LLC (the “Borrower”), Wilmington Trust, National Association, as Paying Agent and Collateral Trustee, the Lenders from time to time party thereto (the “Lenders”), and Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under the Credit Agreement.
Each of the undersigned hereby agree as follows:
1.    Purchase and Sale of Interest. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an undivided percentage interest (equal to the Percentage) in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Assignment Effective Date (the “Transferred Interest”), including, without limitation, the Percentage of the following: the Assignor’s [Commitment], the Assignor’s Loan Amount, and all interest, fees, and other Obligations owing to the Assignor that are accrued but unpaid as of the Assignment Effective Date. After giving effect to such sale and assignment, the Assignee will be a [Committed Lender] [Conduit Lender] in the Related Group shown above.
2.    Purchase Price. As consideration for the sale and assignment of the Transferred Interest contemplated in Section 1 above, the Assignee shall pay to the Assignor on the Assignment Effective Date in immediately available funds an amount equal to $[__________], representing the purchase price payable by the Assignee for the Transferred Interest sold and assigned to the Assignee under this Assignment and Assumption Agreement.
2.    Representations and Disclaimers of Assignor. The Assignor:
(a)    represents and warrants that it is the legal and beneficial owner of the Transferred Interest, free and clear of any Liens;

Exhibit B - 1

(b)    makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Transaction Document, or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing; and
(c)    makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Servicer, or the performance or observance by either such party (or any other Person) of any of its respective obligations under the Credit Agreement, any other Transaction Document, or any other instrument or document furnished pursuant thereto.
3.    Representations and Agreements of Assignee. The Assignee:
(a)    confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement;
(b)    agrees that it will, independently and without reliance upon the Administrative Agent, any other Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(c)    appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Transaction Documents as are delegated to each such Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(d)    agrees that, on and after the Assignment Effective Date, it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and this Assignment and Assumption Agreement are required to be performed by it as a [Committed Lender] [Conduit Lender] and to be bound to the terms of the Credit Agreement as a Lender thereunder as fully and completely as if it were an original signatory thereto;
(e)    specifies as its address for notices the office set forth beneath its name on the signature pages hereof;
(f)    represents that this Assignment and Assumption Agreement has been duly authorized, executed and delivered by the Assignee pursuant to its powers and constitutes the legal, valid and binding obligation of the Assignee, enforceable in accordance with its terms, subject to bankruptcy and equitable principles; and
(g)    is and so long as it is a Lender shall at all times be either an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
4.    Effectiveness of Assignment. This Assignment and Assumption Agreement shall become effective on the first date on or after the Assignment Effective Date on which it has been executed by the parties hereto but, unless the parties otherwise mutually agree, the assignment shall be deemed to take effect (and all economic calculations shall be made) giving effect to the Assignment Effective Date as the effective date of such assignment.
5.    Rights of the Assignee. Upon such acceptance and recording by the Paying Agent, as of the Assignment Effective Date, (i) the Assignee shall (if not already a party) be and become a

Exhibit B - 2

party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement with respect to the Transferred Interest acquired hereunder, have the rights and obligations of a [Committed Lender] [Conduit Lender] thereunder and hereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement with respect to the Transferred Interest transferred hereby, relinquish its rights and be released from its obligations under the Credit Agreement.
6.    Payments. Upon such acceptance of this Assignment and Assumption Agreement and recordation hereof in the Register, all payments under the Credit Agreement in respect of the Transferred Interest (including accrued interest and fees) shall be made to the Assignee in accordance with the Credit Agreement. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Effective Date directly between themselves.
7.    GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5‑1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).
[signature pages to follow]

Exhibit B - 3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
[NAME OF ASSIGNOR]

By:
    Name:
    Title:
[NAME OF ASSIGNEE]

By:
    Name:
    Title
EFFECTIVE DATE: ____ DAY OF _______, 20____ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
CITIBANK, N.A., as Administrative Agent
By:
    Name:
    Title
[if required per CA:]
AGREED TO THIS ____ DAY OF _______, 20____
LENDINGCLUB WAREHOUSE I LLC

By:
    Name:
    Title

Exhibit B - 4

EXHIBIT C
TO CREDIT AGREEMENT
FORM OF BORROWING BASE CERTIFICATE/COMPLIANCE CERTIFICATE

Date:________________________ (“Certificate Date”)

Reference is made to the Warehouse Credit Agreement, dated as of October 10, 2017 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”), among LendingClub Warehouse I LLC (the “Borrower”), Wilmington Trust, National Association, as Paying Agent and Collateral Trustee, the Lenders from time to time party thereto (the “Lenders”), and Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under the Credit Agreement

As used in this Certificate, “Applicable Pro Forma Date” means (a) if this Certificate is being delivered in connection with an Advance Notice, the related Advance Date; (b) if this Certificate is being delivered in connection with a Prepayment/Release Notice that provides for a Release, the related Prepayment/Release Date; and (c) if this Certificate is being delivered in connection with a Servicer’s Monthly Settlement Certificate, the related Settlement Date.

BORROWING BASE AND COMPLIANCE CERTIFICATION: The Servicer, through its Authorized Officer, hereby certifies, for the benefit of the Administrative Agent, the Paying Agent, the Collateral Trustee, and the Lenders, as follows:
(a)the Borrowing Base calculation and Data File set forth in Annex I hereto was prepared under my supervision;
(b)the terms of Section 4.1(g) of the Servicing Agreement apply to the Borrowing Base calculation and each of the components thereof, the Data File, the Advance Rate Model, and any other attachments hereto and the information set forth herein and therein, as if such Section 4.1(g) were fully set forth herein;
(c)there is no Borrowing Base Deficiency on the date hereof and, if applicable, on the Applicable Pro Forma Date (after giving effect to any sale or acquisition of Receivables by the Borrower, Release of Purchased Receivables, and any prepayments or distributions to be made on such date);
(d)all representations and warranties of Seller, Servicer and Borrower set forth in each of the Transaction Documents are true and correct in all material respects on the date hereof and, if applicable, on the Applicable Pro Forma Date (after giving effect to any sale or acquisition of Receivables by the Borrower, Release of Purchased Receivables, and any prepayments or distributions to be made on such date) (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and
(e)on the date hereof and, if applicable, on the Applicable Pro Forma Date (after giving effect to any sale or acquisition of Receivables by the Borrower, Release of Purchased Receivables, and any prepayments or distributions to be made on such date), no Default, Event of Default or Amortization Event shall have occurred or be continuing, or will arise as a result of any sale or acquisition of Receivables by the Borrower, Release of Purchased Receivables, and any prepayments or distributions to be made on such Applicable Pro Forma Date.
(f)DUTY TO UPDATE: If this Certificate is being delivered in connection with any Applicable Pro Forma Date, the undersigned hereby undertakes the obligation to update the information, representations, warranties, and certifications provided herein and in each Annex attached hereto if any such information, representations, warranties, or certifications are no longer true, complete and correct in all material respects on and as of such Applicable Pro Forma Date (after giving effect to all activity to take place on such date) except to the extent such information, representations, warranties, and certifications expressly relate to any earlier date, as of such earlier date.

Servicer has executed this Borrowing Base Certificate through its Authorized Officer on the date first specified above.

Exhibit C-1

LENDINGCLUB CORPORATION, as Servicer

By:__________________________
Name/Title:____________________

ATTACHMENTS: DATA FILE WITH COMPLETION OF INFORMATION PER ALL TABS INCLUDING DATA TAB (WITH RECEIVABLES DATA), ADVANCE RATE MODEL (SHOWING ADVANCE RATE CALCULATION); BORROWING BASE TAB (SHOWING BORROWING BASE CALCULATION), BAM! TAB (BUSINESS ACTIVITY MONITORING DATA), LOSS CALCULATION TAB (SHOWING CALCULATION OF VINTAGE LOSS PERCENTAGE); AND SERVICER REPORT TAB (SHOWING COMPLIANCE WITH DELINQUENCY RATIO, VINTAGE LOSS RATIO, AND OTHER APPLICABLE INFORMATION)

Exhibit C-2

EXHIBIT D
TO CREDIT AGREEMENT

Seller/Servicer’s Credit and Collection Policy

As used herein, the “Credit and Collection Policy” is all credit, collection and servicing policies, procedures, manuals, and standards of LendingClub, as Seller or Servicer, initially as in effect on the date hereof and as hereafter revised and in effect at any time (subject to Section 6.02(f)), as evidenced by LendingClub’s internal records, including, without limitation, all such policies, procedures, manuals, and standards that are given to any LendingClub employee or contractor or are part of any software or program used by LendingClub. The Credit and Collection Policy shall include, by way of example and not limitation, all such policies, procedures, manuals and standards that are applied: [***].
[***]

Prime Loan Program - “Credit Criteria”1

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Near Prime Loan Program - “Credit Criteria”2

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***][3]
[***]	[***]
[***]	[***]
[***]	[***]

1    [***]
2    [***]
3    [***]

Exhibit D - 1

Effective: October 19, 2016
1. Why We Have It
Lending Club aims to provide superior customer service. Therefore, we maintain comprehensive debt collection processes and comply with all requirements of the Fair Debt Collection Practices Act (FDCPA) and related laws and regulations. We also have standard operating procedures that ensure effective and customer-friendly debt collection, as guided by this policy.
2. Terms Used
Consumer - Under FDCPA, any natural person obligated or allegedly obligated to pay any debt.
Commercial debt - Any financial obligation incurred for the purpose of running a business.
Debt collectors - Under FDCPA, entities considered to be “debt collectors” generally include:
Third parties, such as collection agencies and collection attorneys, collecting on behalf of lenders.
Lenders collecting their own debts, when using an assumed name.
Collection agencies that acquire debt at a time when it is already in default.
Fair Debt Collection Practices Act (FDCPA) - A consumer protection amendment to the Consumer Credit Protection Act. The FDCPA establishes guidelines for how debt collectors conduct business, prohibiting deceptive, unfair, and abusive collection practices. It also defines consumer rights and applies to a consumer’s personal, family, or household debts. [***].
Mini-Miranda disclosure - A required disclosure to inform the customer in both oral and written communication that the communication is from a debt collector who is attempting to collect a debt and any information gathered will be used for that purpose.
3. Who Needs to Follow It
[***]
4. Who's Responsible for Maintaining It
[***]
5. Policy
[***]
5.1. What Is Payment Solutions’ Role?
[***]

Exhibit D - 2

5.2. Providing Training
[***]
5.3. Handling Payment Delinquencies In-House
[***]
5.4. Working with Third-Party Collection Agencies
[***]
5.5. Knowing the Regulatory Environment
[***]
5.5.1. Unfair, Deceptive, or Abusive Acts
[***]
5.5.2. Customer Privacy
[***]
5.5.3. Electronic Payments
[***]
5.5.4. Fair Lending
[***]
6. How We Communicate It
[***]
7. How We Enforce It
[***]
8. Documents Related to It
[***]

Exhibit D - 3

Charge-Off Policy
Effective: July 31, 2017
Why We Have It

The Federal Financial Institutions Examination Council (FFIEC) and the Federal Deposit Insurance Corporation (FDIC) have issued rules to financial institutions like LendingClub that define how and when to charge-off loans that are delinquent.

Who Needs to Follow It

[***]

Who's Responsible for Maintaining It

[***]

Policy

[***]

Specific Scenarios for Personal Loans

[***]

Bankruptcy

[***]

Deceased Borrowers

[***]

Fraudulent Loans

[***]

Specific Scenarios for Business Loans

[***]

Bankruptcy

[***]

Deceased Sole Proprietor

[***]

Exhibit D - 4

Fraudulent Loans

[***]

Specific Scenarios for Auto Loans
Bankruptcy

[***]

Repossessed Vehicles

[***]

Deceased Borrowers

[***]

Fraudulent Loans

[***]

How We Communicate It

[***]

How We Enforce It

[***]

Documents Related to It

[***]

Exhibit D - 5

EXHIBIT E
TO CREDIT AGREEMENT

FORM OF FINANCIALS COMPLIANCE CERTIFICATE

Date: ________, 20___

Citibank, N.A., as Administrative Agent, on behalf of itself and the Lenders
Wilmington Trust, National Association, as Paying Agent

Ladies and Gentlemen:
This Financials Compliance Certificate (this “Certificate”), for the fiscal [quarter][year] ending ____________, 20__ (the “Relevant Period”), is furnished pursuant to Section 6.01(l) of that certain Warehouse Credit Agreement, dated as of October 10, 2017 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”), among LendingClub Warehouse I LLC (the “Borrower”), Wilmington Trust, National Association, as Paying Agent (in such capacity, “Paying Agent”) and Collateral Trustee (in such capacity, “Collateral Trustee”), the Lenders from time to time party thereto (the “Lenders”), and Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the respective meanings assigned thereto under the Credit Agreement.
The undersigned, as an Authorized Officer of the Borrower and LendingClub, hereby certifies as of the date hereof that he/she is the __________ of the Borrower and the ________ of Lending Club and that, as such, he/she is authorized to execute and deliver this Certificate on behalf of the Borrower and LendingClub, and that:

1.
Together with this Certificate, the undersigned has delivered the financial statements and information of each of LendingClub and/or the Borrower for the Relevant Period as required pursuant to Section 6.01(k) of the Credit Agreement (the “Financial Statements”).

2.
The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a detailed review of the transactions and condition of the Borrower and LendingClub during the Relevant Period.

3.
The Financial Statements of LendingClub or the Borrower, as applicable, present fairly in all material respects the financial condition and results of operations of such Person (and, in the case of LendingClub, its consolidated Subsidiaries on a consolidated basis) in accordance with GAAP consistently applied, subject, in the case of interim Financial Statements, to normal year-end audit adjustments and the absence of footnotes.

4.
Such review has not disclosed the existence at any time on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default[, except for such conditions or events listed below, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto].

5.
None of the Originator, Seller or Borrower has changed its name, chief executive office, jurisdiction of organization, or form of organization in any manner without having given the Administrative Agent the prior notice (and, if applicable, received such consent) as required by Section 6.02(i) of the Credit Agreement.

Exhibit E-1

6.
All representations and warranties set forth in Section 4.01 of the Credit Agreement are true and correct in all material respects on the date hereof (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

7.	The Seller is in compliance with the Seller Financial Covenants, and the information set forth below is true, complete and correct:

LIQUIDITY: The Liquidity of LendingClub and its consolidated Subsidiaries (including, without limitation, Borrower), as of any date of determination, shall not be less than required minimum.	ACTUAL: $__________	REQUIRED MINIMUM: $[***]

TOTAL NET LEVERAGE RATIO:
The Total Net Leverage Ratio shall not, as at the last day of any period of four consecutive Fiscal Quarters ending with identified Fiscal Quarter, exceed the corresponding identified ratio.
	ACTUAL:	Maximum Total Net Leverage Ratio for preceding four fiscal quarters
Four Quarters Ending December 31, 2017: [***]
Four Quarters Ending March 31, 2018: [***]
Four Quarters Ending June 30, 2018 and the last day of each subsequent fiscal quarter: [***]
[Signature Immediately Follows]

Exhibit E-2

IN WITNESS WHEREOF, the undersigned has executed this Financials Compliance Certificate as of the day and year first above written.

By _________________________, solely on behalf of and as an Authorized Officer of each of LendingClub Corporation and LendingClub Warehouse I LLC

Name:_____________________________

Title:______________________________

Exhibit E-3

EXHIBIT F
TO CREDIT AGREEMENT

FORM OF PREPAYMENT/RELEASE NOTICE*

Citibank, N.A., as Administrative Agent, on behalf of itself and the Lenders
Wilmington Trust, National Association, as Paying Agent

Ladies and Gentlemen:

This Prepayment/Release Notice is delivered to you pursuant to Section 2.04 of that certain Warehouse Credit Agreement, dated as of October 10, 2017 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”), among LendingClub Warehouse I LLC (the “Borrower”), Wilmington Trust, National Association, as Paying Agent and Collateral Trustee, the Lenders from time to time party thereto (the “Lenders”), and Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under the Credit Agreement.

PREPAYMENT/RELEASE DATE:	_________________, 20__
TOTAL PREPAYMENT AMOUNT	$________________________
PRO FORMA RESERVE ACCOUNT PREPAYMENT AMOUNT (to be released from Reserve Account)	$________________________
NET FUNDS FROM BORROWER (other than from Reserve Account) (B – C)	$________________________
AGGREGATE PRINCIPAL BALANCE OF RECEIVABLES TO BE RELEASED	$________________________

*	ALL TERMS IN THIS CERTIFICATE THAT ARE IN BRACKETS SHOULD ONLY BE ADDED IF THERE IS A RELEASE AND DO NOT APPLY IF THERE IS A PREPAYMENT ONLY

Exhibit F - 1

The Borrower, through its Authorized Officer, hereby certifies as follows:
a.That the terms of Section 4.01(i) of the Credit Agreement apply to the information set forth in this Certificate and the below documents sent together herewith, as if such Section 4.01(i) of the Credit Agreement were fully set forth herein:
Attachment I: Summary Information
[Attachment II: Receivables List (showing Receivables subject to Release and remaining Eligible Receivable pool after Release)]
[Attachment III: Borrowing Base Certificate] †
[Accompanying Documentation: Data File and Advance Rate Model] †
† Pro Forma as of Prepayment/Release Date after giving effect to the Release and prepayment
b. [All representations and warranties set forth in Section 4.01 of the Credit Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) on the date hereof and will be true and correct on the Prepayment/Release Date, both before and after giving effect to the Release on such date, (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date).]
c.[All applicable conditions set forth in Section 5.02 of the Credit Agreement with respect to such Release have been satisfied and will be satisfied on the Prepayment/Release Date both before and after giving effect to such Release.]
d.[On the date hereof and as of the Prepayment/Release Date, both before and after giving effect to the Release, no Default, Event of Default or Amortization Event shall have occurred or be continuing, or will arise as a result of such Release.]
e.[Servicer did not use selection procedures intentionally designed to have an adverse effect on the Secured Parties when selecting Purchased Receivables within any particular Cohort to be subject to such Release relative to Purchased Receivables in the same Cohort not selected for such Release; provided, the foregoing does not apply to selections between or among different Cohorts.]
f.Seller’s Liquidity, on the date hereof and on the Prepayment/Release Date, both before and after giving effect to any Release and/or prepayment on such date, shall not be less than $[***].
g.The foregoing calculations and determination were made in good faith and the Borrower agrees that such information will be immediately updated if necessary on the related Prepayment/Release Date, if not accurate as of the close of business on such date.

Exhibit F - 2

LENDINGCLUB WAREHOUSE I LLC

By: ___________________________
Name:

Title:
Date:

Exhibit F - 3

ATTACHMENT I
TO
PREPAYMENT/RELEASE NOTICE

SUMMARY INFORMATION AND COMPLIANCE CHECK

	METRIC	AMOUNT AS OF ADVANCE DATE
A	AGGREGATE LOAN AMOUNT (PRIOR TO PREPAYMENT)
B	AMOUNT OF PREPAYMENT
C	AGGREGATE LOAN AMOUNT (AFTER PREPAYMENT) (A – B)
D	ELIGIBLE POOL BALANCE (PRO FORMA BASIS AFTER GIVING EFFECT TO RELEASE)
E	EXCESS CONCENTRATION (PRO FORMA BASIS AFTER GIVING EFFECT TO RELEASE)
F	NET ELIGIBLE POOL BALANCE (D – E) (PRO FORMA BASIS AFTER GIVING EFFECT TO RELEASE)
G	ADVANCE RATE (PRO FORMA BASIS AS OF PREPAYMENT/RELEASE DATE)
H	BORROWING BASE (F·G) (PRO FORMA BASIS AFTER GIVING EFFECT TO RELEASE)
I	FACILITY LIMIT	$250,000,000
	COMPLIANCE CHECK: C ≤ H C ≤ I	TRUE

ATTACHMENTS
TO
PREPAYMENT/RELEASE NOTICE

[LIST OF RECEIVABLES SUBJECT TO RELEASE/ POOL AFTER RELEASE]
[BORROWING BASE CERTIFICATE]

[DATA FILE TO BE MADE AVAILABLE ELECTRONICALLY]

[ADVANCE RATE MODEL]

Exhibit F - 4

EXHIBIT G
TO CREDIT AGREEMENT

FORM OF SERVICER’S MONTHLY SETTLEMENT CERTIFICATE
Re: Warehouse Credit Agreement, dated as of October 10, 2017 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”), among LendingClub Warehouse I LLC (the “Borrower”), Wilmington Trust, National Association, as Paying Agent and Collateral Trustee, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under the Credit Agreement.
Prepared by LendingClub Corporation, as Servicer (“Servicer”)

Certificate Date:_______________________
Settlement Date:_____________________
On the Settlement Date above, all amounts on deposit in the Collection Account shall be applied by the Paying Agent as follows (subject to right of objection by Administrative Agent per terms of Credit Agreement):

PRIORITY LEVEL	PAYMENT OBLIGATION	PAYEE	WIRING INSTRUCTIONS	AMOUNT
FIRST	Fees, Reimbursable Expenses and Indemnities (subject to annual cap per Credit Agreement)	Administrative Agent		$
		Paying Agent		$
		Custodian		$
		Collateral Trustee		$
		Account Bank		$
SECOND	Servicing Fee	Servicer	.	$
THIRD	Backup Servicing Fee and Indemnities (subject to annual cap per Credit Agreement)	Backup Servicer		$
FOURTH	Interest Period Invoice Amount	Administrative Agent (on behalf of the Lenders)		$
FIFTH	Section 2.07 – 2.09 Payments	Administrative Agent (on behalf of the Lenders)		$

Exhibit G-1

SIXTH	Borrowing Base Deficiency of Scheduled Prepayment	Administrative Agent (on behalf of the Lenders)	$
SEVENTH	Required Reserve Account Deposit Amount	Reserve Account	$
EIGHTH	After Commitment Termination Date or During Outstanding Amortization Event, all Available Funds (until Aggregate Loan Amount = 0)	Administrative Agent (on behalf of the Lenders)]	$
NINTH	Remaining Obligations (including fees, expenses, indemnity payments not listed above)	[List Applicable Secured Parties]	$
TENTH	REMAINDER	Borrower or its designee	$

The Servicer, through its Authorized Officer, hereby certifies as follows:
(a)As of the date hereof and as of the Settlement Date listed above (after giving effect to all distributions and transfers contemplated on such date), each of the Borrower, Seller and Servicer is and will be Solvent and no Amortization Event, Event of Default, Default, Seller Default, Servicer Default or event that, with the giving of notice or passage of time or both, would become a Seller Default or a Servicer Default, has occurred or will occur as of such Settlement Date (after giving effect to all distributions and transfers contemplated on such date) [except as described on attachment if applicable].
(b)The terms of Section 4.1(g) of the Servicing Agreement apply to the information set forth in this Certificate and the below documents and information, which are delivered together herewith, as if such Section 4.1(g) of the Servicing Agreement were fully set forth herein:
(i)Borrowing Base Certificate, dated and current as of the close of business on the date preceding the delivery date for this Servicer’s Monthly Settlement Certificate, showing as of such date and on a pro forma basis as of the Settlement Date (after giving effect to all distributions, transfers and other activity to occur on such Settlement Date), the calculation of the Eligible Pool Balance, Excess Concentration Amount, and Borrowing Base;
(ii)Data File,
(iii)Portfolio Report providing (A) collections activity with respect to the Collateral for the immediately preceding Collection Period, (B) a detailed calculation of (1) the Delinquency Ratio as of the last day of the immediately preceding Collection Period and the three-month average of the Delinquency Ratios as of the last day of the three most recent Collection Periods; (2) the Vintage

Exhibit G-2

Loss Percentage (including, without limitation, each component thereof set forth on Schedule II to the Credit Agreement) as of the last day of the preceding Collection Period, (3) the “Cohort Loss Value” determined pursuant to the Model used to calculate the Advance Rate and the other applicable data (including, without limitation, with respect to any applicable adjustments forming part of such Advance Rate calculation) used in such Model (as referred to in Schedule II to the Credit Agreement), and (4) the income verification percentage of Eligible Receivables that are Purchased Receivables as of the last day of the preceding Collection Period;
(iv)[all other information requested by the Agents or Lenders for performance management and regulatory capital review].
(c)    Seller’s Liquidity, on the date hereof and on the Settlement Date, both before and after giving effect to any distributions to be made on the Settlement Date, shall not be less than $[***].
(d)    The foregoing calculations and determination were made in good faith.
(e)    The Servicer hereby agrees to update the information and certifications provided herein and in the attachments hereto if any such information or certifications are no longer true, complete and correct in all material respects on and as of the Settlement Date (after giving effect to all distributions on such date) except to the extent such information or certificate expressly relates to any earlier date, as of such earlier date.

Exhibit G-3

This Servicer’s Monthly Settlement Certificate is being delivered on the Certificate Date set forth above with respect to the Settlement Date set forth above by an Authorized Officer of the Servicer.
LendingClub Corporation, as Servicer

By:_____________________________________
Name/Title;______________________________

Exhibit G-4